SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]   Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive  Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 FIRSTMARK CORP.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.

[  ]  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:
             ..................................................................
         2)    Aggregate number of securities to which transaction applies:
             ..................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             ..................................................................
         4)    Proposed maximum aggregate value of transaction:
             ..................................................................
         5)    Total fee paid:
             ..................................................................

[X ]  Fee paid previously with preliminary materials.  (JUNE 17, 1996)

[  ]  Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:
             ..................................................................
      2)       Form, Schedule or Registration Statement No.:
             ..................................................................
      3)       Filing Party:
             ..................................................................
      4)       Date Filed:
             ..................................................................

                                 FIRSTMARK CORP.

                               One Financial Place
                           222 Kennedy Memorial Drive
                              Waterville, ME 04901
                                 (207) 873-6362


                         SPECIAL MEETING OF STOCKHOLDERS




                                                                October __, 1996


Dear Fellow Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of Firstmark Corp. (the "Company"), to be held at One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine, on ________, October __, 1996, commencing at 10:00 a.m.

         The sole purpose of the Meeting will be to act on two amendments to the Company's Articles of Incorporation (the "Amendments"). The first amendment will increase from 5,000,000 to 30,000,000 the number of shares of common stock that the Company is authorized to issue. The second amendment will opt the Company out of Section 910 of the Maine Business Corporation Act.

         Information concerning the Amendments is set forth in the attached Proxy Statement. The formal Notice of Special Meeting of Stockholders and the Proxy Statement are enclosed.

         I ask that you promptly sign, date and mail the enclosed Proxy in the enclosed postage-paid envelope provided for your convenience. This action will not prevent you from voting in person should you decide to attend the meeting.

         Since the vote of at least a majority of the shares outstanding is required, regardless of whether you attend the meeting or how many shares you own, it is extremely important that you vote your shares.
Thank you for your timely attention to this matter.

                                   Sincerely,



                                   James F. Vigue
                                   Chairman of the Board, President
                                    and Chief Executive Officer

                                 FIRSTMARK CORP.
                               One Financial Place
                           222 Kennedy Memorial Drive
                              Waterville, ME 04901
                                 (207) 873-6362

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER __, 1996

To the Stockholders of FIRSTMARK CORP.:

         NOTICE IS  HEREBY  GIVEN  that a special  meeting  (the  "Meeting")  of
Stockholders of Firstmark Corp. (the "Company") will be held at One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine, on ________, October __, 1996, commencing at 10:00 a.m to act upon the following matters:

         PROPOSAL NO. 1

         To approve an amendment to the Company's Articles of Incorporation to increase the amount of authorized Common Stock from 5,000,000 to 30,000,000 Shares (the full text of the amendment is attached to the Proxy Statement as Appendix A).

         PROPOSAL NO. 2

         To approve an amendment to the Company's Articles of Incorporation to opt out of Section 910 of the Maine Business Corporation Act (the full text of the amendment is attached to the Proxy Statement as Appendix B).

         The Board of Directors has established the close of business on October __, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Meeting or any such adjournments or postponements thereof.

         Please sign, date, and promptly mail the enclosed Proxy to ensure the presence of a quorum at the Meeting.
                                     By Order of the Board of Directors


                                     Ivy L. Gilbert, Secretary
Waterville, Maine
October __, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS EXERCISED.

                                TABLE OF CONTENTS

                                                                                                               Page

Introduction......................................................................................................1

Security Ownership of Management and Certain Beneficial Owners....................................................2

Proposal One
         Amendment of the Articles of Incorporation to Increase
         the Amount of Authorized Common Stock....................................................................3

Proposal Two
         Amendment of the Articles of Incorporation to Opt Out
         of Section 910 of Maine Business Corporation Act.........................................................4

The Consummated Acquisition.......................................................................................5
         General..................................................................................................5
         The Acquisition..........................................................................................6
         Certain Differences in Rights of Security Holders........................................................9
         Accounting Treatment.....................................................................................9
         Federal Income Tax Matters..............................................................................10
         Regulatory Approvals....................................................................................10
         Legal Opinion...........................................................................................10
         Market Prices and Dividends.............................................................................10

Firstmark Corp...................................................................................................12
         General.................................................................................................12
         Related Industry Segments...............................................................................12
         Subsidiaries............................................................................................13
         Employees...............................................................................................15
         Significant Customers...................................................................................15
         Competition.............................................................................................15
         Insured Risk and Loss Reserves..........................................................................15
         Regulation..............................................................................................16
         Reinsurance.............................................................................................17
         Properties..............................................................................................17
         Legal Proceedings.......................................................................................17

Firstmark Corp. Management's Discussion and Analysis
          of Financial Condition and Results of Operations.......................................................18

Independent Accountants..........................................................................................20

Southern Capital Corp............................................................................................22

Southern Capital Corp. Management's Discussion and Analysis
          of Financial Condition and Results of Operations.......................................................22





Pro Forma Financial Information..................................................................................24
         Pro Forma Balance Sheet.................................................................................25
         Pro Forma Statement of Income...........................................................................26
         Notes to Pro Forma Financial Information................................................................27

Proposals for 1996 Annual Meeting................................................................................27

Appendix A:       Proposed Amendment to Articles of Incorporation
                  to Increase the Amount of Authorized Common Stock.............................................A-1

Appendix B:       Proposed Amendment to Articles of Incorporation
                  to Opt Out of Section 910 of the Maine Business Corporation Act...............................B-1

Appendix C:       Agreement and Plan of Reorganization between Southern Capital Corp.,
                  Southern Capital Acquisition Corp. and Firstmark Corp. dated April 30, 1996...................C-1

Appendix D:       Financial Statements of Firstmark Corp........................................................D-1

Appendix E:       Financial Statements of Southern Capital Corp.................................................E-1



                                 FIRSTMARK CORP.

                                 PROXY STATEMENT

                                  INTRODUCTION

         The enclosed Proxy is solicited on behalf of the Board of Directors of Firstmark Corp. (the "Company") for use at the Special Meeting of Stockholders to be held on October __, 1996, or any adjournments thereof (the "Meeting"). The shares of the Company's common stock, par value $.20 per share (the "Common Stock"), of record on October __, 1996 represented by all validly executed Proxies received in time to be taken to the Meeting will be voted. It is the intention of the persons named in the Proxy to vote as instructed by the Stockholders, or, if no instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR approval of the amendments to the Company's Articles of Incorporation, which are set forth in Appendices A and B to this Proxy Statement (the "Amendments") and which are the only items on the Proxy.

         The principal executive offices of the Company are located at One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine 04901. The approximate date on which this Proxy Statement and the accompanying Proxy are being mailed to the Company's stockholders is October __, 1996.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a Proxy unless the stockholder votes his or her shares of Common Stock in person at the Meeting. Any notice revoking a Proxy should be sent to the Secretary of the Company, Ivy L. Gilbert, at Firstmark Corp., One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine 04901.

         The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit Proxies in person or by telephone.

         As of October __, 1996, the record date of the Meeting, the Company had outstanding _________ shares of Common Stock. Each share is entitled to one vote on the matters presented at the Meeting.

         The affirmative vote of at least a majority of the Company's shares of Common Stock which are entitled to vote at the Meeting is required for adoption of the Amendments. Abstentions and broker non-votes will not be considered a vote for, or a vote against, the Amendments.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 31, 1996, by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all of the directors and executive officers of the Company as a group. For the purposes of the following table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days. Except as otherwise indicated (i) each stockholder identified in the table possesses sole voting and investment power with respect to his shares, and (ii) the mailing address of each individual is Firstmark Corp., One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine 04901.


Name                                                Common Stock                     Percent

James F. Vigue                                      143,858(1)                        6.7%
Chairman of the Board, President,
Chief Executive Officer and Director

Ivy L. Gilbert                                      156,624(2)                        7.3%
Chief Financial Officer, Corporate
Secretary, Treasurer and Director

Robert A. Rice                                      --                                --
Vice President of Trading and Director

H. William Coogan, Jr.                              --                                --
Director

Donald V. Cruickshanks                              --                                --
Director

Susan C. Coogan                                     --                                --
Director

R. Brian Ball                                       --                                --
Director

All Directors and executive officers as a
group (7 persons)                                   194,108                           9.0%


--------
1        Includes 37,484 shares held as trustee for various trusts and 4,599 shares held by his spouse, Ivy L. Gilbert.
2        Includes 50,250 shares held as custodian for her minor children and
101,775 shares held by her spouse, James F. Vigue.

         In June 1996, Southern Capital Corp. ("SCC") was merged with and into Southern Capital Acquisition Corporation, a subsidiary of the Company. See "The Consummated Acquisition." As part of the merger, the shareholders of SCC received 40,000 shares of the Company's Series B, cumulative, non-voting preferred stock, par value $.20 per share. The preferred stock is not convertible by the holders, but may be converted by the Company into not less than 2,000,000 shares of the Common Stock, subject to adjustment if the market price of the Common Stock is less than $4.00 per share at the time of conversion. If not converted by the Company sooner, the preferred stock begins accruing dividends after January 1, 1997 and is redeemable at the option of the holders at a price of $200 per share after June 30, 1998. H. William Coogan, Jr., Donald V. Cruickshanks and Susan C. Coogan, Directors of the Company, were shareholders of SCC and are now holders of the Company's preferred stock.


                                  PROPOSAL ONE

                   AMENDMENT OF THE ARTICLES OF INCORPORATION
                TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK

         The Company's Board of Directors has unanimously approved and recommends to the stockholders that they adopt an amendment to Article Fifth of the Company's Articles of Incorporation that would increase the amount of authorized Common Stock from 5,000,000 shares to 30,000,000 shares. See "Proposed Amendment to Articles of Incorporation to Increase the Amount of Authorized Common Stock," attached hereto as Appendix A. As of October __, 1996, the Company had issued and outstanding ________ shares of Common Stock. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. No holder of Common Stock has any preemptive rights to acquire additional shares of Common Stock.

         The Company currently has outstanding 40,000 shares of cumulative, non-convertible, non-voting preferred stock, designated by the Board of Directors as Series B Preferred Stock (the "Preferred Stock"). The Preferred Stock currently has certain features, including dividend and redeemable rights, that could be adverse to the holders of Common Stock. See "The Consummated Acquisition - Voting Rights; Dividends; - Liquidation Preference; - Conversion;
- Redemption" and "Resolution of Firstmark Corp. Board of Directors" (Exhibit B to the Agreement and Plan of Reorganization between Southern Capital Corp., Southern Capital Acquisition Corp. and Firstmark Corp. dated April 30, 1996 (the "Acquisition Agreement"), attached hereto as Appendix C). The Preferred Stock, however, may be converted by the Company's Board of Directors into not less than 2,000,000 shares of Common Stock, and, at the present time, there are not enough shares of Common Stock authorized to allow for such a conversion. The Preferred Stock was issued in connection with the merger between Southern Capital Acquisition Corp., a wholly-owned subsidiary of the Company, and Southern Capital Corp., a Virginia corporation ("SCC"), that was consummated on June 7, 1996 (the "Acquisition"). See "The Consummated Acquisition."

         In addition, the Board of Directors believes that an increase in the number of shares of authorized Common Stock as contemplated by Proposal One would benefit the Company and its stockholders by giving the Company needed flexibility in its corporate planning and in responding to developments in the Company's business, including possible financing and acquisition transactions, stock splits or stock dividends and other general corporate purposes that require the issuance of additional shares of Common Stock. Having such authorized shares available for issuance would give the Company greater flexibility to respond to future developments and allow Common Stock to be issued without the expense and delay of a special stockholders' meeting. Unless otherwise required by applicable law or regulation, the additional shares of Common Stock will be issuable without further authorization by vote or consent of the stockholders and on such terms and for such consideration as may be determined by the Board of Directors.

         Adoption of Proposal One requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

         THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 30,000,000 SHARES IS IN THE BEST INTEREST OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.


                                  PROPOSAL TWO

                   AMENDMENT OF THE ARTICLES OF INCORPORATION
                          TO OPT OUT OF SECTION 910 OF
                         MAINE BUSINESS CORPORATION ACT

         The Company's Board of Directors has unanimously approved and recommends to the stockholders that they adopt an amendment to Article Eighth of the Company's Articles of Incorporation pursuant to which the Company would opt out of Section 910 of the Maine Business Corporation Act. See "Proposed Amendment to Articles of Incorporation to Opt Out of Section 910 of the Maine Business Corporation Act," attached hereto as Appendix B. Section 910 provides for the right of a stockholder to receive payment for his or her shares following a "control transaction." Specifically, following the acquisition by a person or group of at least 25% of those shares of a corporation that are entitled to vote in an election of directors, or of those shares within a class of shares that are entitled to vote in an election of directors, a stockholder may make a written demand on the person or group for payment of the fair value of that stockholder's shares. The stockholder would then be entitled to receive cash from the acquiring person or group in exchange for his or her shares. A corporation may opt out of Section 910 by so providing in its articles of incorporation.

         The current holders of the Preferred Stock were unable to acquire shares of Common Stock in the Acquisition because the Company did not have a sufficient number of authorized shares of Common Stock at the time of the merger. In addition, even if a sufficient number of shares had been authorized, the stockholders of SCC were unwilling to accept Common Stock because of a concern that one or more of them could have been considered a group acting in concert under Section 910, thereby triggering the potential cash payment obligations of that section. Accordingly, the stockholders of SCC received the Preferred Stock, which cannot be voted in elections of directors and is non-convertible by the holder. The Preferred Stock has certain features, including dividend and redemption rights, that are potentially unfavorable to the holders of Common Stock. Under the terms of the Preferred Stock, only the Company's Board of Directors can approve the conversion of the Preferred Stock into shares of Common Stock. A vote by stockholders to opt the Company out of
Section 910 will permit the Company's Board of Directors to make such a conversion before, for example, dividends and mandatory sinking fund payments on the Preferred Stock accrue and before holders of the Preferred Stock acquire the right to require the Company to redeem their shares. See "The Consummated Acquisition - Voting Rights; -

Dividends; - Liquidation Preference; - Conversion; - Redemption" and "Resolution of Firstmark Corp. Board of Directors" (Exhibit B to the Acquisition Agreement).

         In addition, Section 910, as currently implemented with respect to the Company, could have the effect of discouraging corporations that may be interested in merging with or acquiring the Company from entering into discussions with management or making offers to stockholders for all or part of the Company's shares at a premium above the current share price. Eliminating the applicability of Section 910 to the Company would eliminate one means by which the management of the Company could deter possible takeover bids.

         Adoption of Proposal Two requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

         THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO OPT OUT OF SECTION 910 OF THE MAINE BUSINESS CORPORATION ACT IS IN THE BEST INTEREST OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.


                           THE CONSUMMATED ACQUISITION

         The following section is a summary description of the material terms of the Acquisition, and is qualified in its entirety by reference to the Agreement and Plan of Reorganization between Southern Capital Corp., Southern Capital Acquisition Corp. and Firstmark Corp. dated April 30, 1996, which is attached as Appendix C hereto. As described below, the Acquisition did not require approval of the Company's stockholders and was consummated on June 7, 1996. At the Special Meeting, the Company's stockholders will be asked to vote only on the two amendments to the Company's Articles of Incorporation presented above, and not on the Acquisition. The business and financial information provided in this Proxy Statement is being furnished to stockholders for their information.

General

         The Company, through its wholly-owned subsidiary, Southern Capital Acquisition Corp. ("SCAC"), acquired Southern Capital Corp., a Virginia corporation ("SCC") in a transaction that was consummated on June 7, 1996. SCC merged into SCAC, and stockholders of SCC received 40,000 shares of the Preferred Stock.

         SCC, through its subsidiary, Southern Title Insurance Corporation ("STIC"), is principally engaged in the business of issuing title insurance. SCC is also involved in providing financial consulting advice to corporations and reviews investment opportunities for its own account. SCC also is an investor in Champion Broadcasting Corp., a small market radio acquisition company that acquires multiple stations in single markets ranked below the top 150 markets by Arbitron.

         The Company's principal executive offices are located at One Financial Place, 222 Kennedy Memoria Drive. Waterville, Maine 04901, and its telephone number is (207) 873-6362. SCC's principal executive offices are located at One James Center, 901 East Cary Street, Richmond, Virginia 23219, and its telephone number is (804) 648-6000.

The Acquisition

         The parties began discussions concerning a possible acquisition of SCC by the Company in early 1996. Negotiations continued over a period of several months. The Company proposed that it acquire SCC by way of a merger for 2,000,000 shares of the Company's Common Stock. However, two factors prevented the Company from concluding the acquisition as it had proposed. First, the Company has 5,000,000 shares of Common Stock authorized. While only _______ shares are issued and outstanding, the Company has possible commitments to issue up to an additional _______ shares of Common Stock in connection with stock options (if approved by the Company's stockholders), convertible preferred stock, warrants and convertible debentures. While it is possible that the Company would not be required to issue all of the shares called for by such instruments, if all such shares were issued, the Company would have _______ shares of Common Stock issued and outstanding. Thus, if the Company had issued 2,000,000 shares of its Common Stock in connection with the acquisition of SCC, it might have breached its obligations to holders of convertible preferred stock, warrants, convertible debentures and stock options.

         Additionally, even if the Company had a sufficient number of authorized shares of Common Stock to acquire SCC solely in exchange for Common Stock, the stockholders of SCC, as a group, would have held approximately 46% of the Company's issued and outstanding shares of Common Stock. Section 910 of the Maine Business Corporation Act, generally, gives a stockholder of a publicly held Maine corporation, such as the Company, the right to require any person or group of persons that acquires 25% or more of the shares entitled to vote in the election of directors, the right to require such person or group to purchase his or her shares for cash at fair market value. Although none of the stockholders of SCC, individually, would have held as much as 25% of the issued and outstanding shares of Common Stock, they were unwilling to take the risk that one or more of them would have been considered a group acting in concert, thus triggering a potential obligation to buy a substantial number of the shares held by other Company stockholders for cash.

         It is possible for a Maine corporation to opt out of Section 910 of the Maine Business Corporation Act by amending its articles of incorporation. Likewise, a Maine corporation can increase its authorized shares of common stock by amending its articles of incorporation. However, SCC was unwilling to condition the acquisition on a favorable vote of the stockholders of the Company on amendments to the Company's Articles of Incorporation that would have permitted the acquisition to be completed solely with shares of the Company's Common Stock.

         Accordingly, the acquisition of SCC was accomplished through a merger of SCC into SCAC in which the Company issued shares of the Preferred Stock, which are not entitled to vote in elections of directors. The terms of the Preferred Stock issued in the acquisition of SCC were structured to permit a prompt conversion of those shares into shares of Common Stock following the proposed amendments to the Company's Articles of Incorporation. Provided that the stockholders of the Company approve the proposed amendments to the Articles of Incorporation, the Company's Board of Directors will have the right at any time thereafter, to require a conversion of all of the shares of the Preferred Stock into Common Stock.

         SCC and its stockholders were willing to accept the Preferred Stock only on terms and conditions that provided them a high level of assurance that the holders of Common Stock would vote in favor of the proposed amendments to the Articles of Incorporation.

         Exhibit B to the Acquisition Agreement is the Resolution adopted by the Board of Directors of the Company that creates the rights and preferences of the Preferred Stock. Holders of the Company's Common Stock are encouraged to review the Resolution carefully.

         The Preferred Stock carries the following voting powers, rights and preferences.

         Voting Rights. Shares of the Preferred Stock are not entitled to vote for the election of Directors. Holders of shares of the Preferred Stock do have the right to vote on any amendment to the Company's Articles of Incorporation which adversely affects the voting powers, rights or preferences of any of the outstanding shares of the Preferred Stock. Additionally, the affirmative vote of holders of a majority of the issued and outstanding shares of the Preferred Stock is necessary to approve any merger, consolidation, other business combination or other transaction or action in which the Company would issue any of its capital stock or securities that are convertible into or exchangeable for any shares of the Company's capital stock. Thus, while the holders of the Preferred Stock have no right to vote for the election of Directors, without the vote of a majority of the holders of the Preferred Stock, the Company may not issue additional shares of its capital stock or any securities convertible into shares of the Company's capital stock.

         Dividends. No dividends will accrue on shares of the Preferred Stock until January 1, 1997. Thus, if the Preferred Stock is converted into Common Stock before January 1, 1997, no dividends will accrue or be payable with respect to the Preferred Stock.

         However, if the Preferred Stock has not been converted to Common Stock before January 1, 1997, dividends will begin to accrue on the Preferred Stock. Dividends will accrue at the rate of $16.00 per share per year in 1997; $20.00 per share per year in 1998; and $24.00 per share per year after 1998. Accordingly, if the Preferred Stock is not converted to Common Stock, dividends totalling $640,000 will accrue in 1997; dividends totalling $800,000 will accrue in 1998; and dividends totalling $960,000 per year will accrue each year after 1998.

         Dividends on the Preferred Stock are cumulative and are payable quarterly. That is, no dividends may be paid on the Company Common Stock unless all dividends that have accrued on the Preferred Stock have been declared and paid.

         Additionally, if the Company does not declare and pay any quarterly dividend on the Preferred Stock, holders of 80% of the issued and outstanding shares of the Preferred Stock may require the Company to pay dividends on the shares of the Preferred Stock in the form of additional shares of the Preferred Stock, which payment would have the effect of compounding the Company's dividend payment obligations.

         Liquidation Preference. In any liquidation, dissolution or winding up of the affairs of the Company, the holders of the Preferred Stock would be entitled to a payment of $200 per share, plus dividends accrued and unpaid, before any payment to holders of the Company's Common Stock. As a result, the liquidation preference of the 40,000 shares of the Preferred Stock would be a minimum of $8,000,000.

         Conversion. Provided that the Company's Articles of Incorporation have been amended to provide that Section 910 of the Maine Business Corporation Act shall not apply to the Company and the Company has available a sufficient number of authorized and unreserved shares of Common Stock, the

Company has the right to convert all of the shares of the Preferred Stock into Common Stock. The number of shares of Common Stock into which each share of the Preferred Stock is convertible is equal to the number arrived at by dividing $200, plus any accrued and unpaid dividends, by the conversion price per share. The conversion price per share is the lesser of $4.00 or the current market value of the Company's Common Stock at the time of conversion. For this purpose, "current market value" is defined to be the average of the asked and bid prices of Common Stock as reported by the Nasdaq Stock Market for the twenty consecutive trading days commencing twenty-five days before the conversion date. As a result, the minimum number of shares of Common Stock issuable to holders of the Preferred Stock is 2,000,000 shares. If the "current market value" of Common Stock declines below $4.00 per share, the number of shares of Common Stock issuable to the holders of the Preferred Stock would increase as the current market value decreases. For example, if the current market value at the conversion date were $3.00 per share, the number of shares of Common Stock issuable upon conversion of the Preferred Stock would be 2.67 million shares.

         Redemption. If any shares of the Preferred Stock remain outstanding at June 30, 1998, holders of a majority of such shares may require the Company to redeem such shares at a price of $200 per share, plus dividends accrued to the date fixed for redemption. If the holders of any shares of the Preferred Stock outstanding after June 30, 1998 exercise their right to be redeemed, the Company will have the right, instead of paying the redemption price in cash, to redeem such shares of the Preferred Stock by distributing pro rata to the holders of the Preferred Stock, 100% of the capital stock of SCAC.

         So long as any Preferred Stock is outstanding, the Company must set aside as a sinking fund for redemption of the Preferred Stock, on or before April 1 of each year, commencing April 1, 1997, the sum of $1.0 million. However, the Company will not be required to set aside in any year an amount greater than $25.00 multiplied by the number of shares of the Preferred Stock then outstanding. It is unlikely that the Company will have the financial resources to pay dividends on the Preferred Stock and make the required sinking fund payment.

         To provide the holders of the Preferred Stock with a high level of assurance that the Company will be in a position, if necessary, to fulfill its potential obligation to redeem the Preferred Stock, the Company has entered into an Escrow Agreement with the holders of the Preferred Stock and the law firm of Thompson & McMullan, P.C., Richmond, Virginia, as Escrow Agent (the "Escrow Agreement"). Holders of the Company's Common Stock are encouraged to review the Escrow Agreement, which is attached as Exhibit D to the Acquisition Agreement. Under the Escrow Agreement, all of the issued and outstanding shares of SCAC have been delivered to the Escrow Agent. Under the Escrow Agreement, the Escrow Agent will redeliver the shares of SCAC to the Company upon the conversion of all of the shares of the Preferred Stock into Common Stock, at which time the Escrow Agreement will terminate.

         If holders of the Preferred Stock exercise their right of redemption and the Company elects to pay the redemption price in shares of SCAC Common Stock, the Escrow Agent will deliver the shares of SCAC Common Stock to a representative of holders of the Preferred Stock (the "Representative"), who will split up and deliver the shares of SCAC Common Stock to the holders of the Preferred Stock.

         Under the Escrow Agreement, the Company retains the rights to receive dividends and other distributions on the SCAC Common Stock and, in most cases, to vote the SCAC Common Stock as long as the Company has not failed to declare and pay any cash dividend or make any sinking fund payment with respect to the Preferred Stock. However, even if the Company has made all required dividend and sinking fund payments, it may not exercise any voting right with respect to the SCAC Common Stock if, in the judgment of the Representative, such action would have a material adverse effect on the value of the SCAC Common Stock or any part thereof. Thus, as long as the Escrow Agreement is in effect, the Company may not dispose of the SCAC Common Stock or, among other things, vote the SCAC Common Stock in favor of any encumbrance or disposition of a substantial portion of the assets of SCAC.

         If the Company fails to make any dividend or sinking fund payment with respect to the Preferred Stock, its right to vote the SCAC Common Stock and its right to receive distributions with respect to the SCAC Common Stock terminate. In such a case, the right to vote the SCAC Common Stock would pass to the Representative and the Representative could be expected to immediately vote the shares of SCAC Common Stock for the election of a new Board of Directors of SCAC, who would operate SCAC in a manner designed to preserve its value, pending delivery of the shares of SCAC Common Stock to the holders of the Preferred Stock after June 30, 1998.

         On the effective date of the Acquisition, the Board of Directors of the Company was expanded by the appointment of H. William Coogan, Jr., Donald V. Cruickshanks, Susan C. Coogan and R. Brian Ball to the Board of Directors of the Company. Messrs. Coogan and Cruickshanks and Mrs. Coogan were the sole stockholders of SCC. Mr. Ball is an attorney and was a Director of SCC immediately prior to the Effective Date of the Acquisition. James F. Vigue, Ivy
L. Gilbert and Robert A. Rice were the Directors of the Company prior to the effective date of the Acquisition and remain as Directors of the Company. Messrs. Coogan, Cruickshanks and Ball and Mrs. Coogan were not Directors of the Company prior to the effective date and, prior to the effective date, owed no duty to the Company or its stockholders.

         Messrs. Vigue and Rice and Ms. Gilbert considered the terms of the transaction and concluded that it was in the best interests of the Corporation and its stockholders and that the terms of the Preferred Stock and Escrow Agreement involved risks that were reasonable for the Company to undertake in light of the potential benefits of the Acquisition to the Company and its stockholders. However, if the holders of the Company's Common Stock do not vote in favor of the proposed amendments to its Articles of Incorporation and the Company, therefore, is unable to convert the Preferred Stock into Common Stock, the effect on the Company and its stockholders would be material and adverse. It is likely that the Company would be unable to meet its dividend and sinking fund obligations to the holders of the Preferred Stock; that the Company would be unable to pay dividends on its Common Stock; that the Company would be unable to raise additional capital through the issuance of Common Stock or Preferred Stock or securities convertible into Common Stock or Preferred Stock; it would be unable to dispose of SCAC or vote the shares of SCAC Common Stock; and, finally, that SCAC, which presently represents more than half of the net worth of the Company, would be operated by a Board of Directors selected by a representative of the holders of the Preferred Stock which could be adverse to the Company.

Certain Differences in Rights of Security Holders

         Other than any effects through the issuance of Preferred Stock as described above, there are no material differences in the rights of holders of Common Stock as a result of the Acquisition.

Accounting Treatment

         The Acquisition was accounted for as a purchase for accounting and financial reporting purposes. Under this method of accounting, the purchase cost was allocated to the fair value of assets acquired and liabilities assumed based on valuations and other studies performed as of the date of the Acquisition.

Combined goodwill resulting from the Acquisition is being amortized over 20 years on a straight-line basis.

Federal Income Tax Matters

         There were no federal income tax consequences under the Internal Revenue Code of 1986, as amended, to stockholders of the Common Stock of the Company as a result of the Acquisition.

Regulatory Approvals

         The Acquisition was subject to approval by the Virginia State Corporation Commission's Bureau of Insurance (the "Commission") under Section 38.2-1323 of the Code of Virginia (the "Code"). Section 38.2-1323 of the Code requires any entity attempting "to acquire, through merger or otherwise, control of any domestic insurer, or any person controlling a domestic insurer" to file an application for approval of such acquisition with the Commission and obtain the approval of the Commission prior to acquiring such control. The Acquisition is subject to the provisions of Section 38.2-1323 of the Code since STIC is a Virginia title insurance company.

         The parties filed an Application for Approval of Acquisition of Control or Acquisition with a Domestic Insurer (Form A) with the Commission on February 23, 1996, as supplemented by letter dated April 24, 1996. The Commission approved the proposed acquisition on May 14, 1996.

Legal Opinion

         The validity of the Preferred Stock issued in connection with the Acquisition was passed upon by Lipman & Katz, P.A, Augusta, Maine.

Market Prices and Dividends

         SCC. Before the Acquisition, SCC was owned entirely by fewer than five stockholders. There had been and, at the time of the Acquisition, was no established public trading market for the equity of SCC.

         The Company. The Common Stock of the Company is traded on the Nasdaq SmallCap Market under the symbol of "FIRM". On June 7, 1996, the last day on which the Common Stock traded prior to the announcement of the Acquisition, the price for the Common Stock varied from a low of $4.375 to a high of $4.75 per share.

         The following table sets forth the high and low bid information for the Common Stock on the Nasdaq SmallCap Market for each quarter within the last two fiscal years.


Fiscal Year Ended June 30,                                                                         Bid Information

                                                                                               High                 Low

1995
         1st quarter............................................................               4.625               4.50
         2nd quarter............................................................               4.75                4.625
         3rd quarter............................................................               4.75                4.625
         4th quarter............................................................               4.625               4.625

1996
         1st quarter............................................................               4.25                4.00
         2nd quarter............................................................               4.375               4.00
         3rd quarter............................................................               4.50                4.375
         4th quarter............................................................               4.375               4.094



         As of August 31, 1996, there were approximately 647 stockholders of the Common Stock.

         The Company has never declared any cash dividends, and any future payment of dividends is solely in the discretion of the Board of Directors and is dependent upon the earnings and financial condition of the Company and such other factors as the Board of Directors from time to time may deem relevant.

                                 FIRSTMARK CORP.

General

         The Company was incorporated in Maine in January 1982. The Company has been an investment company that makes private investments in venture capital situations either in the form of pure equity investments or in the form of loans with an equity participation feature. In addition, the Company makes control investments in situations where the Company's management actually operates the business. Currently, the Company has numerous minority interest investments and one control investment in title insurance. The Company also actively trades public stocks and bonds and provides financial consulting services to a select number of individuals and institutions.

         In June 1996, SCC was merged with and into SCAC, a subsidiary of the Company. As part of the merger, the shareholders of SCC received 40,000 shares of the Company's Series B, cumulative, non-voting preferred stock, par value $.20 per share. The preferred stock is not convertible by the holders, but may be converted by the Company into not less than 2,000,000 shares of the Company's common stock, par value $.20 per share (the "Common Stock"), subject to adjustment if the market price of the Common Stock is less than $4.00 per share at the time of conversion. If not converted by the Company sooner, the preferred stock begins accruing dividends after January 1, 1997 and is redeemable at the option of the holders at a price of $200 per share after June 30, 1998.

         SCC, through its subsidiary, STIC, is principally engaged in the business of issuing title insurance. SCC is also involved in providing financial consulting advice to corporations and reviews investment opportunities for its own account. Currently, SCC is an investor in Champion Broadcasting Corp., a small market radio acquisition company that acquires multiple stations in single markets ranked below the top 150 markets by Arbitron.

         The title insurance industry is highly sensitive to the volume of real estate transactions and to interest rate levels. The Company is not subject to environmental litigation.

Related Industry Segments

         The following description is a summary of the Company's operations by industry segment.

Financial Services

         Financial services subsidiaries derive their revenues from commissions and fees generated from consulting, investment banking, the manufacturing of proprietary investment products and the marketing of investment and insurance products manufactured by others. In addition, the Company invests its own capital in marketable securities and other investments and makes various business and other loans.

         There is no geographical limitation to the financial services and investment segment. Through proper licensing with each State, these services may be provided nationwide.

Venture Capital

         The venture capital segment derives its revenue from interest earned on loans to companies in venture capital situations and from equity returns. Investment real estate transactions are also considered a source of revenues for this segment.

Title Insurance

         The title insurance related subsidiaries derive their revenues from policy premiums and other related fees for title abstracts, binder preparations and escrow closings. Title insurance policies are issued to buyers of real property and secured real property lenders. These policies customarily insure against title defects, liens and encumbrances that are not specifically exempted in the policy. Title insurance differs from other types of insurance because it is related to past events which affect title to the property at the time of closing and not to unforeseen future events. Revenues are generated from 14 directly owned and operated offices as well as an agency network of over 100 agents. The majority of these revenues are generated in the Commonwealth of Virginia. The sales and marketing efforts of STIC are generally targeted at the residential housing market.

Subsidiaries

         The Company attempts to serve the total financial needs of a broad range of clients. The following lists its subsidiaries and the services that they provide:

Firstmark Capital Corp.                              Acquired: June 1982

         The Company's financial planning subsidiary offers investment management services to Firstmark's affiliated partnerships by serving as general partner. The subsidiary also offers investment management, financial planning, estate and tax planning, and insurance planning. The subsidiary's revenues are derived by charging fees and receiving commissions on various products. The subsidiary has been in business since 1972 and is a Federally Registered Investment Advisory firm. Firstmark Capital Corp. has four certified financial planners and seven financial advisors.

Firstmark Investment Corp.                           Acquired: January 1986

         This subsidiary also serves as the Company's investment banking and
consulting   subsidiary.   Firstmark  Investment  Corp.  markets  the  Company's
proprietary investment products to other firms and serves as advisor and manager in some cases to the Company's equity funds.

Firstmark Properties Inc.                            Founded: 1985

         This subsidiary offers commercial and investment real estate brokerage services primarily to the Company's own holdings. The subsidiary also advises its parent company on real estate related acquisitions and projects. This subsidiary currently has five State of Maine Real Estate Agent licensed professionals affiliated with it.

Firstmark Corp.

         In addition to being the parent company, the Company also invests its own capital in various real estate and venture capital projects, business loans, and other investments.

QFAN Marketing Services, Inc.                        Founded: 1984

         This subsidiary provides consulting services to emerging growth companies. These services include business consulting, marketing consulting, financial public relations, and other promotional activities. In addition, this subsidiary holds certain real estate holdings of the Company.

Southern Capital Acquisitions Corp.                  Founded: 1996

         This subsidiary was established to serve as the corporation used to acquire the stock of SCC and SCC's subsidiaries. See "Description of Business -- General."

Investors Southern Corporation                       Acquired: 1996

         Investors Southern Corporation serves as the holding company for the title insurance and related operations.

         Subsidiaries of Investors Southern Corporation:

         Southern Title Insurance Corporation   Acquired: 1996 (Founded in 1925)

                  This subsidiary is a title insurance underwriter. It operates through a combination of 14 direct offices and over 100 agents.

         Southern Title Agency Corporation           Acquired: 1996

                  This subsidiary is a title insurance agency for two of the national title insurance underwriters.

         Southern Abstractors Corporation            Acquired: 1996

                  This subsidiary performs all title examinations and abstracts for all of the title insurance operations. Title examinations and abstracts involve the researching of court and other land records to find the status of title to that particular property.

         Glasgow Enterprises Corp.                   Acquired: 1996

                  This subsidiary is involved in title agency joint ventures with various partners. These joint ventures and the percentage of ownership are as follows:
                  Southern Title of Ohio, Inc.                75%
                  Southern Title of Ohio, Limited             75%
                  Southern Title of the Peninsula, LLC        70%
                  Southern Title of Chesapeake, Inc.          70%
                  Southern Title of North Carolina, LLC       70%

                  Virginia First Title and Escrow LLC         70%
                  Southern Agency, LC                         70%
                  Attorneys' Title Insurance Company LLC      50%
                  Southern Title of Roanoke, LLC              33%

         Southern Title Services, Inc.               Acquired: 1996

                  This company is a subsidiary of STIC and currently provides special title insurance and real estate transaction accommodation functions, such as exchanger in like kind exchanges and mechanics' lien agent for construction loans in Virginia.


         Firstmark and all of its subsidiaries are collectively hereinafter referred to as the "Company'.

Employees

         The Company and its subsidiaries have 148 total employees, of which 13 are part-time, as of June 30, 1996. The Company believes that its relations with its employees are good.

Significant Customers

         The Company does not receive more than 10% of its business or revenues from any single customer.

Competition

         The title insurance business is very competitive. Competition is based primarily on price, service, and expertise. Competition within the title insurance industry has increased as new local and regional title insurance operations as well as national companies are vying for market share. Title insurance underwriters also compete for agents on the basis of service and commission levels.

         The financial services industry is highly competitive. Everyone from bankers to securities brokers is marketing financial services. In recent years, competition has intensified as more people have entered the industry. Stock brokers have expanded into financial planning, banks are now buying out brokerage firms, insurance companies are doing the same, and all of them are calling themselves financial advisors. The Company feels, however, that it has developed an ability to identify and penetrate niche markets. In the venture capital area, the Company targets firms that are too small for the large firms to work with and too large for the smaller firms to service. This market is particularly  appealing  to a  company  the  Company's  size.  In the  financial consulting area, the Company has assembled a team of specialists with diversified backgrounds in investments, law and accounting. This specialist approach provides our individual and corporate clients with objective personalized service.

Insured Risk and Loss Reserves

         The insured risk or "face amount" of insurance under a title insurance policy is generally equal to either the purchase price of the property or the amount of the loan secured by the property. The insurer is also responsible for the cost of defending claims against the insured title. The insurer's actual exposure at any time is significantly less than the total face amount of policies in force because the risk on an owner's policy is often reduced over time as a result of subsequent transfers of the property and the reissuance of title insurance by other title insurance underwriters, and the coverage of the lender's policy is reduced and eventually terminated as a result of payment of the mortgage loan. Because of these factors, there is no practical way to ascertain the total contingent liability of a title underwriter on outstanding policies.

         In the ordinary course of business, STIC represents and defends the interests of their insured and provides on its books for estimated losses and loss adjustment expenses. In recent years, the cost of defending policy claims has increased. Title insurers are also sometimes subject to claims arising outside the insurance contract, such as for alleged negligence in search, examination or closing, alleged improper claims handling and alleged bad faith. The damages alleged in such claims may often exceed the stated liability limits of the policies involved.

         Liabilities for estimated losses and loss adjustment expenses are accrued when premium revenues are recognized and are based upon historical and anticipated loss experience. The resulting liability reflects discounted estimates of net costs to settle all reported claims and claims incurred but not yet reported to the company. Loss reserve calculations are based on annual reviews of the actual paid claims experience. Reserves for losses incurred but not reported (IBNR) are estimated based on the use of actuarial methods.

Regulation

         The title insurance businesses, in common with those of other insurance companies, are subject to comprehensive, detailed regulation in the jurisdictions in which they do business. Such regulation is primarily for the protection of policyholders rather than for the benefit of investors. Although their scope varies from place to place, insurance laws in general grant broad powers to supervisory agencies or officials to examine companies and to enforce rules or exercise discretion touching almost every significant aspect of the conduct of the insurance business. These powers include the licensing of companies and agents to transact business, the imposition of monetary penalties for rules violations, varying degrees of control over premium rates, the forms of policies offered to customers, financial statements, periodic reporting, permissible investments and adherence to financial standards relating to surplus, dividends and other criteria of solvency intended to assure the satisfaction of obligations to policyholders.

         State holding company acts also regulate changes of control in insurance holding companies and transactions and dividends between an insurance company and its parent or affiliates. Although the specific provisions vary, the holding company acts generally prohibit a person from acquiring a controlling interest in an insurer incorporated in the state promulgating the act or in any other controlling person of such insurer unless the insurance authority has approved the proposed acquisition in accordance with the applicable regulations. In many states, including Virginia, where STIC is domiciled, "control" is presumed to exist if 10% or more of the voting securities of the insurer are owned or controlled by a party, although the insurance authority may find that such control in fact does or does not exist where a person owns or controls either a lesser or a greater amount of securities. The holding company acts also impose standards on certain transactions with related companies, which generally include, among other requirements, that all transactions be fair and reasonable and that certain types of transactions receive prior regulatory approval either in all instances or when certain regulatory thresholds have been exceeded.

         The Insurance Law of Virginia limits the maximum amount of dividends which may be paid without approval by the Virginia Bureau of Insurance.

Reinsurance

         STIC distributes title insurance risks through the mechanism of reinsurance. In reinsurance agreements, the reinsurer accepts that part of the risk which the primary insurer (the "ceder") decides not to retain, in consideration for a portion of the premium. The ceder, however, remains liable to the insureds for the total risk, whether or not the reinsurer meets its obligation.

         At June 30, 1996, STIC had a treaty reinsurance agreement where all single policy risk in excess of $250,000 is reinsured.

Properties

Corporate Real Estate

         The Company's executive and administrative offices, consisting of approximately 4,000 square feet, are located in a 6,000 square foot building owned by the Pinnacle Investment Group ("Pinnacle"), a group consisting of four individuals, one of whom is an officer of the Company. This facility is leased from Pinnacle under a fifteen year lease terminating on December 31, 2003. The lease is renewable and negotiable after five years. The Company owns the parcel of land where its administrative offices are located. Pinnacle, however, holds an option to purchase the land for $60,000.

         The Company also owns 5,716 square feet of land and a two-story office building containing 3,842 square feet that contains the Charlottesville, Virginia office of STIC. The building is not encumbered and is in good operating condition. The brick structure was built in 1920 and renovated in 1985.

Investment Real Estate

         Investments in real estate are made for possible development of the property or immediate re-sale. Most real estate held by the Company consists of lakefront property, but non-lakefront property is also owned. The majority of the real estate owned by the Company is either developed or undeveloped raw land. The Company has one single-family housing unit that was acquired in connection with the moving of an employee.

         The Company's real estate properties are reviewed for impairment whenever events or circumstances indicate that the carrying value of such properties may not be recoverable.

Legal Proceedings

         Firstmark is involved in litigation from time to time in the ordinary course of business. As of June 30, 1996, the Company was not involved in any litigation.

         On August 7, 1996, Lake Anna Development, L.C. ("Lake Anna") filed a Motion for Judgment against STIC in the Circuit Court of Louisa County in the Commonwealth of Virginia. The Motion for Judgment alleges that STIC breached a contractual obligation under a title insurance policy that contained affirmative mechanics' lien coverage when STIC denied liability under the exclusions of the title insurance policy. STIC issued the title insurance policy at issue to the lender, a federal savings bank, in connection with the development of the insured project. Lake Anna alleges that it has succeeded to the position of the lender. The Motion for Judgment seeks relief in the amount of $1,342,374.38 plus interest from May 6, 1996. STIC denies any liability to the lender and is vigorously defending the claims asserted against it.


                                 FIRSTMARK CORP.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion provides information about the major components of the results of operations and financial condition, liquidity and capital resources of Firstmark Corp. This discussion and analysis should be read in conjunction with the Company's Financial Statements and the Notes to Financial Statements, which are attached to this Proxy Statement as Appendix D.

                              Results of Operations
                                  1996 vs. 1995

         Fiscal year 1996 was one of significant change for the Company. On June 7, 1996, the Company completed the acquisition of SCC, and as a result the Company's assets increased $11.4 million or 164% and its stockholders' equity by $8.75 million or 154%. As more fully explained in Note 2 to the Consolidated Financial Statements, the assets of SCC were merged into a wholly owned subsidiary of the Company in exchange for 40,000 shares of the company's Preferred Series B, cumulative, non-voting preferred stock. It is anticipated that these shares will be converted into at least 2,000,000 shares of the Common Stock. This larger balance sheet will allow the Company a broader base to build on and increase stockholders' equity.

         This increase in the assets and stockholders' equity was offset by $1.2 million of write-offs and reserves for venture capital investments and loans in several startup companies. Due to the uncertainty of these investments and loans, the Company's Board of Directors has described it as prudent to make these adjustments in the venture capital investments. The progress of these investments and the repayment of these loans will be actively managed for improvements which may allow the Company to recover these write-offs and reserves.

         Please note that the statement of earnings as shown in the Consolidated Financial Statements only includes the consolidated results of operations for SCC for the period of June 7, 1996 to June 30, 1996. It is anticipated that in the future the title insurance revenues will become the Company's major source of revenues.

         Pretax earnings decreased $1.5 million or 200% from 1995 largely as a result of the write-offs and reserves noted above.

         Revenues increased $.3 million or 11% from 1995 mainly as a result of $.8 million in title insurance revenues which were not present in 1995. This increase was offset by a decrease in real estate and timber revenues of $.7 million or nearly 100%. There were no timber revenues in 1996 as all timber has been harvested. The real estate market continues to be sluggish. The Company continues to believe that its properties, located largely on Maine lakes, will prove to be profitable investments over the longer term. As a result of management's review of the real estate holdings, the Company added an additional $20,000 to the reserve against real estate holdings. Investment gains increased $.2 million or 50% from 1995 mainly as a result of the Intercel stock distribution. Please see the Note 3 to the Consolidated Financial Statements for additional information on this investment.

         Expenses before write-offs of loans and investments increased $.6 million or 27% from 1995. This increase was mainly from increased employee compensation and benefits costs of $.7 million or 59% from 1995. This increase is attributed largely to SCC's insurance operations as the title insurance operations is highly labor intensive.

         During fiscal 1996 the Company had to make some hard decisions concerning its venture capital, investments, but with the decisions behind the Company and with the addition of the Southern Capital Corp. companies, management is working on strategies to return to profitability.

                              Results of Operations
                                  1995 vs. 1994

         Pre-tax earnings in 1995 increased 185% to $771,895 over the $271,003 level of 1994. Total expenses, 91% of revenues in 1994, only amounted to 75% of revenues in 1995. Total 1995 revenues of $3,054,453 were slightly lower than the prior year's $3,176,950.

         Real estate and timber revenues were higher in 1995 than in 1994 due to increased harvesting from the timber tract purchased in August 1993. This tract was completely harvested by June 30, 1995. The real estate market continues to be sluggish. However, in March 1994 the Company provided an additional write down of $296,000 related to its real estate holdings. The Company continues to believe its properties, located largely on Maine lakes, will prove to be profitable investments over the longer term.

         Commissions and fees went from $1,562,684 in 1994 to $1,665,078 in 1995. The 6.55% increase resulted both from increased consulting fees as well as additional revenues generated at the Firstmark Prime Securities division of Firstmark Investment Corp. in Portland, Maine. The property and equipment of Prime Securities were acquired and its employees were hired in April 1994; therefore, fiscal year 1995 was the first year which included a full year's worth of revenues.

         Gains on securities, $443,134, were significantly higher than in the prior year. Over $200,000 of these gains were due to the implementation of a trading program at Firstmark Prime Securities. In addition, the parent company changed its method of accounting for investments in equity securities and accordingly reported an unrealized gain of approximately $176,000 on trading securities.

         Interest and dividend income was up over 10% from last year due to improved interest rates earned on cash investments. The increase was partially offset because of paydowns on loans receivable.

         Commissions and fees expense decreased to $916,227 in 1995 from $1,072,464 in 1994, despite an increase in related revenues. The decrease resulted primarily because some commissioned representatives became employees in January 1994 and received lower commission percentages. In addition, certain fee income was generated for which no commissions were paid.

         The cost of real estate and timber revenues was 47% lower than in the prior year. One reason for the decrease was the $296,000 write down, discussed above, that occurred last year. There was no comparable write down in 1995. In addition, there were fewer real estate sales in 1995 than in 1994.

         General and administrative expenses increased slightly to $763,160 from $718,901. Depreciation and amortization were $26,000 higher than in the prior year. These increases were largely due to the cost associated with the new trading office in Portland and the acquisition of a client list from a former financial advisor.

         Interest expense, $87,476 in 1995, was almost 40% lower than in the prior year. The decrease resulted because $675,000 of short term borrowing obtained to finance the timberland purchase, outstanding for most of fiscal year 1994, were paid off. In addition, the Company's long term debt has been reduced from $1,147,500 at June 30, 1994 to $1,035,000 at June 30, 1995.

         Overall, Firstmark increased its profitability over 1994 because both financial services and real estate operations improved. The financial services improvement resulted from gains on trading securities and increased net commissions and fees offset by the one time gain on Unity Telephone in 1994. The real estate operations improvement resulted from higher profitability on its timber cutting operation and the one time write down of real estate in 1994.

                Liquidity and Capital Resources at June 30, 1996

         The Company's cash level is at $1,600,000 at June 30, 1996. The Company continues to focus on maintaining and in fact increasing it liquidity by converting real estate and other nonliquid investments to cash in a timely manner so that it can meet its obligations when due. The Company has the following obligations coming due in fiscal year 1997:

         Convertible notes issued April 1992 due April 1997       $  1,035,000
         Advance from stockholder due January 1997                     100,000
         Bank line of credit due April 1997                            400,000

         Reference is made to the "Regulation" section of Part I concerning payments of dividends from the title insurance companies.

         Due to the nature of its operations, the Company does not expect to incur significant environmental costs. Its capital resources are not expected to be affected significantly by the current accounting pronouncements regarding accounting for impairment of loans and accounting for investments in debt and equity securities and derivatives.


                             INDEPENDENT ACCOUNTANTS

         On August 19, 1996, the Board of Directors of the Company, approved the replacement of Edwards, Faust & Smith as the independent accountant chosen to audit the Company's financial statements and approved the appointment of Deloitte & Touche LLP as the Company's independent accountant.

         Edwards, Faust & Smith's report on the financial statements of the Company for each of the two fiscal years ended June 30, 1995 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. Their report on the Company's June 30, 1995 financial statements dated September 11, 1995 did contain an explanatory paragraph due to a change in the method of accounting for investments, the uncertainty regarding the recoverability of an investment and emphasis of a matter regarding a gain from a settlement which occurred subsequent to year end.

         During the Company's two fiscal years ended June 30, 1995 and during the subsequent period preceding the date of Edwards, Faust & Smith's replacement, there has been no disagreement with Edwards, Faust & Smith on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Edwards, Faust & Smith, would have caused Edwards, Faust & Smith to make reference to the subject matter of the disagreement in connection with its report.

         Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                             SOUTHERN CAPITAL CORP.

         SCC, through its subsidiary, STIC, is principally engaged in the business of issuing title insurance and related services. SCC is also involved in providing financial consulting advice to corporations and reviews investment opportunities for its own account. SCC also is an investor in Champion
Broadcasting Corp., a small market radio acquisition company that acquires multiple stations in single markets ranked below the top 150 markets by Arbitron.


                             SOUTHERN CAPITAL CORP.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion provides information about the major components of the results of operations and financial condition, liquidity and capital resources of SCC prior to the Acquisition. This discussion and analysis should be read in conjunction with SCC's Financial Statements and the Notes to Financial Statements, which are attached to this Proxy Statement as Appendix E.

                              Results of Operations
                Six Months Ended June 30, 1996 vs. June 30, 1995

         Overall, the result of the first six months of 1996 were better than 1995 as the new operations started in the second half of 1995 have started to produce. The first two quarters of the year are generally slower than the last two of the year. Losses were $113,000 for the first six months of 1996, down from losses of $119,000 for the first six months of 1995. Revenues in total increased $842,000 or 21% the first six months of 1996 versus 1995. This increase was a result of an increase in premium revenue of $313,000 or 10% from 1995 and abstract and related income of $544,000 or 102% from 1995. Both the premium revenues and abstract and related income increases were due in part to the new operations started in the second half of 1995. The new operations perform escrow closing services, which generate additional abstract and related income not available through our non-closing operations.

         Gains on sales of investments increased by $41,000 or 87% over 1995 as management continues to work on increasing the returns on investments.

         Total expenses increased $761,000 or 18% over the same six-month period in 1995. This increase was a result of increased salaries and benefits costs of $611,000 or 37% and office occupancy and operations costs of $192,000 or 39%. The cost increases can be attributed to the new operations started in the second half of 1995. The number of employees increased from 85 employees at June 30, 1995 to 135 at June 30, 1996. The number of operating facilities increased by 7 facilities from June 30, 1995 to June 30, 1996. This increase was accomplished in part through the acquisitions of the operations of two title agencies, First Security Title with two offices in the Tidewater area of Virginia and Residential Title and Escrow in Northern Virginia. Management is currently proceeding with consolidating the overhead of the new offices acquired with existing STIC facilities. The expense increases are partially offset by decreases in commissions of $117,000 or 8% and provision for policy claims of $111,000 or 77%. The commissions to agents decreased as a result of slightly lower premiums from non-affiliated agencies. The provision for policy claims continues to decrease as the rate of claims filed continues to decrease. This decrease can be attributed to the company's continuing commitment to quality underwriting and abstracting. Professional fees and other fees increased for the six month period ended June 30, 1996 as a result of organizational costs related to the new operations.

                              Results of Operations
                                  1995 vs. 1994

         Assets decreased from the prior year during 1995 by 3% or $195,000. This decrease can be attributed primarily to the expansion of SCC's title operations in 1995 and the startup costs associated with that expansion. Property, Plant and Equipment increased by $136,000 or 33% as a result of the new operations as well as the completion of a major project to upgrade and standardize SCC's computer systems.

         Loss reserves continue to decrease, down $50,674 or 5% from 1994 due to SCC's continued effort of providing quality underwriting and related title services.

         Revenues decreased $1,135,000 or 11% from 1994. This decrease was mainly a result of decreased premiums from title insurance. Premiums decreased $1,697,000 or 20% from 1994, due to the end of refinance activity in the second half of 1994 and rising interest rates. The reduction in premium levels was partially offset by an increase in abstract and related income of $349,000 or 30% and an increase in other income of $98,000 or 88%. The increase in abstract and related income is a result of expanded activity in the real estate settlement segment of SCC's business.

         Expenses were down $506,000 or 5% from 1994. The main contributor to this change was a decrease in commissions to agents of $1,099,000 or 26%. This decrease corresponds to the decrease in premium revenues received from the agents. Other expenses increased primarily as a result of the expansion efforts as previously discussed.

         The net income of SCC fell $448,000 or 107% to a loss of $31,000 in 1995. The loss or net income was caused by the drop in revenues as previously discussed. Expenses also decreased but not in proportion to the decrease in revenues. The expenses included costs for setting up new operations, expanding current operations and standardizing and upgrading computer systems, the combination of which is expected to increase profitability in the future.

                              Results of Operations
                                  1994 vs. 1993

         Results of 1994 as compared to 1993 were not unexpected as the level of refinancing which took place in 1993 dropped significantly, and an overall slowdown occurred in the real estate market. As a result, whereas SCC saw an improvement in overall shareholder equity of 19%, premium revenues actually fell by 7%.

         1994 saw dramatic changes in the balance sheet from 1993. As stated above, shareholder's equity increased by 19% or $336,000 from 1993. Total assets were down $931,000 or 13% from 1993, while total liabilities were down 1,268,000 or 23% from 1993. These decreases can be attributed to the payoff of the $100,000 note and the settlement of several claims which had been reserved for in prior years.

         Cash decreased $1,883,000 or 76%, as it was used for the payoff of the notes payable of $100,000, settlement of claims previously reserved and the purchase of investments held to maturity (bonds).

         Total investments increased $664,000 or 25% from 1993, as SCC increased its investments held to maturity (bonds) by $935,686 or 67% from 1993, and reduced its investments available for sale (stocks) by $276,000 or 23%. It is anticipated that this movement of cash and stocks into bonds will help improve SCC's investment income in future years. Maturities of these new bonds are spread out from one to ten years so that SCC will not have a large balance maturing at any one time.

         Property, Plant and Equipment increased $217,555 or 116% from 1993. This increase was a result of two factors: the setup costs of SCC's joint venture in Ohio and the start of a project, which was completed in 1995, of upgrading and standardizing SCC's computer systems in each of its operating offices. The Ohio joint venture will provide title insurance and real estate escrow closings to potential clients in the Central Ohio area. It marks SCC's first operation providing escrow closing services. The computer upgrade and standardization will enable all of the title insurance offices to function in the same fashion and will enhance productivity and customer service.

         During 1994, as part of a claims settlement, SCC acquired two properties, a two acre lot and an 86 acre parcel. These parcels of land are being actively marketed for sale.

         The Reserve for policy claims decreased $686,000 or 38% from 1993. This decrease was a result of payoffs of claims that were reserved in prior years, as well as a decrease in the loss expense, which is recorded based on a rate per dollar of premium revenue. This rate is calculated using prior years' experience factors. Total Loss expense decreased $556,000 or 73% from 1993.

         Net income for 1994 fell $767,000 or 65% from 1993, which can be attributed to several factors. The first factor is that Premium Revenues fell $610,000 or 7% from 1993 as a result of the decline in the "refinance" market during the second half of 1994. The second factor was that SCC was able to recognize a $245,000 gain on sale of foreclosed properties in 1993, while in 1994 it recognized a loss of $31,000, a decrease of $276,000 from 1993. The third factor was that expenses in total increased from 1993 by $323,000 or 3%, while the revenues were down. These changes were a result of higher commissions to agents and higher salaries and benefits offset partially by the decrease in the provision for policy claims. The commissions to agents increased because a larger percentage of premium revenues was being generated by outside agents versus direct operations in 1994 and higher commission percentages having to be paid to be competitive with the market. The increase in salaries and benefits can be attributed mainly to the startup of the Ohio joint venture.


                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet and statement of operations give effect to the Acquisition. See "The Consummated Acquisition." The pro forma information is based on historical financial statements of the Company and SCC giving effect to the transaction under the purchase method of accounting and adjustments described in the accompanying explanatory notes to the unaudited pro forma statements. The June 30, 1996 unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if the Acquisition had occurred on June 30, 1996. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1996, gives effect to the Acquisition as if the Acquisition had occurred on July 1, 1995, the first day of the period presented.

         The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the period presented.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and SCC.







                                 FIRSTMARK CORP.
                             PRO FORMA BALANCE SHEET
                            YEAR ENDED JUNE 30, 1996
                                   (Unaudited)
(Amounts in thousands)
                                                Firstmark         Southern         Pro Forma          Pro Forma
                                                  Corp.           Capital         Adjustments         Combined
ASSETS
 Cash and cash equivalents                  $         658     $        982                       $        1,640
Investments - interest bearing time deposits            -                -                                   63
Investments - trading                                 386                -                                  386
Investments - available for sale                      957              399                                1,356
Investments - held to maturity                          -            1,979                                1,979
Real estate and timber                              1,175                -                                1,175
Other Investments                                   1,554              506     $       412 {a}            2,472
Notes and accounts receivable                         501            1,174                                1,675
Title plant                                             -               42           3,502 {a}            3,544
Property - net                                        154              634             350 {a}            1,138
Other assets                                          285              669             535 {b}            1,489
                                           ==============   ===============   ==============    ================
         Total Assets                       $       5,670 $          6,448     $     4,799       $       16,917
                                           ==============   ===============   ==============    ================
LIABILITIES
 Borrowed funds                             $           -   $          682                       $          682
Other accrued liabilities                             196              310                                  506
Reserve for policy claims                               -              945                                  945
Deferred income tax liability                           -              655                                  655
Convertible notes payable                           1,035                -                                1,035
Negative goodwill                                                    2,123     $     (2,123){d}               0
                                            --------------   ---------------   --------------    ----------------
        Total Liabilities                           1,231            4,715           (2,123)              3,823
                                            --------------   ---------------   --------------    ----------------
STOCKHOLDERS' EQUITY
Preferred stock                                        11                -                8 {f}              19
Common stock                                          454                -                                  454
Treasury stock                                       (819)               -                                 (819)
Retained earnings                                    (826)           1,537               (3){d}             708
Additional paid in capital - common                 3,394              204                                3,598
Additional paid in capital - preferred              2,163                -            6,917 {f}           9,080
Net unrealized gain / (loss)                           62               (8)                                  54
                                            --------------   ---------------   --------------    ----------------
      Total Stockholders' Equity                    4,439            1,733            6,922              13,094
                                            --------------   ---------------   --------------    ----------------
      Total Liabilites and Stockholders'
      Equity                                 $      5,670       $    6,448     $      4,799      $       16,917
                                            ==============   ===============   ==============    ================
      check                                            $0                $0              $0                  $0


See accompanying notes to unaudited pro forma financial statements.


                                 FIRSTMARK CORP.
                        PRO FORMA STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1996
                                   (Unaudited)
(Amounts in thousands)
                                            Firstmark         Southern          Pro Forma          Pro Forma
                                              Corp.            Capital         Adjustments          Combined
 Commissions and fees                       $     1,730    $            -                      $       1,730
Interest and dividend income                        156               243                                399
Loss (gain) on investments                          659               132                                791
Title insurance revenues                              -             9,117                              9,117
Amortization of negative goodwill                     -                 -                                  0
Other income                                          6               176                                182
                                           -------------    --------------    --------------    -------------
         Total revenues                           2,551             9,668                 -           12,219
                                                                                                -------------
Commissions and fee expense                       1,018             3,028                              4,046
Depreciation and amortization                        68                 -                 3{d}            71
Interest expense                                     85                 -                                 85
General and adminstrative                           862             6,972                              7,834
Provision for policy claims                           0               209                                209
Other                                                29                 -                                 29
                                           -------------    --------------    --------------    -------------
Operating expenses                                2,062            10,209                 3           12,274
Bad debt expense                                  1,272                                                1,272
                                           -------------    --------------    --------------    -------------
Income (loss) before taxes                         (783)             (541)               (3)          (1,327)
Income tax expense (benefit)                       (266){e}          (184){e}                           (450)
                                           -------------    --------------    --------------    -------------
         Net income (loss)                         (517)             (357)               (3)            (877)
Dividends on preferred stock                        142                                                  142
                                           -------------    --------------    --------------    -------------
 Net income (loss) applicable to
 common stock                              $       (659)    $        (357)    $          (3)    $     (1,019)
                                           =============    ==============    ==============    =============


 Earnings (Loss) per common share           $     (0.31)                                    $           (.25){c}
                                           =============                                        =============


See accompanying notes to unaudited pro forma financial statements.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

         (a)      Represents  the write up of fixed  assets,  title  plant,  and
                  investments   that  resulted  from  applying   purchase  price
                  accounting.

         (b) Represents the excess of purchase price over the net assets acquired with and estimated useful life of 20 years. The amounts are preliminary estimates and are not expected to materially change.

         (c) EPS calculation includes preferred shares issued to SCC as if the Acquisition had been completed at the beginning of the year and assumes conversion to common stock.

         (d) Includes amortization of goodwill for one year that resulted from the Acquisition. Elimination of negative goodwill that resulted from prior acquisition by SCC.

         (e) Income taxes have been determined using the applicable statutory rate.

         (f)      Issuance of Firstmark preferred stock to sellers of SCC.



                        PROPOSALS FOR 1996 ANNUAL MEETING

         Under the regulations of the Securities and Exchange Commission, any stockholder desiring to make a proposal to be acted upon at the 1996 Annual Meeting of Stockholders must cause such proposal to be received, in proper form, by the Secretary of the Company, whose address is One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine 04901, no later than June 22, 1996, in order for the proposal to be considered for inclusion in the Company's Proxy Statement. The Company presently anticipates holding the 1996 Annual Meeting in November 1996.


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW
LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                        By Order of the Board of Directors



                                        Ivy L. Gilbert, Secretary



Waterville, Maine
October __, 1996

                                                                      Appendix A


                 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK


         RESOLVED, that the stockholders of Firstmark Corp. hereby approve a proposal to amend Article Fifth of the Company's Articles of Incorporation so that after amendment it shall read in its entirety as follows:


                  The number of shares that the corporation has authority to issue is as follows:

         1. Thirty million (30,000,000) shares of Common Stock, $.20 par value per share.

         2. Two hundred fifty thousand (250,000) shares of Preferred Stock, $.20 par value per share.

                  The aggregate par value of all such shares (of all classes and series) having par value is $6,050,000.

                  The total number of all such shares (of all classes and series) without par value is zero shares.

                  Nothing in this amendment shall affect:

                  (a) Appendix I to Exhibit A to the Articles of Amendment of the Corporation, describing the Preferred Stock of the Corporation, filed April 7, 1996;

                  (b) the Statement of Resolution Establishing Series of Shares of the Corporation, creating the $2.40 Cumulative Convertible Preferred Stock of the Corporation and the relative rights and preferences thereof, filed May 1, 1996; and

                  (c) the Statement of Resolution Establishing Series of Shares of the Corporation, creating the Series B Preferred Stock of the Corporation and the relative rights and preferences thereof, filed May 7, 1996.

                                                                      Appendix B


                 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                            TO OPT OUT OF SECTION 910
                      OF THE MAINE BUSINESS CORPORATION ACT


         RESOLVED, that the stockholders of Firstmark Corp. hereby approve a proposal to amend Article Eighth of the Company's Articles of Incorporation so that after amendment it shall include the following:


                  Section 910 of the Maine Business Corporation Act shall not be applicable to the Corporation.

                                                                      Appendix C










                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                             Southern Capital Corp.

                                       and

                       Southern Capital Acquisition Corp.
                                       and

                                 Firstmark Corp.

                            -------------------------



                                 April __, 1996

                                TABLE OF CONTENTS


                                    ARTICLE 1
                     The Reorganization and Related Matters

                                                                                                               Page


1.1      The Reorganization...................................................................................... 6
1.2      Management and Business of SCC and FMC...................................................................6
1.3      The Closing and Effective Date...........................................................................7
1.4      Definitions..............................................................................................7


                                    ARTICLE 2
                          Basis and Manner of Exchange

2.1      Conversion of Shares.....................................................................................7
2.2      Manner of Exchange.......................................................................................8


                                    ARTICLE 3
                         Representations and Warranties

3.1      Representations and Warranties of SCC....................................................................8
         (a)      Organization, Standing and Power................................................................8
         (b)      Authority.......................................................................................8
         (c)      Capital Structure...............................................................................9
         (d)      Ownership of the SCC Subsidiaries; Capital Structure
                  of the SCC Subsidiaries; and Organization of the SCC
                  Subsidiaries....................................................................................9
         (e)      Financial Statements...........................................................................10
         (f)      Absence of Undisclosed Liabilities.............................................................10
         (g)      Legal Proceedings; Compliance with Laws........................................................10
         (h)      Regulatory Approvals...........................................................................10
         (i)      Labor Relations................................................................................11
         (j)      Tax Matters....................................................................................11
         (k)      Property.......................................................................................11
         (l)      Reports........................................................................................11
         (m)      Employee Benefit Plans.........................................................................11
         (n)      Investment Securities..........................................................................12
         (o)      Certain Contacts...............................................................................12
         (p)      Insurance......................................................................................13
         (q)      Absence of Material Changes and Events.........................................................13




                                                                                                               Page


         (r)      Brokers and Finders............................................................................13
         (s)      Environmental Matters..........................................................................13

3.2      Representations and Warranties of FMC...................................................................15
         (a)      Organization, Standing and Power...............................................................15
         (b)      Authority......................................................................................16
         (c)      Capital Structure..............................................................................16
         (d)      Ownership of the FMC Subsidiaries; Capital Structure
                  of the FMC Subsidiaries; and Organization of the FMC
                  Subsidiaries...................................................................................17
         (e)      Financial Statements...........................................................................17
         (f)      Absence of Undisclosed Liabilities.............................................................18
         (g)      Legal Proceedings; Compliance with Laws........................................................18
         (h)      Regulatory Approvals...........................................................................19
         (i)      Labor Relations................................................................................19
         (j)      Tax Matters....................................................................................19
         (k)      Property.......................................................................................19
         (l)      Reports........................................................................................19
         (m)      Employee Benefit Plans.........................................................................20
         (n)      Investment Securities..........................................................................20
         (o)      Certain Contacts...............................................................................20
         (p)      Insurance......................................................................................21
         (q)      Absence of Material Changes and Events.........................................................21
         (r)      Brokers and Finders............................................................................21
         (s)      Environmental Matters..........................................................................21


                                    ARTICLE 4
                       Conduct Prior to the Effective Date

4.1      Access to Records and Properties........................................................................23
4.2      Confidentiality.........................................................................................23
4.3      Shareholder Approval....................................................................................23
4.4      Operation of the Business of SCC and FMC................................................................23
4.5      Dividends...............................................................................................25
4.6      No Solicitation.........................................................................................25
4.7      Regulatory Filings......................................................................................25
4.8      Public Announcements....................................................................................25
4.9      Notice of Breach........................................................................................25
4.10     Accounting Treatment....................................................................................25
4.11     Reorganization Consummation.............................................................................25



                                                                                                               Page





                                    ARTICLE 5
                              Additional Agreements

5.1      Amendment of Articles of Incorporation..................................................................26
5.2      Conversion of Preferred Stock...........................................................................26
5.3      Independent Auditor.....................................................................................26
5.4      Indemnification.........................................................................................26
5.5      Certain Expenses........................................................................................27
5.6      Escrow Agreement........................................................................................27
5.7      Key Man Life Insurance..................................................................................27

                                    ARTICLE 6
                        Conditions to the Reorganization

6.1      Conditions to Each Party's Obligations to Effect the Reorganization                     ................27
         (a)      Shareholder Approval...........................................................................27
         (b)      Regulatory Approvals...........................................................................27
         (c)      Tax Opinion....................................................................................27
         (d)      Accountants' Letter............................................................................27
         (e)      Opinions of Counsel............................................................................27
         (f)      Legal Proceedings..............................................................................28
         (g)      Voting Agreement...............................................................................28

6.2      Conditions to Obligations of FMC........................................................................28
         (a)      Representations and Warranties.................................................................28
         (b)      Performance of Obligations.....................................................................28
         (c)      Affiliate Letters..............................................................................28
         (d)      Waiver of Dissenters' Rights...................................................................28

6.3      Conditions to Obligations of SCC........................................................................29
         (a)      Representations and Warranties.................................................................29
         (b)      Performance of Obligations.....................................................................29


                                                                                                               Page


                                    ARTICLE 7
                                   Termination

7.1      Termination.............................................................................................29
7.2      Effect of Termination...................................................................................30
7.3      Survival of Representations, Warranties and Covenants...................................................30
7.4      Expenses................................................................................................30


                                    ARTICLE 8
                               General Provisions

8.1      Entire Agreement........................................................................................30
8.2      Waiver and Amendment....................................................................................30
8.3      Descriptive Headings....................................................................................31
8.4      Governing Law...........................................................................................31
8.5      Notices.................................................................................................32
8.6      Counterparts............................................................................................32
8.7      Severability............................................................................................32
8.8      Brokers and Finders.....................................................................................32
8.9      Subsidiaries............................................................................................32

Exhibit A - Plan of Merger between Southern Capital Corp. and Firstmark Corp....................................A-1
Exhibit B - Resolution of Firstmark Corp. Board of Directors....................................................B-1
Exhibit C - Voting Agreement....................................................................................C-1
Exhibit D - Escrow Agreement....................................................................................D-1


                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April __, 1996 by and between Southern Capital Corp., a Virginia corporation ("SCC"), Southern Capital Acquisition Corp., a Virginia corporation ("SCAC"), and Firstmark Corp., a Maine corporation ("FMC").

                                   WITNESSETH:

         WHEREAS, SCC and FMC desire to combine their respective businesses; and

         WHEREAS, FMC has caused SCAC to be organized for the purpose of acquiring all of the assets and liabilities of SCC; and

         WHEREAS, SCC and FMC have agreed to the affiliation of their two companies through a Merger of SCC and SCAC under Virginia law in which the shareholders of SCC would become shareholders of FMC, all as more specifically provided in this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan"); and

         WHEREAS, the respective Boards of Directors of SCC, SCAC and FMC have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1

                     The Reorganization and Related Matters

         1.1 The Reorganization. Subject to the terms and conditions of this Agreement and the Plan of Merger attached hereto as Exhibit A, at the Effective Date as defined in Section 1.3 hereof, SCC will be merged with and into SCAC (the "Reorganization"). The separate corporate existence of SCC shall thereupon cease, and SCAC will be the surviving corporation in the Reorganization

         1.2 Management and Business of SCC. The directors, officers and employees of SCC will not change as a result of the Reorganization. H. William Coogan, Jr., Donald V. Cruickshanks, R. Brian Ball and Susan C. Coogan shall be elected and appointed to serve on the FMC Board of Directors on the Effective Date. It is the intention of the parties that after the FMC Preferred Stock (as hereafter defined) to be issued to the shareholders of SCC in the Reorganization has been converted to common stock of FMC, Susan C. Coogan will resign from the FMC Board of Directors and will be replaced by an individual unaffiliated with FMC or SCC and who is approved by all the directors of FMC. The parties intend to continue to operate

FMC and SCC substantially as they have been operated in the recent past and are being operated currently, with such changes to their respective businesses as the Board of Directors of FMC deems appropriate from time to time, including changes that result from the acquisition of new businesses. No substantial change in the business of either FMC or SCC is contemplated and will not be considered for at least twelve months after the Effective Date, unless such change is dictated by economic conditions and deemed by the Board of Directors to be in the best interests of FMC and its majority owned subsidiaries. There shall not be any liquidation of substantially all assets of FMC as part of any plan of liquidation in 1996.

         1.3 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan of Merger shall take place at the offices of Williams, Mullen, Christian & Dobbins, 1021 East Cary Street, Richmond, Virginia or at such other place as may be mutually agreed upon by the parties. The Reorganization shall become effective on the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia effecting the Reorganization (the "Effective Date"). Unless otherwise agreed upon in writing by the chief executive officers of FMC and SCC, subject to the conditions to the obligations of the parties to effect the Reorganization as set forth in Article 6, the parties shall use their best efforts to cause the Effective Date to occur on the first day of the month following the month in which the conditions set forth in Sections 6.1(a) and 6.1(b) are satisfied. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Reorganization will be exchanged by the parties at the closing of the Reorganization (the "Reorganization Closing"), which shall be held on the Effective Date. Prior to the Reorganization Closing, SCAC and SCC shall execute and deliver to the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto. As between the parties, the Reorganization shall be treated as if it were effective on the first day of the month in which the Effective Date occurs.

         1.4 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

                  (a) the term "knowledge" when used with respect to a party shall mean the knowledge, after due inquiry, of any executive officer of such party;

                  (b) For the purpose of interpreting this Agreement, the sum of $50,000 or more shall be deemed material to the business, financial condition or value of SCC and FMC; and

                  (c) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

                                    ARTICLE 2

                          Basis and Manner of Exchange

         2.1 Conversion of SCC Stock. At the Effective Date, by virtue of the Reorganization and without any action on the part of the holders thereof, each share of common stock, par value $1.00 per share, of SCC ("SCC Common Stock") issued and outstanding immediately prior to the Effective Date shall cease to be outstanding and shall be converted into and exchanged for Four Hundred (400) shares of Cumulative Nonconvertible Nonvoting Preferred Stock, Series B of FMC, par value $.20 per share ("FMC Preferred Stock"). The terms, rights and preferences of the FMC Preferred Stock are set forth in the form of resolution attached hereto as Exhibit B, which the directors of FMC adopted on the date hereof. The shares of FMC Preferred Stock into which shares of SCC Common Stock will be converted are hereafter referred to as the "Merger Consideration". Each holder of a certificate representing any shares of SCC Common Stock, after the Effective Date, shall cease to have any rights with respect to such SCC Common Stock, except the right to receive any dividends previously declared but unpaid as to such stock and the Merger Consideration. In the event FMC changes the number of shares of FMC Common Stock (as hereafter defined) issued and outstanding prior to the Effective Date as a result of any stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding FMC Common Stock and the record date therefor shall be prior to the Effective Date, the Merger Consideration shall be proportionately adjusted.

         2.2 Manner of Exchange. At the Reorganization Closing, FMC shall deliver the Merger Consideration to each person who is a shareholder of record of SCC on the Effective Date.

                                    ARTICLE 3

                          Representation and Warranties

         3.1 Representations and Warranties of SCC. SCC represents and warrants to FMC as follows:

                  (a) Organization, Standing and Power. SCC is a Virginia corporation, duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business; SCC has one subsidiary, Investors Southern Corporation ("ISC"), a Virginia corporation, of which SCC holds 100% of the outstanding capital stock; and SCC has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and the Plan of Merger. ISC holds 100% of the outstanding capital stock of Southern Title Insurance Corporation ("STIC"), a Virginia corporation.

                  (b) Authority. (1) The execution and delivery of this Agreement, the Plan of Merger and the consummation of the Reorganization, have been duly and validly authorized by all necessary corporate action on the part of SCC, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligations of SCC, enforceable against SCC in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor compliance by SCC with any of the provisions hereof will: (i) conflict with or result in a breach of any provision of SCC's Articles of Incorporation or Bylaws; (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of SCC pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease, or other instrument or obligation, to which SCC is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in
Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to SCC or any or its properties or assets.

                  (c) Capital Structure. The authorized capital stock of SCC consists of 5,000 shares of common stock, par value $1.00 per share, of which, as of the date hereof, 100 shares are issued, outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights and were not issued in violation of any agreement to which SCC is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. Except as Previously Disclosed, there are no outstanding options, warrants or other rights to subscribe for or purchase from SCC any capital stock of SCC or securities convertible into or exchangeable for capital stock of SCC.

                  (d) Ownership of the SCC Subsidiaries; Capital Structure of the SCC Subsidiaries; and Organization of the SCC Subsidiaries. (1) SCC does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation or other organization actively engaged in business except as Previously Disclosed (collectively the "SCC Subsidiaries" and each individually a "SCC Subsidiary"). The outstanding shares of capital stock of each SCC Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are directly or indirectly owned by SCC free and clear of all liens, claims and encumbrances. No rights are authorized, issued or outstanding with respect to the capital stock of any SCC Subsidiary and there are no agreements, understandings or commitments relating to the right of SCC to vote or to dispose of said shares, except as Previously Disclosed. None of the shares of capital stock of any SCC Subsidiary has been issued in violation of the preemptive rights of any person.

                  (2) Each SCC Subsidiary is a duly organized corporation validly existing and in good standing under applicable laws. Each SCC Subsidiary
(i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of SCC on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of SCC on a consolidated basis. Each SCC Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such SCC Subsidiary.

                  (e) Financial Statements. SCC has previously furnished to FMC true and complete copies of its audited consolidated balance sheets and related consolidated statements of income, statements of cash flows, and statements of stockholders' equity for the three year period ended December 31, 1995 (together with the notes thereto, the "SCC Financial Statements"). The SCC Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods presented, and present fairly the financial position of SCC as of the respective dates thereof and the results of its operations for the three year period then ended.

                  (f) Absence of Undisclosed Liabilities. At December 31, 1995, SCC had no obligation or liability (contingent or otherwise) of any nature which was not reflected in the SCC Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

                  (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of SCC's management, threatened against SCC, or against any property, asset, interest or right of SCC, that are reasonably expected to have, either individually or in the aggregate a material adverse effect on the financial condition of SCC or that are reasonably expected to threaten or impede the consummation of the Reorganization. SCC is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of SCC. To the best knowledge of SCC's management, SCC has complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

                  (h) Regulatory Approvals. SCC knows of no reason why the regulatory approval referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(b).

                  (i) Labor Relations. SCC is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (j) Tax Matters. SCC has filed all federal, state and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the SCC Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the SCC Financial Statements, there are no federal, state or local tax liabilities of SCC other than liabilities that have arisen since December 31, 1995, all of which have been properly accrued or otherwise provided for on the books and records of SCC. Except as Previously Disclosed, no tax return or report of SCC is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against SCC by any taxing authority.

                  (k) Property. Except as disclosed or reserved against in the SCC Financial Statements, SCC has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the SCC Financial Statements as being owned by SCC as of the dates thereof. To the best knowledge of SCC, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by SCC are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by SCC are in good operating condition and in a state of good maintenance and repair, and to the best knowledge of SCC (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

                  (l) Reports. Since January 1, 1993, SCC has filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the Virginia State Corporation Commission, and to the best knowledge of SCC, any other governmental or regulatory authority or agency having jurisdiction over its operations.

                  (m) Employee Benefit Plans. (1) SCC will deliver for FMC's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by SCC for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the "SCC Benefit Plans"). Any of the SCC Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "SCC ERISA Plan." No SCC Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all SCC Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations, the breach or violation of which could result in a material liability to SCC on a consolidated basis.

                  (3) No SCC ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

                  (n) Investment Securities. Except as Previously Disclosed, none of the investment securities reflected in the SCC Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

                  (o) Certain Contracts. (1) Except as Previously Disclosed, neither SCC nor any SCC Subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by SCC or any SCC Subsidiary or the guarantee by SCC or any SCC Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between SCC or any SCC Subsidiary and any director of officer of SCC or any SCC Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between SCC or any SCC Subsidiary and any 5% or more shareholder of SCC.

                  (2) Neither SCC nor any SCC Subsidiary, nor to the knowledge of SCC, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

                  (3) Since December 31, 1995 neither SCC nor any SCC Subsidiary has incurred or paid any obligation or liability that would be material to SCC, except obligations incurred or paid in connection with transactions in the ordinary course of business of SCC or a SCC Subsidiary consistent with its practice and, except as Previously Disclosed, from December 31, 1995 to the date hereof, neither SCC nor any SCC Subsidiary has taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.4 hereof.

                  (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of SCC has previously been furnished to FMC and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by SCC. SCC is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. SCC has not received notice of cancellation or non-renewal of any such policy or binder. SCC has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. SCC has not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (q) Absence of Material Changes and Events. Since December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business of SCC, and SCC has conducted its business only in the ordinary course consistent with past practice.

                  (r) Brokers and Finders. Neither SCC nor any SCC Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for Peter MacMillan. FMC and SCC will mutually determine how to compensate Mr. MacMillan.

                  (s) Environmental Matters. (1) Except as Previously Disclosed, to the best of SCC's knowledge, neither SCC nor any SCC Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of SCC and the SCC Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of SCC and the SCC Subsidiary, the premises on which the leasehold is situated. Neither SCC nor any SCC Subsidiary has received any Communication alleging that SCC or such SCC Subsidiary is not in such compliance and, to the best knowledge of SCC and the SCC Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                  (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SCC and the SCC Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of SCC and the SCC Subsidiaries, threatened against (A) SCC or any SCC Subsidiary, (B) any person or entity whose liability for any Environmental Claim SCC or any SCC Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which SCC or any SCC Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business,
financial   condition  or  results  of  operations  of  SCC.  SCC  and  the  SCC
Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (3) To the best knowledge of SCC and the SCC Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SCC or any SCC Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which SCC or any SCC Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of SCC. SCC and the SCC Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (4) With respect to all real and personal property owned or leased by SCC or any SCC Subsidiary, SCC has made available to FMC copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all real or personal property which SCC or any SCC Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, SCC has made available to FMC the information relating to such property available to SCC. SCC and the SCC Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                  (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against SCC or any SCC Subsidiary or against any person or entity whose liability for any Environmental Claim SCC or any SCC Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  (6) For the purpose of this Agreement, the following terms shall have the following meanings:

                  (i) "Communication" means a communication which is of a substantive nature and which is made (A) in writing to SCC or any SCC Subsidiary on the one hand or to FMC or any FMC Subsidiary on the other hand, or (B) orally to a senior officer of SCC or any SCC Subsidiary or of FMC or any FMC Subsidiary, whether from a governmental authority or a third party.

                  (ii) "Environmental Claim" means any Communication from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern.

                  (iii)"Environmental Laws" means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata). This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  (iv) "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         3.2 Representations and Warranties of FMC. represents and warrants to SCC as follows:

                  (a) Organization, Standing and Power. (1) FMC is a corporation duly organized, validly existing and in good standing under the laws of Maine. FMC has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business. FMC and SCAC have the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Reorganization. SCAC, a wholly owned subsidiary of FMC, is a Virginia corporation, duly organized, validly existing and in good standing under the laws of Virginia and it has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business.

                  (2) FMC has Previously Disclosed its subsidiary corporations (and the subsidiaries thereof), all of which are duly organized, validly existing and in good standing in their respective states of incorporation and which have all requisite corporate power and authority to carry on their businesses as now being conducted and to own and operate their assets, properties and business (the "FMC Subsidiaries" and, collectively with FMC, the "FMC Companies"). All of the shares of capital stock of the FMC Subsidiaries held by FMC are duly and validly issued, fully paid and nonassessable, and all such shares are owned by FMC or a FMC Subsidiary free and clear of any claim, lien, pledge or encumbrance of any kind, and were not issued in violation of the preemptive rights of any shareholder or in violation of any agreement or of any registration or qualification provisions of federal or state securities laws. Except as Previously Disclosed, none of the FMC Companies owns any equity securities of any other corporation or entity. Except as Previously Disclosed, each of the FMC Companies is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify either singly or in the aggregate would have a material adverse effect on the financial condition, properties, businesses or results of operations of the FMC Companies.

                  (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Reorganization have been duly and validly authorized by all necessary corporate action on the part of FMC and SCAC. The approval of the shareholders of FMC is not required. The Agreement represents the legal, valid, and binding obligation of FMC and SCAC, enforceable against FMC and SCAC in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by FMC with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FMC, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of any of the FMC Companies pursuant to (A) any note, bond, mortgage, indenture, or
(B) any material license, agreement, lease or other instrument or obligation, to which any of the FMC Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the FMC Companies or any of their properties or assets.

                  (c)      Capital Structure.   The authorized capital stock of
FMC consists of: 5,000,000 shares of common stock, par value $.20 per share ("FMC Common Stock"), of which

2,103,074 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which FMC is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws; and 250,000 shares of preferred stock, par value $.20 per share, of which 62,000 are issued and outstanding. The shares of FMC Common Stock and FMC Preferred Stock to be issued in exchange for shares of SCC Common Stock upon consummation of the Reorganization have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which FMC and any of the FMC Companies could be required or expected to issue shares of capital stock.

                  (d) Ownership of the FMC Subsidiaries; Capital Structure of FMC Subsidiaries; and Organization of the FMC Subsidiaries. (1) FMC does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation or other organization actively engaged in business except as Previously Disclosed (collectively the "FMC" Subsidiaries" and each individually a "FMC Subsidiary"). The outstanding shares of capital stock of each FMC Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are directly or indirectly owned by FMC free and clear of all liens, claims and encumbrances. Except as Previously Disclosed, no rights are authorized, issued or outstanding with respect to the capital stock of any FMC Subsidiary and there are no agreements, understandings or commitments relating to the right of FMC to vote or to dispose of said shares. None of the shares of capital stock of any FMC Subsidiary has been issued in violation of the preemptive rights of any person.

                  (2) Each FMC Subsidiary is a duly organized corporation, validly existing and in good standing under applicable laws. Each FMC Subsidiary
(i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of FMC on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of FMC on a consolidated basis. Each FMC Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such FMC Subsidiary.

                  (e) Financial Statements. FMC's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, and all other documents filed or to be filed subsequent to June 30, 1995 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "FMC Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the FMC Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the FMC Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                  (f) Absence of Undisclosed Liabilities. At December 31, 1995, none of the FMC Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the FMC Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

                  (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of FMC's management, threatened or probable of assertion against any of the FMC Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of FMC on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the FMC Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of FMC on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the FMC Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the FMC Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of FMC, the FMC Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

                  (h)  Regulatory Approvals.   FMC knows of no reason why the
regulatory approval referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(b).

                  (i) Labor Relations. None of the FMC Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  (j) Tax Matters. The FMC Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the FMC Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the FMC Financial Statements, there are no federal, state or local tax liabilities of the FMC Companies other than liabilities that have arisen since December 31, 1995, all of which have been properly accrued or otherwise provided for on the books and records of the FMC Companies. Except as Previously Disclosed, no tax return or report of any of the FMC Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the FMC Companies by any taxing authority.

                  (k) Property. Except as disclosed or reserved against in the FMC Financial Statements, all of the FMC Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the FMC Financial Statements as being owned by the FMC Companies as of the dates thereof. To the best knowledge of FMC, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the FMC Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the FMC Companies are, to the best knowledge of FMC, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

                  (l) Reports. Since January 1, 1993, the FMC Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC and any other governmental or regulatory authority or agency having jurisdiction over their operations.

                  (m) Employee Benefit Plans. (1) FMC will deliver for SCC's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by FMC for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the "FMC Benefit Plans"). Any of the FMC Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "FMC ERISA Plan." No FMC Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all FMC Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to FMC on a consolidated basis.

                  (3) No FMC ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

                  (n) Investment Securities. Except as Previously Disclosed, none of the investment securities reflected in the FMC Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

                  (o) Certain Contracts. (1) Except as Previously Disclosed, neither FMC nor any FMC subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by FMC or any FMC Subsidiary or the guarantee by FMC or any FMC Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between FMC or any FMC Subsidiary and any director or officer of FMC or any FMC Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between FMC or any FMC Subsidiary and any 5% or more shareholder of FMC.

                  (2) Neither FMC or any FMC Subsidiary, nor to the knowledge of FMC, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

                  (3) Since December 31, 1995 neither FMC nor any FMC Subsidiary has incurred or paid any obligation or liability that would be material to FMC, except obligations incurred or paid in connection with transactions in the ordinary course of business of FMC or an FMC Subsidiary consistent with its practice and, except as Previously Disclosed, from December 31, 1995 to the date hereof, neither FMC nor any FMC Subsidiary has taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.4 hereof.

                  (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the FMC Companies has previously been furnished to SCC and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by FMC. The FMC Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the FMC Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the FMC Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the FMC Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (q) Absence of Material Changes and Events. Since December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or FMC, and FMC has conducted its business only in the ordinary course consistent with past practice.

                  (r) Brokers and Finders. Neither FMC nor any FMC Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for Peter MacMillan. FMC and SCC will mutually determine how to compensate Mr. MacMillan.

                  (s) Environmental Matters. (1) Except as Previously Disclosed, to the best of FMC's knowledge, neither FMC nor any FMC Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of FMC and the FMC Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of FMC and the FMC Subsidiaries, the premises on which the leasehold is situated. Neither FMC nor any FMC Subsidiary has received any Communication alleging that FMC or such FMC Subsidiary is not in such compliance and, to the best knowledge of FMC and the FMC Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                  (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FMC and the FMC Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of FMC and the FMC Subsidiaries, threatened against (A) FMC or any FMC Subsidiary, (B) any person or entity whose liability for any Environmental Claim, FMC or any FMC Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which FMC or any FMC Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business,
financial   condition  or  results  of  operations  of  FMC.  FMC  and  the  FMC
Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (3) To the best knowledge of FMC and the FMC Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FMC or any FMC Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which FMC or any FMC Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of FMC. FMC and the FMC Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (4) With respect to all real and personal property owned or leased by FMC or any FMC Subsidiary, FMC has made available to SCC copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all real or personal property which FMC or any FMC Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, FMC has made available to SCC the information relating to such property available to FMC. FMC and the FMC Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                  (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against FMC or any FMC Subsidiary or against any person or entity whose liability for any Environmental Claim FMC or any FMC Subsidiary has or may have retained or assumed either contractually or by operation of law.

                                    ARTICLE 4

                       Conduct Prior to the Effective Date

         4.1 Access to Records and Properties. SCC will keep FMC, and FMC will keep SCC advised of all material developments relevant to their respective businesses prior to consummation of the Reorganization. Prior to the Effective Date, FMC, on the one hand, and SCC on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

         4.2 Confidentiality. Between the date of this Agreement and the Effective Date, FMC and SCC each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Reorganization is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

         4.3 Shareholder Approval. The Board of Directors of SCC will duly call and will hold a meeting of shareholders as soon as practicable for the purpose of approving the Reorganization (the "SCC Shareholders' Meeting" and, subject to the fiduciary duties of the Board of Directors of SCC (as advised in writing by its counsel), SCC each shall use its best efforts to solicit and obtain votes of the holders of its Common Stock in favor of the Reorganization and will comply with the provisions in its Articles of Incorporation and Bylaws relating to the call and holding of a meeting of shareholders for such purpose.

         4.4 Operation of the Business of SCC and FMC. SCC and FMC each agrees that from the date hereof to the Effective Date it will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, it will use its best efforts to preserve intact its relationships with persons having business dealings with it. Without limiting the generality of the foregoing, SCC and FMC each agrees that it will not prior to the Effective Date, without the prior written consent of the other:

                  (a) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options, warrants or rights to purchase, its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock, provided that FMC and SCC each may issue shares of common stock pursuant to options granted or convertible securities issued prior to the date hereof:

                  (b) Voluntarily make any changes in the composition of its officers, directors or other key management personnel;

                  (c) Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other party;

                  (d) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement;

                  (e) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement;

                  (f) Except as permitted by Section 4.4(a) hereof, issue or contract to issue any shares of its Common Stock, options for shares of its Common Stock, or securities exchangeable for or convertible into such shares;

                  (g)  Knowingly waive any right to substantial value:

                  (h) Enter into material transactions otherwise than in the ordinary course of its business;

                  (i) Alter, amend or repeal its Bylaws or Articles of Incorporation; or

                  (j) Propose or take any other action which would make any representation or warranty in Section 3.1 or Section 3.2 hereof untrue.

         4.5 Dividends. FMC and SCC each agree that the other may declare and pay only regular periodic cash dividends in the ordinary course of business and consistent with past practice from the date of this Agreement through the Effective Date.

         4.6 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to its terms, neither SCC nor any of its officers, directors, representatives or agents shall, directly or indirectly, (i) encourage, solicit or initiate discussions or negotiations with any person other than FMC concerning any merger, share exchange, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving SCC, (ii) enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of a significant amount of assets, or (iii) furnish any information to any other person relating to or in support of such transaction. SCC will promptly communicate to FMC the terms of any proposal which it may receive in respect to any of the foregoing transactions. Unless and until the Effective Date or until this Agreement shall have been terminated pursuant to its terms, neither FMC nor any of its officers, directors, representatives or agents shall enter into any agreement or letter of intent that provides for the acquisition by FMC of substantially all of the assets or voting stock of a third party.

         4.7 Regulatory Filings. FMC and SCC shall prepare jointly all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan of Merger and submit the filings for approval with the Virginia State Corporation Commission, and any other governing regulatory authority, as soon as practicable after the date hereof. FMC and SCC shall use their best efforts to obtain approvals of such filings.

         4.8 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Reorganization and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

         4.9 Notice of Breach. FMC and SCC will give written notice to the other promptly upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made to the other party in this Agreement and will use its best efforts to prevent or promptly remedy the same.

         4.10 Accounting Treatment. FMC and SCC shall each use their best efforts to ensure that the Reorganization is treated as a purchase of SCC by FMC.

         4.11 Reorganization Consummation. Subject to the terms and conditions of this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Reorganization at the earliest possible date, consistent with Section 1.3 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, and each of SCC and FMC shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 5

                              Additional Agreements

         5.1 Amendment of Articles of Incorporation. As soon as practicable after the Effective Date, the Board of Directors of FMC shall call a meeting of the holders of all shares of FMC capital stock entitled to vote thereon for the purpose of amending the Articles of Incorporation of FMC to (i) increase the number of authorized shares of FMC Common Stock from 5,000,000 to 20,000,000; and (ii) provide that Section 13-A-910 of the Maine Business Corporation Act shall not apply to FMC.

         5.2 Conversion of Preferred Stock. Provided the shareholders of FMC approve the amendments to the FMC Articles of Incorporation described in
Section 5.1, the FMC Board of Directors shall vote to convert the FMC Preferred Stock to be issued in the Reorganization into FMC Common Stock, such that the conversion date is no later than January 1, 1997.

         5.3 Independent Auditors. After the Effective Date, the Board of Directors of FMC shall cause Edward, Faust & Smith and Deloitte & Touche to plan FMC's fiscal 1996 audit in terms of schedule and their respective roles, so that such audit is performed in a timely and professional manner. If an acceptable working relationship cannot be established, the FMC Board of Directors will determine how to use such auditing firms or another auditing fees for FMC's fiscal 1996 audit. Should either auditing firm not be utilized for such purpose, such firm will be paid the auditing fees it would have earned or will be utilized in another fashion to earn such fees.

         5.4 Indemnification. FMC agrees that following the Effective Date, it shall indemnify and hold harmless any officer or director of SCC who has rights to indemnification from SCC, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and SCC's Articles of Incorporation or Bylaws, as in effect on the Effective Date, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Effective Date. FMC further agrees that any such person who has rights to indemnification pursuant to this Section 5.4 is expressly made a third party beneficiary of this Section 5.4 and may directly, in such person's personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress allowable under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, FMC shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between FMC and the indemnified party. FMC shall use its reasonable best efforts to obtain a directors' and officers' liability policy covering the directors and officers of FMC after the Effective Date.

         5.5 Certain Expenses. After the Effective Date, consistent with applicable laws and regulations, SCC will pay to FMC, when requested by FMC, one-half of the expenses FMC incurs to communicate with shareholders and prospective shareholders, report to the Securities and Exchange Commission, and to have its stock traded in The Nasdaq Stock Market, and one-half of the auditors fees incurred by FMC and its Subsidiaries.

         5.6 Escrow Agreement. Prior to the Effective Date, FMC shall enter into an escrow agreement with a bank, trust company or other fiduciary or corporation designated by SCC with its principal office in Richmond, Virginia. Such escrow agreement shall be substantially in the form of Exhibit D hereto.

         5.7 Key Man Life Insurance. After the Effective Date FMC and SCAC shall use their best efforts to obtain key man life insurance policies on James
F. Vigue and H. William Coogan in the face amount of $3 million, each, and on Donald V. Cruickshanks in the face amount of $1 million. The parties intend that one-third of any death benefit received by FMC (in the case of Mr. Vigue) or SCAC (in the case of Mr. Coogan or Mr. Cruickshanks) shall be used to purchase FMC Common Stock held by any such individual on the date of his death at a price equal to the highest independent bid price for FMC Common Stock on the date of death. As soon as practicable after such life insurance policies are in force, FMC and each of Messrs. Vigue, Coogan and Cruickshanks shall enter into agreements consistent with this Section 5.7.

                                    ARTICLE 6

                        Conditions to the Reorganization

         6.1 Conditions to Each Party's Obligations to Effect the Reorganization. The respective obligations of each of FMC and SCC to effect the Reorganization and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

                  (a) Shareholder Approval. Shareholders of SCC shall have approved all matters relating to this Agreement and the Reorganization required to be approved by such shareholders in accordance with Virginia law.

                  (b) Regulatory Approvals. This Agreement and the Plan of Merger shall have been approved by the Virginia State Corporation Commission, and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Reorganization in the reasonable opinion of the Board of Directors of FMC or SCC.

                  (c) Tax Opinion. FMC and SCC shall have received an opinion of Williams, Mullen, Christian & Dobbins, or other counsel reasonably satisfactory to FMC and SCC, to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of SCC to the extent they receive FMC Common Stock and FMC Preferred Stock solely in exchange for their SCC Common Stock in the Reorganization.

                  (d) Accountants' Letter. FMC and SCC shall have received a letter, dated as of the Effective Date, from Deloitte & Touch stating, that the Reorganization will qualify be treated as a purchase of SCC by FMC under generally accepted accounting principles.

                  (e) Opinions of Counsel. SCC shall have delivered to FMC and FMC shall have delivered to SCC opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

                  (f)  Legal Proceedings.   Neither FMC nor SCC shall be subject
to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Reorganization.

                  (g) Voting Agreement. The shareholders of SCC and the directors of FMC shall have entered into an agreement with in the form attached hereto as Exhibit C to vote their shares of FMC Common Stock and FMC Preferred Stock in favor of the amendments to the Articles of Incorporation of FMC described in Section 5.1.

         6.2 Conditions to Obligations of FMC. The obligations of FMC to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a)  Representations    and   Warranties.    Each   of   the
representations and warranties contained herein of SCC shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement and FMC shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of SCC dated the Effective Date, to such effect.

                  (b) Performance of Obligations. SCC shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and FMC shall have received a certificate signed by the Chief Executive Officer of SCC to that effect.

                  (c) Affiliate Letters. Each shareholder of SCC who may be deemed by counsel for FMC to be an "affiliate" of SCC within the meaning of Rule 145 under the Securities Act of 1933 shall have executed and delivered a commitment and undertaking to the effect that (1) such shareholder will dispose of the shares of FMC Common Stock received by him in connection with the Reorganization only in accordance with the provisions of paragraph (d) of Rule 145; (2) such shareholders will not dispose of any such shares until FMC has received an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of any applicable security laws; and (3) the certificates representing said shares may bear a conspicuous legend referring to the forgoing restrictions.

                  (d)  Waiver of Dissenters' Rights.  Each shareholder of SCC
shall  have  waived  his  or  her   dissenters'   rights  with  respect  to  the
Reorganization.

         6.3 Conditions to Obligations of SCC. The obligations of SCC to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a)  Representations    and   Warranties.    Each   of   the
representations and warranties contained herein of FMC shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement and SCC shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of FMC dated the Effective Date, to such effect.

                  (b) Performance of Obligations. FMC shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and SCC shall have received a certificate signed by Chief Executive Officer of FMC to that effect.


                                    ARTICLE 7

                                   Termination

         7.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of Merger by the shareholders of SCC, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Effective Date:

                  (a) By the mutual consent of the Board of Directors of each of FMC and SCC;

                  (b) By the respective Boards of Directors of FMC or SCC if the conditions set forth in Section 6.1 have not been met or waived by FMC and SCC;

                  (c) By the Board of Directors of FMC if the conditions set forth in Section 6.2 have not been met or waived by FMC;

                  (d) By the Board of Directors of SCC if the conditions set forth in Section 6.3 have not been met or waived by SCC;

                  (e) By the respective Boards of Directors FMC or SCC if the Reorganization is not consummated by July 31, 1996.

         7.2 Effect of Termination. In the event of the termination and abandonment of this agreement and the Reorganization pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 4.2 and all of Sections 4.8 and 7.4 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

         7.3 Survival of Representations, Warranties and Covenants. All of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date.

         7.4 Expenses. The parties provide for the payment of expenses as follows:

                  (a) Except as provided in Section 7.4(b), each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated herein, including fees and expenses of its own consultants, investment bankers, accountants and counsel.

                  (b)  If this  Agreement is terminated  (w) by SCC in breach of this Agreement or (x) by FMC as a result of a breach by SCC or a failure by SCC to perform any of its obligations hereunder, then SCC shall bear and pay one-half of the costs and expenses of FMC, including fees and expenses of consultants, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement. If this Agreement is terminated (y) by FMC in breach of this Agreement or (z) by SCC as a result of a breach by FMC or a failure by FMC to perform any of its obligations hereunder, then FMC shall bear and pay one-half of the costs and expenses of SCC, including fees and expenses of consultants, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement.

                  (c) Final settlement with respect to the payment of such fees and expenses by the parties shall be made within thirty (30) days after the termination of this Agreement.

                                    ARTICLE 8

                               General Provisions

         8.1 Entire Agreement. This Agreement contains the entire agreement among FMC and SCC with respect to the Reorganization and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         8.2 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, whether before or after the meetings of SCC and FMC shareholders referred to in Section 6.1(a) hereof, except statutory requirements and requisite approvals of shareholders and regulatory authorities.

         8.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

         8.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

         8.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to FMC:

                  James F. Vigue
                  Firstmark Corp.
                  One Financial Place
                  222 Kennedy Memorial Drive
                  Waterville, Maine 04901
                  (Tel.  (207) 873-6362)

         Copy to:

                  Ronald E. Colby, III, Esq.
                  Lipman & Katz, P.A.
                  227 Water Street
                  Augusta, Maine 04330
                  (Tel.  (207) 622-3711

         If to SCC:

                  H. William Coogan, Jr. and
                  Donald V. Cruickshanks
                  Southern Capital Corp.
                  One James Center
                  Suite 1700
                  901 East Cary Street
                  Richmond, Virginia 23219
                  (Tel. (804) 648-8504)

         Copy to:

                  R. Brian Ball, Esquire
                  Williams, Mullen, Christian & Dobbins
                  1021 East Cary Street
                  P.O. Box 1320
                  Richmond, Virginia 23210-1320
                  (Tel. (804) 783-6426)

         8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

         8.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

         8.8 Brokers and Finders. Except for Peter MacMillan, each of the parties represents and warrants that neither it nor any of its officers, directors, employees, affiliates, or subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fees, investment banker's fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of any claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by either FMC or SCC, FMC or SCC, as the case may be, agrees to indemnify and hold the other party harmless of and from any such claim.

         8.9 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the wholly owned subsidiaries belonging to the party making such representations, warranties, and covenants.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                           Firstmark Corp.



                                           By: /s/ James F. Vigue
                                              -------------------------
                                               James F. Vigue
                                               President
ATTEST:


/s/ Ivy Gilbert
---------------------
Secretary

                                           Southern Capital Corp.



                                           By: /s/ H. William Coogan, Jr.
                                              -------------------------
                                               H. William Coogan, Jr.
                                               Chairman

ATTEST:


/s/ Donald V. Cruickshanks
--------------------------
Secretary

                                           Southern Capital Acquisition Corp.



                                           By: /s/ James F. Vigue
                                              --------------------------
                                               James F. Vigue
                                               President

ATTEST:


/s/ Ivy Gilbert
-------------------
Secretary


         The undersigned, being all of the Directors of Firstmark Corp., by their signatures hereto hereby, in their capacities as Directors of Firstmark Corp., unanimously approve this Agreement and Plan of Reorganization; adopt the resolution attached hereto as Exhibit B; authorize the issuance of the FMC Preferred Stock described in Section 2.1; and authorize and direct the officers of FMC and Southern Capital Acquisition Corp. ("SCAC") to take such steps as are necessary for FMC and SCAC to perform their obligations hereunder and consummate the Reorganization.


                                           /s/ James F. Vigue
                                           ----------------------
                                           James F. Vigue


                                           /s/ Ivy L. Gilbert
                                           ----------------------
                                           Ivy L. Gilbert


                                           /s/ Robert A. Rice
                                           ----------------------
                                           Robert A. Rice

         The undersigned, being all of the Directors of Southern Capital Acquisition Corp., by their signatures hereto, hereby unanimously approve this Agreement and Plan of Reorganization in their capacities as Directors of Southern Capital Acquisition Corp.

                                           /s/ James F. Vigue
                                           --------------------------
                                           James F. Vigue


                                           /s/ Ivy L. Gilbert
                                           --------------------------
                                           Ivy L. Gilbert


         The undersigned, being all of the Directors of Southern Capital Corp. ("SCC"), by their signatures hereto, hereby unanimously approve this Agreement and Plan of Reorganization in their capacities as Directors of Southern Capital Corp. and authorize and direct the officers to take such steps as are necessary for SCC to perform its obligations hereunder and consummate the Reorganization.


                                           /s/ H. Willam Coogan, Jr.
                                           --------------------------
                                           H. William Coogan, Jr.


                                           /s/ Donald V. Cruickshanks
                                           --------------------------
                                           Donald V. Cruickshanks


                                           /s/ R. Brian Ball
                                           --------------------------
                                           R. Brian Ball


                                           /s/ Susan C. Coogan
                                           --------------------------
                                           Susan C. Coogan

                                                                   EXHIBIT A to
                                                                  Agreement and
                                                         Plan of Reorganization

                                 PLAN OF MERGER
                                     BETWEEN
                             Southern Capital Corp.
                                       AND
                       Southern Capital Acquisition Group

         Pursuant to this Plan of Merger ("Plan of Merger"), Southern Capital Corp. ("SCC") shall merge with and into Southern Capital Acquisition Corp. ("SCAC"), a Virginia corporation pursuant to Section 13.1-716 of the Virginia Stock Corporation Act.

                                    ARTICLE 1

                               Terms of the Merger

         1.1 The Merger. In accordance with the terms and conditions of the Agreement and Plan of Reorganization, dated as of April __, 1996 (the "Agreement") between SCC, SCAC and Firstmark Corp., a Maine corporation, ("FMC") at the Effective Date, SCC shall merge with and into SCAC under Section 13.1-716 of the Virginia Stock Corporation Act (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act. SCAC shall be the surviving corporation and the separate corporate existence of SCC shall cease.

         1.2 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of SCAC in effect immediately prior to the consummation of the Merger shall remain in effect following the Effective Date until otherwise amended or repealed.

         1.3 Effective Date. The Effective Date shall be the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia effecting the Merger.

                                    ARTICLE 2

                           Manner of Converting Shares

         2.1 Exchange of Shares. Upon, and by reason of, the Merger becoming effective pursuant to the issuance of a Certificate of Merger by the Virginia State Corporation Commission, each share of common stock, par value $1.00 per share, of SCC ("SCC Common Stock") issued and outstanding immediately prior to the Effective Date shall cease to be outstanding and be converted into and exchanged for 400 shares of Cumulative Nonconvertible Nonvoting Preferred Stock, Series B of FMC, par value $.20 per share ("FMC Preferred Stock"). Each holder of a certificate representing any shares of SCC Common Stock, after the

Effective Date, shall cease to have any rights with respect to such SCC Common Stock, except the right to receive any dividends previously declared but unpaid as to such stock and shares of FMC Preferred Stock, which shall be delivered by FMC to each person who is a shareholder of record of SCC on the Effective Date at the Reorganization Closing (as defined in the Agreement).


                                    ARTICLE 3

                                   Termination

         This Plan of Merger may be terminated at any time prior to the Effective Date by the parties hereto as provided in Article 7 of the Agreement.

                                                                       EXHIBIT B
                                                            to the Agreement and
                                                          Plan of Reorganization






         A.       The name of the Corporation is Firstmark Corp.

         B. The following Resolution setting forth the designation and the number of shares of a series of Preferred Stock ($.20 par value) of the Corporation and the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation at a meeting held on April __, 1996.

         C.       The text of the Resolution is as follows:

         RESOLVED, that one hundred eighty-eight thousand (188,000) authorized but unissued shares of this Corporation's Preferred Stock ($.20 par value) are hereby designated as a series of Preferred Stock called the Cumulative Nonconvertible Nonvoting Preferred Stock, Series B (the "Series B Preferred Stock"), with the following voting powers, rights and preferences:

1.       Dividends.

         (a) The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive (i) if, when and as declared by the Board of Directors of the Corporation, out of any funds legally available therefor, cash dividends at the rate and payable on the dates hereinafter set forth or (ii) stock dividends payable in accordance with Section 1(b). Dividends shall be cumulative and shall accrue on the Series B Preferred Stock from and after January 1, 1997. The rate of cash dividends payable on the Series B Preferred Stock shall be $16.00 per share per annum for dividends that accrue in 1997; $20.00 per share per annum for dividends that accrue in 1998; and $24.00 per share per annum for dividends that accrue after 1998. Dividends shall be payable in equal quarterly installments on the last day of March, June, September and December of each year, commencing on March 31, 1997. Dividends payable on any date which is not the last day of March, June, September or December shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

         (b) If the Board of Directors shall not declare and pay a cash dividend for any dividend period, the Corporation, upon receipt of a written demand signed by holders of at least eighty percent (80%) of the issued and outstanding shares of Series B Preferred Stock, shall pay a dividend to the holders of Series B Preferred Stock in shares of Series B Preferred Stock for such dividend period and any prior dividend period identified in such demand for which a cash dividend was not declared and paid. The number of shares of Series B Preferred Stock issuable as a dividend for any dividend period shall be determined by dividing the cash dividend accrued for such dividend period by $200.00.

         (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon any shares of Parity Stock for any dividend period unless a like proportionate dividend for the same dividend period (in proportion to the respective annual dividend rates per share set forth in the Articles of Incorporation or the respective Articles of Amendment) shall have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all shares of Series B Preferred Stock outstanding.

         (d) Unless Dividends Accrued on all outstanding shares of Series B Preferred Stock and any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and full dividends (to the extent that the amount thereof shall have become determinable) on all outstanding shares of such stock due on the respective next following payment dates shall have been declared and a sum sufficient for the payment thereof set apart, then
(i) no dividend (other than a dividend payable solely in Common Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends on any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

2.       Voting Rights.

         (a) Shares of Series B Preferred Stock shall not be entitled to vote for the election of directors.

         The holders of the outstanding shares of the Series B Preferred Stock shall have the voting rights described in Paragraph (b) of this Section 2 and such additional voting rights as may be afforded under the laws of the State of Maine in existence at the time any matter requiring their vote shall arise.

         (b) The affirmative vote or consent of the holders of a majority of the then issued and outstanding shares of the Series B Preferred Stock (voting in person or by proxy at a meeting called for such purpose at which holders of such shares shall vote separately as a class) shall be necessary to effect any of the following:

                  (i) The authorization of any shares of Prior Stock or the authorization of any shares that are convertible into Prior Stock;

                  (ii) Any amendment, alteration or repeal of any of the provisions of this resolution or any of the other provisions of the Articles of Incorporation which affects adversely the voting powers, rights or preferences of any of the outstanding shares of Series B Preferred Stock or the holders thereof, it being understood that any such amendment, alteration or repeal in order to increase the number of directors of the Corporation shall not be deemed to affect adversely the voting powers, rights or preferences of any shares of Series B Preferred Stock or the holders thereof; or

                  (iii)Any merger, consolidation, other business combination or other transaction or action in which the Corporation issues any of any Capital Stock or securities that are convertible into or exchangeable for any shares of the Corporation's Capital Stock.


3.       Liquidation.

         In the event of liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, a liquidation price of $200 per share, plus Dividends Accrued to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and after payment to the holders of the outstanding shares of Series B Preferred Stock and to the holders of shares of other classes and series of Parity Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of the Junior Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay the holders of the outstanding shares of Series B Preferred Stock and other series of Parity Stock the full preferential amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed ratably to the holders of the outstanding shares of Series B Preferred Stock and other series of Parity Stock in proportion to the full preferential amounts to which they are respectively entitled.

4.       Conversion.

         (a) Provided (i) the Corporation's Articles of Incorporation have been amended to effectively provide that Section 13-A-910 of the Maine Business Corporation Act shall not apply to the Corporation and (ii) that the Corporation has available a sufficient number of authorized and unreserved shares of Common Stock, the Corporation shall have the right, at any time, to convert all, and not less than all, shares of Series B Preferred Stock into Common Stock of the Corporation. The number of shares of Common Stock into which each share of Series B Preferred Stock shall be convertible shall be equal to the number arrived at by dividing $200.00, plus Dividends Accrued, by the conversion price per share of the Common Stock fixed or determined as hereinafter provided. Such conversion price shall be the lesser of (i) $4.00 per share, subject to the adjustments hereinafter provided or (ii) the Current
Market Value per share of the Corporation's Common Stock--(such price as adjusted at any time being hereinafter called the "Conversion Price".) For the purposes of this Section 4(a), the "Current Market Value" per share of the Corporation's Common Stock shall be deemed to be the average of the Fair Market Value (as defined in Section 6 on each of the 20 consecutive trading days commencing 25 trading days before the Conversion Date (a trading day, for the purpose of this resolution, being a day on which securities are traded in the over-the-counter market or, if the Common Stock is then listed on any national stock exchange, on such exchange).

         (b) The Corporation may exercise the conversion right provided in Paragraph (a) above by delivering to each holder of record of Series B Preferred Stock at the holder's address appearing in the Corporation's stock transfer records a written notice stating that the Corporation elects to convert such shares. Conversion shall be deemed to have been effected on the date (the Conversion Date) when such delivery is made. Upon receipt of such notice, each holder of Series B Preferred Stock shall deliver to the Corporation at the address set forth in Section 5(b) all certificates held by him for shares of Series B Preferred Stock, endorsed in blank. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date.

         (c) The Corporation shall not issue any fraction of a share upon conversion of shares of the Series B Preferred Stock. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the number of shares of Common Stock deliverable shall be rounded up to the nearest full share.

         (d) The issuance of Common Stock on conversion of outstanding shares of Series B Preferred Stock shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of such Common Stock, but the Corporation shall not be required to pay any tax or expense which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Corporation of the outstanding shares of Series B Preferred
Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (e) The Conversion Price shall be subject to the following adjustments:

                  (i) Whenever the Corporation shall (A) pay a dividend on its outstanding shares of Common Stock in shares of its Common Stock or subdivide or otherwise split its outstanding shares of Common Stock, or
         (B) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the effective date of the happening of such event shall be adjusted so that the holders of the Series B Preferred Stock, upon conversion of all thereof immediately following such event, would be entitled to receive the same aggregate number of shares of Common Stock as they would have been entitled to receive immediately following such event if such shares of Series B Preferred Stock had been converted immediately prior to such event, or if there is a record date in respect of such event, immediately prior to such record date.

                  (ii) In case the Corporation, after the effective date of this amendment, shall issue rights, warrants or options to subscribe for or purchase shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, at a price per share which is less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the issuance of such rights, warrants, options or convertible securities by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants, options or convertible securities plus (A) The number of shares of Common Stock issuable upon the exercise of such rights, warrants or options, or upon the conversion of convertible securities then outstanding and which have been taken into account and determining the then effective Conversion Price (excluding any theretofore exercised, converted or exchanged), and (B) the number of shares which the aggregate exercise price of the shares of Common Stock called for by all such rights, warrants, options or convertible securities (excluding any theretofore exercised, converted or exchanged) would purchase at the Conversion Price then in effect and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants, options or convertible securities plus (A) The number of shares of Common Stock issuable upon the exercise of rights, warrants or options or upon the conversion of convertible securities then outstanding and which have been taken into account in determining the then effective Conversion Price (excluding any theretofore exercised, converted or exchanged), and (B) the number of additional shares of Common Stock called for by all such rights, warrants, options or convertible securities (excluding any theretofore exercised, converted or exchanged). Such adjustment shall be made on the date that such rights, warrants or options are issued.

                  (iii) Whenever the Corporation shall make a distribution to holders of Common Stock of evidences of its indebtedness or assets (excluding dividends and distributions paid in cash out of funds available for dividends in accordance with applicable law), the Conversion Price immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, (y) the numerator of which shall be the denominator, hereinbelow described, less the fair value (as conclusively determined in good faith by the Board of Directors of the Corporation) at the time of such distribution of that portion of the evidences of indebtedness or assets distributed which is applicable to one share of Common Stock, and (z) the denominator of which shall be the Conversion Price per share of Common Stock on the next full business day after the record date fixed for the determination of the holders of the Common Stock entitled to such distribution. Such adjustment shall be retroactively effective as of immediately after such record date.

                  (iv) If the Corporation shall sell any shares of Common Stock for cash at a price per share which is less than the Conversion Price in effect immediately prior to such sale, or issue shares of the Common Stock for a consideration other than for cash, whether in a merger or other acquisition or otherwise, for a gross consideration per share which is less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issue or sale shall be adjusted to a new Conversion Price equal to that number determined by dividing (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price then in effect and (2) the gross consideration received by the Corporation upon such issue or sale by
         (B) the number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of such computation, the gross consideration received by the Corporation upon such issue or sale shall be the amount of cash and the fair value of property received at the value determined in good faith by the Board of Directors of the Corporation. The provisions of this subparagraph shall not apply to the issuance of shares of Common Stock pursuant to (x) the exercise of rights, warrants or options to purchase shares of Common Stock, or (y) the exercise of conversion rights.

         (f)      Notwithstanding any of the foregoing  provisions of this
Section 4, no adjustment of the Conversion Price shall be made if the Corporation shall issue rights, warrants or options to purchase Common Stock, or issue Common Stock, pursuant to one or more stock purchase plans, stock option plans, incentive compensation plans, or other remuneration plans for employees (including officers) of the Corporation or its Subsidiaries adopted or approved by the Board of Directors of the Corporation before or after the adoption of this resolution.

         (g) In any case in which this Section 4 provides that an adjustment of the Conversion Price shall become effective retroactively immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event that number of shares of Common Stock issuable upon such conversion that shall be in addition to the number of shares of Common Stock which were issuable upon such conversion immediately before the adjustment in the conversion price required in respect of such event.

         (h) Whenever the Conversion Price and subsequent changes to be made therein are adjusted pursuant to this Section 4, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series B Preferred Stock, if any, a statement, signed by the Chairman or President of the Corporation and by its Treasurer, showing in detail the facts requiring such adjustment and a computation of the adjusted Conversion Price, and shall make such statement available for inspection by shareholders of the Corporation, and (ii) cause a notice to be mailed to each holder of record of the outstanding shares of Series B Preferred Stock stating that such adjustment has been made and setting forth the adjusted Conversion Price. It shall be accompanied by a letter from the Corporation's independent public accountants stating that the change has been made in accordance with the provisions of this resolution.

         (i) In the event of any reclassification or recapitalization of the outstanding shares of Common Stock (except a change in par value, or from par value to no par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Corporation is a party, except a merger in which the Corporation is the surviving corporation and which does not result in any such reclassification or recapitalization of the outstanding Common Stock of the Corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provisions shall be made by the Corporation or by the successor or purchasing corporation (i) that the holder of each share of Series B Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable, upon such reclassification, recapitalization, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Corporation into which such share of Series B Preferred Stock might have been converted immediately prior thereto, and (ii) that there shall be subsequent adjustments of the Conversion Price which shall be equivalent, as nearly as practicable, to the adjustments provided for in this Section 4. The provisions of this paragraph (j) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

         (j) Shares of Common Stock issued on conversion of shares of Series B Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation.

5.       Redemption.

         (a) Holders of a majority of the issued and outstanding shares of Series B Preferred Stock, by written notice to the Corporation at any time after June 30, 1998, may require the Corporation to redeem all of the outstanding shares of Series B Preferred Stock. At the option of the Corporation, the redemption price shall be payable (i) in cash in the amount of $200.00 per share, plus Dividends Accrued to the date fixed for redemption, or (ii) by distributing pro rata to the holders of Series B Preferred Stock, one hundred percent of the capital stock of Southern Capital Acquisition Corp., a Virginia corporation ("SCAC").

         (b) Notice of redemption shall be given by holders of a majority of the issued and outstanding shares of Series B Preferred Stock to the Corporation by first class mail, postage prepaid, to Corporation at the following address: Firstmark Corp., One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine 04901. If such notice is given, all shares of Series B Preferred Stock shall be redeemed and all holders of Series B Preferred Stock shall be bound to accept the redemption price. The notice of redemption shall set forth the date fixed for redemption (which shall not be less than 30 days after the date the notice is mailed to the Corporation), the applicable redemption price (including the amount of Dividends Accrued to the date fixed for redemption), and the place where the payment of the redemption price shall be made. Certificates representing shares to be redeemed shall be surrendered against payment of the redemption price.

         (c) When a notice of redemption of the outstanding shares of Series B Preferred Stock shall have been duly mailed as hereinabove provided, on or before the date fixed for redemption, the Corporation shall deposit (i) cash funds sufficient to pay the redemption price (including Dividends Accrued to the date fixed for redemption) of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice or (ii) stock certificates, duly endorsed, representing one hundred percent of the capital stock of SCAC to be applied to the redemption of the shares so called for redemption against surrender of the certificates representing shares so redeemed for cancellation. From and after the time of such deposit of all shares for the redemption of which such deposits shall have been so made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and determine except the right to receive payment of the redemption price (including Dividends Accrued to the date fixed for redemption), but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

         (d) So long as any Series B Preferred Stock is outstanding, the Corporation shall set aside as a sinking fund for redemption of the Seriesk B Preferred Stock on or before April 1 of each year commencing April 1, 1997, the sum of $1,000,000; provided that in any year the Corporation shall not be required to set aside an amount greater than the total of $25.00 multiplied by the number of shares of Series B Preferred Stock then outstanding plus Dividends Accrued.

         Funds so set aside for the sinking fund shall be applied by or at the direction of the Corporation only to the redemption of shares of Series B Preferred Stock in the manner, upon notice and with the effect specified in this
Section 5. Accrued and unpaid dividends on shares of Series B Preferred Stock to be redeemed through the sinking fund shall not be charged to funds deposited in the sinking fund but shall be paid out of other funds of the Corporation.

6.       Definitions.

         For the purposes of this resolution, the following terms shall have the following meanings:

                  "Capital Stock" means the Capital Stock of any class or series (however designated) of the Corporation.

                  "Common Stock" means the Common Stock of the Corporation ($.20 par value) as constituted on the date of this Resolution, or shares of any other class of Capital Stock into which such Common Stock is reclassified after such date.

                  "Dividends Accrued" means an amount equal to the sum of all cash dividends required to be paid on the shares of Series B Preferred Stock from the date of issue of the shares of Series B Preferred Stock to the date to which the determination is to be made, whether or not such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the sum of the amount of cash dividends declared and paid under Section 1(a) and stock dividends declared and paid under Section 1(b) and, if any dividends have been declared and set apart for payment but not paid, the amount so set apart for the payment of such dividends. Accrued Dividends for any period less than a full calendar quarter shall be calculated on the basis of the actual number of days elapsed over a 360 day year.

                  The "Fair Market Value" per share of Common Stock on any day shall be deemed to be the mean between the asked and bid prices as reported by NASDAQ or any similar service, or the last sale price as reported on the NASDAQ National Market if the Common Stock is quoted on such system, but if the Common Stock is listed and traded on a national stock exchange, the "Fair Market Value" per share of Common Stock on any date shall be deemed to be the last sale price for such day on the exchange on which it generally has the highest trading volume; provided, however, that if the Common Stock is not traded on any trading day, then the Fair Market Value on such day shall be determined in the manner hereinabove set forth on the most recent preceding trading day.

                  "Junior Stock" means any Capital Stock ranking as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to the Series B Preferred Stock.

                  "Parity Stock" means shares of any series of the Corporation's Preferred Stock, shares of the Corporation's Class B Preferred Stock and any shares of Capital Stock ranking as to dividends and/or as to the rights in liquidation, dissolution or winding up of the affairs of the Corporation equally with the Series B Preferred Stock.

                  "Prior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation prior to the Series B Preferred Stock.

                  "Subsidiary"   means  any  corporation,   a  majority  of  the
         outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by the Corporation and one or more Subsidiaries.

                      [This page intentionally left blank]




April 24, 1996

                                                                  EXHIBIT C to
                                                                 Agreement and
                                                        Plan of Reorganization


                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of April __, 1996, by and between Southern Capital Corporation, a Virginia corporation ("SCC"), H. William Coogan, Jr. ("Coogan"), Donald V. Cruickshanks ("Cruickshanks"), and Susan C. Coogan, Trustee under H. William Coogan, Jr. Irrevocable Trust Agreement dated 12/30/92 ("Susan Coogan"), and each of the persons named on Exhibit A hereto (each such named person a "Shareholder" and, collectively, the "Shareholders").

         WHEREAS,   SCC,   Southern  Capital   Acquisition   Corp.,  a  Virginia
corporation ("SCAC") and Firstmark Corp., a Maine corporation ("FMC") are concurrently herewith entering into an agreement and plan of reorganization (the "Merger Agreement") with respect to a merger of SCC with and into SCAC; and

         WHEREAS, Coogan, Cruickshanks and Susan Coogan are the sole shareholders of SCC and are causing SCC to execute the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Shareholders; and

         WHEREAS, as a condition to causing SCC to enter into the Merger Agreement, Coogan, Cruickshanks and Susan Coogan have requested that each Shareholder agree to vote all shares of FMC capital stock ("FMC Shares") beneficially owned by such shareholder as of the date hereof or at any time hereafter as provided in this Agreement, and each Shareholder is willing to vote such shares as provided in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound, the parties hereto agree as follows:

         1.       Voting Agreement; Proxy.

                  (a) Voting. Each Shareholder agrees to vote all FMC Shares in favor of the matters set forth in Section 5.1 of the Merger Agreement.

                  (b) Proxy. Each Shareholder agrees to grant, at the request of Coogan, Cruickshanks, or Susan Coogan, upon the execution and delivery of the Merger Agreement, a proxy to vote the FMC Shares as indicated in subsection 1(a) above. Each Shareholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to the FMC Shares.

         2. Termination. This Agreement shall terminate upon the earlier to occur of (i) conversion of the FMC Preferred Stock issued pursuant to the Merger Agreement into FMC Common Stock as contemplated by the Merger Agreement, and (ii) the termination of the Merger Agreement in accordance with its terms.

         3. Representations and Warranties of Shareholders. Each Shareholder hereby represents and warrants to Coogan, Cruickshanks, and Susan Coogan as follows:

                  (a) Authority Relative to this Agreement. Such Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming that this Agreement has been duly and validly authorized, executed and delivered by SCC, Coogan, Cruickshanks, and Susan Coogan, this Agreement constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                  (b) Ownership of Shares. Such Shareholder beneficially owns all of the FMC Shares indicated opposite such Shareholder's name on Exhibit A hereto, which constitute all the FMC Shares beneficially owned by such Shareholder. Other than as provided in this Agreement, there are no restrictions on the voting rights or rights of disposition pertaining to such shares.

                  (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

         4. No Transfer. Until the termination of this Agreement, each Shareholder hereby agrees not to sell, transfer, assign or otherwise dispose of any of its FMC Shares other than sales, transfers, assignments or other dispositions to affiliates of such Shareholder or to another Shareholder or transfers which occur upon the death of a Shareholder without the prior written consent of Coogan, Cruickshanks, and Susan Coogan. Any permitted transferee of FMC Shares must become a party to this Agreement and any purported transfer of FMC Shares to a person or entity that has not become a party hereto shall be null and void.

         5. Entire Agreement. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes
                                       -2-
all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Virginia (without giving effect to the provisions thereof relating to conflicts of law).

         6. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

         7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives; provided, that this Agreement shall not be assigned without the prior written consent of the other parties hereto, except that each Shareholder may assign all or any of its rights, interests and obligations hereunder to an affiliate of such Shareholder who agrees to become bound hereby. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         9. Definitions. Unless the context otherwise requires, the following terms shall have the following respective meanings:

                  (a) "beneficial owner" has the meaning set forth in Rule 13d-3(a) and (b) of the Rules and Regulations to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "beneficially owned" shall have a correlative meaning; and

                  (b) "person" means a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

         10. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) confirmed delivery by a standard overnight carrier or (b) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

         (x)      If to SCC, to

                           Southern Capital Corp.
                           One James Center, 17th Floor
                           901 East Cary Street
                           Richmond, Virginia 23219
                           Attention:       H. William Coogan, Jr., Chairman

         with a copy to:

                           R. Brian Ball, Esq.
                           Williams, Mullen, Christian & Dobbins
                           Two James Center, 16th Floor
                           1021 East Cary Street
                           P. O. Box 1320
                           Richmond, Virginia 23210-1320

         (y) If to any of the Shareholders, to the respective addresses noted on Exhibit A hereto

         11. Descriptive Headings. The descriptive headings herein are inserted forconvenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         13. Further Assurances. Each Shareholder and the Company will execute and deliver all such further documents and instruments and take all such further actions as may be reasonably necessary in order to consummate the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        SOUTHERN CAPITAL CORP.


                                        By
                                          --------------------------------
                                          H. William Coogan, Jr.
                                          Chairman

                                        ----------------------------------
                                        H. William Coogan, Jr.



                                        ----------------------------------
                                        Donald V. Cruickshanks



                                        ----------------------------------
                                        Susan C. Coogan, Trustee under
                                        H. William Coogan, Jr. Irrevocable
                                        Trust Agreement dated 12/30/92



                                        ----------------------------------
                                        James F. Vigue



                                        ----------------------------------
                                        Ivy L. Gilbert



                                        ----------------------------------
                                        Robert A. Rice

                                    EXHIBIT A


James F. Vigue

Ivy L. Gilbert

Robert A. Rice

                                                                       Exhibit D



                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement") is dated as of ____________, 1996 and is by and among Firstmark Corp. ("FMC"), a Maine Corporation; Thompson & McMullan, a Virginia professional corporation (the "Agent"); H. William Coogan, Jr., Donald V. Cruickshanks and Susan C. Coogan, trustee U/A dated December 30, 1992 (together the "Shareholders"); and H. William Coogan, Jr. ("Representative").

Recitals:

         1. FMC, Southern Capital Corp., a Virginia corporation ("SCC"), and Southern Capital Acquisition Corp., a Virginia corporation ("SCAC"), entered into an Agreement and Plan of Reorganization, dated April ___, 1996 (the "Reorganization Agreement"). The Reorganization Agreement provides for the merger of SCC into SCAC.

         2. SCAC is a wholly-owned subsidiary of FMC.

         3. The Shareholders are the only shareholders of SCC. Pursuant to the Reorganization Agreement, upon the merger of SCC into SCAC, the Shareholders will receive shares of Cumulative Nonconvertible Nonvoting Preferred Stock, Series B, of FMC ("FMC Preferred Stock") in exchange for their shares of the common stock of SCC. The terms and the relative rights and preferences of the FMC Preferred Stock are set forth in Exhibit B to the Reorganization Agreement (the "Articles of Amendment").

         4. Subject to certain conditions, Section 4(a) of the Articles of Amendment provides that FMC shall have the right to convert the shares of FMC Preferred Stock into shares of common stock of FMC, par value $.20 per share ("FMC Common Stock").

         5. Section 5(a) of the Articles of Amendment provides that after June 30, 1998 the holders of the FMC Preferred Stock shall have the right to require FMC to redeem the FMC Preferred Stock. If such right of redemption is exercised, FMC will have the right to pay the redemption price in cash or by delivering all of the issued and outstanding shares of the capital stock of SCAC to the holders of FMC Preferred Stock.

         6. It is the desire and expectation of FMC and the Shareholders that FMC will exercise its right to convert the FMC Preferred Stock into FMC Common Stock before January 1, 1997, such that FMC will never be required to redeem the FMC Preferred Stock.

         7. FMC and the Shareholders, however, realize that satisfaction of the conditions precedent to the right of FMC to convert the FMC Preferred Stock into FMC Common Stock, as set forth in Section 4(a) of the Articles of Amendment, requires a vote of the shareholders of FMC to amend the Articles of Incorporation of FMC and, therefore, is not within the control of FMC and the Shareholders. Consequently, the parties are entering this Agreement to ensure that, if the FMC Preferred Stock is not converted into FMC Common Stock before June 30, 1998 and the holders of FMC Preferred Stock exercise their right of redemption, all of the issued and outstanding shares of SCAC common stock will be available for prompt delivery to the Shareholders, or their assigns, if FMC does not elect to pay the redemption price in cash.

         NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                 ESCROW OF STOCK

         SECTION 1.1. Delivery of Stock Certificates. Certificate Number ____ (the "Certificate") representing and evidencing five thousand (5,000) shares of the common stock of SCAC, no par value ("SCAC Common Stock"), is hereby delivered to and shall be held by the Agent pursuant to the terms of this Agreement. The Certificate is in suitable form for transfer by delivery.

         SECTION 1.2. Release of Certificate.

         (a) Upon the conversion of all of the shares of FMC Preferred Stock into FMC Common Stock, this Agreement shall terminate and the Certificate shall be delivered by the Agent to FMC.

         (b) If the holders of FMC Preferred Stock exercise their right of redemption, as set forth in Section 5(a) of the Articles of Amendment, and FMC elects to pay the redemption price in shares of SCAC Common Stock, the Agent shall deliver, at such time as FMC and the Representative shall direct, the Certificate to the Representative, who shall split up the Certificate and deliver shares of SCAC Common Stock to each such holder of FMC Preferred Stock in the proportion that the number of shares of FMC Preferred Stock held by each person bears to the total number of shares of FMC Preferred Stock issued and outstanding.

         (c) This Agreement shall terminate when the Agent delivers the Certificate to FMC pursuant to Section 1.2(a) or to the Representative pursuant to Section 1.2(b).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         FMC represents and warrants as follows:

         SECTION 2.1. Contravention. The execution, delivery and performance by FMC of this Agreement require no action by or in respect of, or filing with, any governmental authority and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting FMC.

         SECTION 2.2. Binding Effect. This Agreement constitutes a valid and binding agreement of FMC, enforceable against FMC in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 2.3. Title to Stock. FMC owns all of the issued and outstanding shares of SCAC Common Stock free and clear of any liens or encumbrances. All issued and outstanding shares of SCAC Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and are subject to no options to purchase or similar rights of any person or entity. There are no shares of SCAC Common Stock issued or outstanding, except the shares evidenced by the Certificate.

                                   ARTICLE III
                                    COVENANTS

         FMC agrees that until this Agreement terminates FMC will not sell or otherwise dispose of, or grant any option with respect to, any of the SCAC Common Stock or create or suffer to exist any lien or encumbrance on any SCAC Common Stock. FMC agrees that it will cause SCAC not to issue any stock or other securities after the date hereof, except to the Agent.

                                   ARTICLE IV
                       DISTRIBUTIONS ON COLLATERAL; VOTING

         SECTION 4.1.  Right to Receive Distributions: Voting.

         (a) So long as FMC shall not have failed (i) to declare and pay any cash dividend on the FMC Preferred Stock or (ii) to make any sinking fund payment with respect to the FMC Preferred Stock:

                  (i) FMC shall be entitled to exercise any and all voting and other consensual rights pertaining to the SCAC Common

Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that FMC shall not exercise or shall refrain from exercising any such right if, in the Representative's judgment, such action would have a material adverse effect on the value of the SCAC Common Stock or any part thereof.

                  (ii) FMC shall be entitled to receive and retain any and all dividends and distributions made upon or with respect to the SCAC Common Stock.

                  (iii)The Agent shall execute and deliver, or cause to be executed and delivered, to FMC all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as FMC may reasonably request for the purpose of enabling FMC to exercise the voting and other rights which FMC is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which FMC is authorized to receive and retain pursuant to paragraph
(ii) above. Before taking any such action, the Agent shall have the right, but not the obligation, to request confirmation from the Representative that FMC is entitled to exercise such rights and/or receive such dividends.

         (b) If FMC shall fail to (i) declare and pay any cash dividend on the FMC Preferred Stock or (ii) to make any sinking fund payment with respect to the Series B Preferred Stock:

                  (i) All rights of FMC to exercise the voting and other consensual rights which FMC would otherwise be entitled to exercise pursuant to
Section 4(a)(i) and to receive the dividends which FMC would otherwise be authorized to receive and retain pursuant to Section 4(a)(ii) shall cease, and all such rights shall thereupon become vested in the Representative for the benefit of the holders of the FMC Preferred Stock, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold such dividends.

                  (ii) All dividends which are received by FMC contrary to the provisions of paragraph (i) of this Section 4(b) shall be received in trust for the benefit of the holders of the FMC Preferred Stock, shall be segregated from other funds of FMC and shall be paid over to the Representative in the same form as so received, with any necessary endorsement.

                                    ARTICLE V
                                GENERAL AUTHORITY

         SECTION 5.1. General Authority. FMC hereby irrevocably appoints the Agent, with full power of substitution, as FMC's true and lawful attorney-in-fact, in the name of FMC, for the sole use and benefit of the holders of FMC Preferred Stock, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement.

         SECTION 5.2. Waiver and Estoppel. FMC agrees, to the extent it may lawfully do so, that FMC will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting FMC, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and hereby waives all benefit or advantage of all such laws. FMC covenants that it will not hinder, delay or impede the execution of any power granted to the Agent or the Representative in this Agreement.

         SECTION 5.3. Reliance on the Representative. The Shareholders hereby authorize FMC and the Agent to rely on the actions of the Representative as their own actions in connection with the protection of their interests under this Agreement until such time as FMC and the Agent shall receive notice from all of the Shareholders to the contrary.

                                   ARTICLE VI
                           RIGHTS AND DUTIES OF AGENT

         SECTION 6.1. Reliance. The Agent may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof. The Agent may assume the validity and accuracy of any statement or assertion contained in such writing or instrument that it does not actually know to be invalid or inaccurate and may assume that any person purporting to give any writing, notice advice or instructions in connection with the provisions of this Agreement has been duly authorized to do so unless it has actual knowledge to the contrary.

         SECTION 6.2. No Liability. The Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights and powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, or in accordance with advice of counsel of its own choosing, and it shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by its own gross negligence or willful misconduct.

         SECTION 6.3. Depository. The Agent acts hereunder as a depository only, and its duties hereunder shall be limited to the safekeeping of the Certificate in accordance with the provisions of this Agreement and the performance of its obligations as expressly set forth herein. It shall undertake to perform only such duties as are expressly set forth herein.

         SECTION 6.4. Delivery of the Certificate. Upon receipt of and in accordance with (i) joint written instructions from FMC and the Representative or (ii) final order from a court of competent jurisdiction, the Agent shall deliver the Certificate as provided in such instructions or order. In the event that December 31, 1999 or such later time as FMC and the Representative or such court shall have requested or ordered, shall have passed without the Agent having received such instructions or order, the Agent shall deliver the Certificate to FMC.

         SECTION 6.5. Resignation. The Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the parties hereto, specifying the date when such resignation shall take effect. Upon such notice, a successor agent shall be appointed with the unanimous consent of the parties hereto, and the service of such successor agent shall be effective as of the date of resignation specified in such notice, which date shall not be less than thirty (30) days after the giving of such notice. If the parties hereto are unable to agree upon a successor agent within thirty (30) days after such notice, the Agent shall be authorized to appoint its successor. The Agent shall continue to serve until its successor accepts such appointment by written notice to the parties hereto and the Agent deposits the Certificate with the successor agent.

         SECTION 6.6. Reimbursement. The fees and charges of the Agent shall be borne jointly by FMC and the Shareholders. In the event that the Agent is required to appear before any court of competent jurisdiction in any proceedings regarding or relating to the Certificate or this Agreement, its costs, including reasonable attorneys' fees, shall be paid by the party who does not prevail in such proceedings as determined by such court, and, if no such determination is made, such costs shall be paid jointly by FMC and the Shareholders.

         SECTION 6.7. Waiver of Conflicts. The parties hereto acknowledge that the Agent has served as special Virginia counsel to SCAC in connection with its execution and delivery of and performance under the Reorganization Agreement, confirm that with such knowledge they have requested the Agent to serve as such hereunder, and waive any conflict of interest that the Agent may now or hereafter have as a result of serving as both special Virginia counsel to SCAC and in its capacity hereunder.

         SECTION 6.8. Right to Interplead. If at any time while this Agreement remains in effect the Agent receives conflicting instructions from, or notice of a dispute by, any of the parties hereto or has reason to question the genuineness, validity or accuracy of any writing, notice, advice or instructions received by it or the authority of the party giving such writing, notice, advice or instructions, the Agent may deposit the Certificate and any other document, instrument or proceeds received by it as Agent hereunder with a court of competent Jurisdiction (which all of the parties hereto agree shall include, without limitation, the Circuit Court of the City of Richmond, Virginia) and by interpleader request such court to advise it as to how to proceed in the performance of its duties hereunder.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Each of FMC and the Shareholders shall indemnify the Agent and hold it harmless against any and all Claims that are a consequence of such party's action, and FMC and the Shareholders shall jointly indemnify the Agent and hold it harmless against any and all Claims that are not a consequence of any party's actions, except in the case of any Claims resulting solely from the Agent's own gross negligence or willful misconduct. As used herein, "Claims" shall mean and include actions at law, suits in equity, causes of actions, damages, liabilities, losses, demands, costs, fines, judgments, expenses, claims and counterclaims, including, without limitation, all consequential or incidental damages and all attorneys' fees, asserted against or incurred or sustained by the Agent of any kind or nature which may now exist or hereafter arise that are related to, based upon, on account of or connected in any way to or with the Certificate or this Agreement. The indemnification extended hereunder shall include, but is not limited to, all costs incurred by the Agent to investigate, defend, or settle any Claims and any amounts necessary to put the Agent in the same position and condition that it would have been in if such Claims had not arisen.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to each other party hereto at their respective addresses set forth on the signature page hereof or to such other address as any such party may hereafter specify for the purpose by notice to the others. Each such notice, request or other communication shall be effective (i) five (5) business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified under the signatures of the parties hereto. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section 8.1.

         SECTION 8.2. Successors and Assigns. This Agreement is for the benefit of the Shareholders and their successors and assigns. This Agreement shall be binding upon FMC and its successors and assigns.

         SECTION 8.3. Amendments and Waivers. Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by FMC, the Agent, the Representative and the Shareholders, or their assigns.

         SECTION 8.4. Delivery and Virginia Law. This Agreement has been delivered in Virginia and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Virginia are governed by the laws of such jurisdiction.

         SECTION 8.5.  Limitation by Law; Severability.

         (a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         (b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Shareholders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       FMC

                                       Firstmark Corp.


                                       By:
                                          ----------------------------------
                                       James F. Vigue, President

                                       Address:
                                                 ---------------------------

                                                 ---------------------------


                                       AGENT

                                       Thompson & McMullan, a Virginia
                                       professional corporation


                                       By:
                                          ----------------------------------
                                       Title:
                                             -------------------------------

                                       Address:  100 Shockoe Slip
                                                 Richmond, Virginia  23219


                                       REPRESENTATIVE

                                       -------------------------------------

                                       Address:
                                               -----------------------------

                                               -----------------------------


                                       SHAREHOLDERS


                                       -------------------------------------
                                       Donald V. Cruickshanks
                                       Address:  One James Center, 17th Floor
                                                 901 E. Cary Street
                                                 Richmond, Virginia 23219



                                       -------------------------------------
                                       H. William Coogan, Jr.
                                       Address:  One James Center, 17th Floor
                                                 901 E. Cary Street
                                                 Richmond, Virginia 23219

                                       -------------------------------------
                                       Susan C. Coogan, Trustee under H.
                                       William Coogan, Jr., Irrevocable
                                       Trust Agreement dated  12/30/92
                                       Address:  4712 Charmain Road
                                                 Richmond, Virginia 23226

                                                                     Appendix D


                                        FIRSTMARK CORP.


                                        Consolidated Financial Statements for
                                        the Years Ended June 30, 1996 and 1995
                                        and Independent Auditors' Report

FIRSTMARK CORP.


TABLE OF CONTENTS




                                                                         Page

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
     JUNE 30, 1996 AND 1995:

     Consolidated Balance Sheets                                           2

     Consolidated Statements of Earnings                                   3

     Consolidated Statements of Stockholders' Equity                       4

     Consolidated Statements of Cash Flows                                5-6

     Notes to Consolidated Financial Statements                          7-23

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Firstmark Corp.


We have audited the consolidated balance sheet of Firstmark Corp. and subsidiaries as of June 30, 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the year ended June 30, 1995 were audited by other auditors whose report, dated September 11, 1995, expressed an unqualified opinion on those statements and included an explanatory paragraph that described the issues involving the valuation of certain investments discussed in Note 2 to the financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





September 9, 1996
DELOITTE & TOUCHE LLP
Richmond, Virginia

FIRSTMARK CORP.


CONSOLIDATED BALANCE SHEETS
JUNE 30, 1996 AND 1995




ASSETS                                                                  1996             1995

Cash and cash equivalents                                        $    1,707,327     $   1,622,016

Receivables:
    Receivables - trade, net                                          1,065,469           190,986
    Receivables - related parties                                        53,116           424,169
                                                                 --------------     -------------

                           Total receivables                          1,118,585           615,155

Notes receivables:
    Notes receivables, net                                              219,743           268,134
    Notes receivables - related parties                                 209,935           310,338
                                                                 --------------     -------------

                           Total notes receivables                      429,678           578,472

Income taxes receivables                                                436,910                 -

Investments:
    Marketable securities                                             3,742,382         1,242,101
    Venture capital investments, net                                  2,026,176         1,574,789
    Real estate and other investments                                 1,611,455         1,226,585
                                                                 --------------     -------------

                           Total investments                          7,380,013         4,043,475

Title plant                                                           3,544,243                 -
Property, plant and equipment, net                                    1,130,572           156,561
Excess of cost over fair value                                        1,111,777           114,384
Deferred tax asset                                                      829,591            80,000
Other assets                                                            263,361           118,050
                                                                 --------------     -------------


TOTAL ASSETS                                                     $   17,952,057     $   7,328,113
                                                                 ==============     =============



See notes to consolidated financial statements.



                  LIABILITIES AND STOCKHOLDERS' EQUITY                                              1996                1995

                  LIABILITIES:

                     Accounts payable and other liabilities                                 $      422,120    $       237,830
                     Borrowed funds                                                              1,885,561          1,035,000
                     Reserve for title policy claims                                               944,754                  -
                     Income taxes payable                                                                -             89,594
                     Deferred tax liability                                                        931,817                  -
                                                                                               -----------         ----------

                                            Total liabilities                                    4,184,252          1,362,424
                                                                                               -----------         ----------



                  STOCKHOLDERS' EQUITY:
                     Preferred  stock,  Series A,  $0.20 par value -  authorized
                         250,000  shares;   issued  57,000  and  60,000  shares,
                         respectively, (liquidation preference $2,280,000)                          11,400             12,000
                     Preferred stock, Series B, $0.20 par value - authorized 188,000 shares;
                         issued 40,000 shares                                                        8,000                  -
                     Common stock, $0.20 par value - authorized 5,000,000
                         shares; issued 2,271,044 and 2,196,040 shares, respectively               454,209            439,209
                     Additional paid-in capital - preferred                                     10,904,889          2,283,789
                     Additional paid-in capital - common                                         3,393,992          3,106,201
                     Retained earnings (deficit)                                                  (234,852)           380,391
                     Treasury stock, at cost - 201,554 and 45,770 shares, respectively            (818,773)          (193,898)
                     Net unrealized gain (loss) on marketable equity securities held for sale       48,940            (62,003)
                                                                                               -----------          ----------

                                            Total stockholders' equity                          13,767,805           5,965,689
                                                                                               -----------          ----------






                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $   17,952,057      $    7,328,113
                                                                                            ==============      ==============



FIRSTMARK CORP.


CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED JUNE 30, 1996 AND 1995




                                                                    1996              1995

REVENUES:
    Commissions and fees                                      $   1,729,389     $   1,665,078
    Title insurance                                                 803,035                 -
    Investment gains                                                661,147           443,134
    Interest and dividends                                          177,144           176,474
    Other revenues                                                   28,185           769,767
                                                                -----------     -------------

                           Total revenues                         3,398,900         3,054,453
                                                              -------------     -------------

EXPENSES:
    Employee compensation and benefits                            1,950,887         1,225,135
    Write-offs of loans and investments                           1,249,347                 -
    General and administrative expenses                             869,676           969,947
    Interest expense                                                 84,558            87,476
                                                              -------------     -------------

                           Total expenses                         4,154,468         2,282,558
                                                              -------------     -------------

Earnings (losses) before income taxes                              (755,568)          771,895

Income tax (benefit) expense                                       (281,925)          304,000
                                                              -------------     -------------

Net earnings (loss)                                                (473,643)          467,895

Preferred stock dividend                                            141,600           143,749
                                                              -------------     -------------

Net earnings (loss) available for common shares               $    (615,243)    $     324,146
                                                              =============     =============


Earnings (loss) per share                                     $      (0.287)    $       0.145
                                                              =============     =============


Weighted number of shares and equivalents outstanding             2,147,006         2,231,530
                                                              =============     =============


See notes to consolidated financial statements.

FIRSTMARK CORP.


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1996 AND 1995





                                                           Additional                                     Additional
                                                            Paid-In        Preferred        Preferred      Paid-In
                                              Common         Capital         Stock,           Stock,       Capital
                                              Stock          Common         Series A         Series B     Preferred


BALANCE, JULY 1, 1994                    $    439,209   $  3,106,201   $     10,250    $        --     $  1,965,914

     Treasury stock purchased                    --             --             --               --             --

     Preferred stock sold                        --             --            1,750             --          317,875

     Net earnings                                --             --             --               --             --

     Preferred dividends paid                    --             --             --               --             --

     Change in valuation of securities           --             --             --               --             --
                                         ------------   ------------   ------------    -------------   ------------

BALANCE, JUNE 30, 1995                        439,209      3,106,201         12,000             --        2,283,789

     Common stock issued                       15,000        287,791           --               --             --

     Preferred stock issued                      --             --             --              8,000      8,742,000

     Preferred dividends paid                    --                            --               --             --

     Preferred stock redeemed                    --             --             (600)            --         (120,900)

     Treasury stock purchased                    --             --             --               --             --

     Net loss                                    --             --             --               --             --

     Change in valuation of securities
                                         ------------   ------------   ------------    -------------   ------------

BALANCE, JUNE 30, 1996                   $    454,209   $  3,393,992   $     11,400    $       8,000   $ 10,904,889
                                         ============   ============   ============    =============   ============


                                                                               Net
                                                                           Unrealized
                                                                             Loss on
                                             Retained                       Marketable
                                             Earnings        Treasury         Equity
                                             (Deficit)         Stock        Securities


BALANCE, JULY 1, 1994                   $     56,245    $    (26,172)   $    (32,229)

     Treasury stock purchased                   --          (167,726)           --

     Preferred stock sold                       --              --              --

     Net earnings                            467,895            --              --

     Preferred dividends paid               (143,749)           --              --

     Change in valuation of securities          --              --           (29,774)
                                        ------------    ------------    ------------

BALANCE, JUNE 30, 1995                       380,391        (193,898)        (62,003)

     Common stock issued                        --              --              --

     Preferred stock issued                     --              --              --

     Preferred dividends paid               (141,600)           --              --

     Preferred stock redeemed                   --              --              --

     Treasury stock purchased                   --          (624,875)           --

     Net loss                               (473,643)           --              --

     Change in valuation of securities                                       110,943
                                        ------------    ------------    ------------

BALANCE, JUNE 30, 1996                  $   (234,852)   $   (818,773)   $     48,940
                                        ============    ============    ============



















See notes to consolidated financial statements.

FIRSTMARK CORP.


CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1996 AND 1995




                                                                                            1996               1995

OPERATING ACTIVITIES:
    Net income(loss)                                                                 $     (473,643)  $       467,895
    Adjustments to reconcile net income
       to net cash provided by operating activities:
       Deferred income taxes                                                               (276,283)           96,000
       Depreciation and amortization                                                         85,659            66,768
       Write-down of investments                                                          1,271,569                 -
       Depletion of timberland                                                                    -           445,687
       Commissions paid in stock                                                             33,743                 -
       Gain on sale of property                                                             (21,065)                -
       Gain on sale of investments                                                           (2,408)                -
       Loss realized on available-for-sale securities                                        12,952                 -
       Fee received in stock or property                                                   (145,550)         (125,000)
       Gain on spin off of Unitel                                                          (587,365)                -
       Issuance of stock for services                                                       211,539                 -
       Net decrease in notes receivable                                                      96,848           226,946
       Net decrease in notes receivable from related parties                                 51,946           106,710
       Net change in marketable trading securities                                          160,682          (899,903)
       Changes in current assets and liabilities:
          Decrease (increase) in:
              Accounts receivable                                                            96,150           (23,168)
              Accrued interest receivable                                                   (30,468)                -
              Prepaid expenses and other current assets                                       6,088           (22,614)
              Advances to related parties                                                   371,053          (319,175)
              Refundable income taxes                                                      (233,611)                -
          Increase (decrease) in:
              Accounts payable                                                             (107,823)          126,643
              Accrued expenses                                                                7,477           (44,300)
              Reserve for policy claims                                                     (27,078)                -
              Income taxes                                                                  (89,594)          (12,850)
                                                                                      -------------     -------------

                           Net cash provided by operating activities                        410,818            89,639
                                                                                       ------------      ------------


                                                                   (Continued)

FIRSTMARK CORP.


CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
YEARS ENDED JUNE 30, 1996 AND 1995




                                                                                            1996                1995

INVESTING ACTIVITIES:
    Acquisiton of business, net of cash acquired                                          1,012,322                 -
    Acquisition costs                                                                       (28,998)                -
    Proceeds from sale of real estate                                                        (9,301)         (144,217)
    Increase in numismatic and stamp investments                                                              (50,701)
    Additions to other investments                                                       (1,726,626)         (440,481)
    Securities held for investments                                                               -          (195,531)
    Proceeds from sale of property, plant and equipment                                     (21,908)                -
    Purchase of property, plant and equipment                                               (25,827)           (8,104)
    Proceeds from available-for-sale securities                                           1,104,494                 -
    Purchase of available-for-sale securities                                              (250,019)                -
                                                                                      -------------     -------------

                           Net cash provided (used) by investing activities                  54,137          (839,034)
                                                                                      --------------    --------------

FINANCING ACTIVITIES:
    Issuance (purchase) of preferred stock                                                 (121,500)          825,875
    Payments on other liabilities                                                           (41,003)          (61,908)
    Repayment of convertible notes                                                                -          (112,500)
    Proceeds from lease buy-back                                                            158,084                 -
    Purchase of treasury stock                                                             (233,625)         (167,726)
    Preferred stock dividends                                                              (141,600)         (143,749)
                                                                                      -------------     -------------

                           Net cash provided (used) by
                              financing activities                                         (379,644)          339,992
                                                                                      -------------     -------------

NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                                                         85,311          (409,403)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                              1,622,016         2,031,419
                                                                                      -------------     -------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                $   1,707,327     $   1,622,016
                                                                                      =============     =============


See notes to consolidated financial statements.

FIRSTMARK CORP.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1996 AND 1995




1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations - Firstmark Corp. ("the Company") and it subsidiaries, based in Waterville, Maine, are engaged in venture capital, consulting services and title insurance. The Company invests its capital in and provides bridge loans to emerging growth or start up companies, and provides financial consulting services to individuals, institutions, and corporations. The Company also issues title insurance policies through branch offices and independent agencies in Mid-Atlantic states of the United States. The majority of the Company's title insurance business is concentrated in Virginia.

      Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Principles of Consolidation - The consolidated financial statements include the accounts of the Company, all wholly-owned and majority-owned subsidiaries. Investments in companies in which ownership interest range from 20 to 50 percent, and the Company exercises significant influence over operating and financial policies, are accounted for using the equity method. Other investments are accounted for using the cost method. All significant intercompany accounts and transaction have been eliminated.

      Debt and Equity Securities - All marketable securities held for trading or available-for-sale are stated at market value at the balance sheet date, and securities held to maturity are stated at cost. Securities are classified as trading, held for sale, or held to maturity based on management's intent at the time they are purchased. The excess of cost over market for securities available for sale not considered to be permanently impaired is shown as a valuation allowance in the equity section of the balance sheet. Gains or losses realized upon sale, unrealized gains or losses on trading securities, and write-down necessitated by permanent impairment are reflected in income. The cost of the securities sold is based on the specific identification of each security held at the time of sale.

      Real Estate and Timber Investments - Investment real estate is stated at the lower of cost or estimated net realizable value. Sales of units of a real estate development project are recorded when the buyer's down payment is sufficient, collectibility of the receivable is reasonably assured, and the Company has completed substantially all development related to the property sold. Sales not meeting this criteria are recorded using the installment method. Costs of individual units sold are determined by allocating total costs based on the relative fair value of the units. Timberland is stated at cost less depletion on harvested timber.

      Other Investments - Numismatic and stamp investments are carried at the lower of cost or market. Other investments are carried at cost, unless evidence indicates a loss has been incurred, at which time the investments are marked to their net realizable value.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to expense over the estimated useful lives of the assets and is computed using the straight-line method for financial reporting purposes. Depreciation for tax purposes is computed based upon accelerated methods. The costs of major renewals or improvements are capitalized while the costs of ordinary maintenance and repairs are charged to expense as incurred.

      Intangible Assets - Goodwill represents the excess of purchase price over net assets acquired, and is being amortized on a straight line basis over 15 to 20 years from the date of acquisition. Other intangible assets, consisting mainly of deferred note offering costs are being amortized on the straight line method over five years.

      Other Real Estate Owned - Assets acquired in settlement of claims are carried at estimated realizable value. Adjustments to reported estimated realizable values and realized gains and losses on dispositions are recorded as increases or decreases in income.

      Reserve for Loan Losses - An allowance is maintained for losses on loans. Loan losses, net of recoveries on loans previously charged off, are charged to the allowance. The allowance for loan losses is based upon management's periodic evaluation of the portfolio with consideration given to the overall loss experience, delinquency data, financial condition of the borrowers, and such other factors that, in management's judgment, warrant recognition in providing an adequate allowance.

      Effective July 1, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, which requires that an impaired loan be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when it is probable that a creditor will be unable to collect all interest and principal payments as scheduled in the loan agreement. The Company records interest receipts on impaired loans as interest income only when the ultimate collectibility of the principal is not in doubt. A valuation allowance is maintained to the extent that the measure of the impaired loans is less than the recorded investment.

      Revenue Recognition - Title insurance premiums are recognized as income when policies are issued or liabilities are incurred under title commitments, whichever occurs first. An allowance for credits is provided for unearned premiums.

      Commission Revenues and Expenses - The Company records commission revenues and expenses on the sale of life insurance policies or annuities when the sale is complete and the customer has accepted delivery of the product. Brokerage commissions are recorded as customer security transactions are completed. All customer transactions are executed through correspondent brokers, National Financial Services Corporation, a subsidiary of Fidelity Investments, and Cantella and Company, which carry and clear all customer accounts on a fully-disclosed basis. The brokerage subsidiary is a member of the National Association of Securities Dealers and the Securities Investor Protection Corporation.

      Reserve for Policy Claims - Liabilities for reported claims are based on management's estimate of the ultimate loss. Reserves for losses incurred but not reported (IBNR) are estimated based on the use of actuarial methods. Such liabilities are reviewed and updated by management, and any adjustments resulting therefrom are reflected in income currently. Actual results could differ from these estimates.

      Reinsurance - In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Reinsurance is charged against title insurance premiums for financial reporting purposes.

      Escrow and Trust Deposits - As a service to its customers, the Company administers escrow and trust deposits representing undisbursed amounts received for settlements of mortgage loans and indemnities against specific title risks. These funds are not considered assets of the Company and therefore are excluded from the accompanying consolidated balance sheet.

      Income Taxes - The Company uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. The taxable or deductible amounts are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      Earnings Per Share - Earnings per share are computed by dividing net earnings, after reduction for preferred stock dividends, by the weighted average number of common shares and share equivalents assumed outstanding during the year. Earnings per share are equivalent to fully diluted earnings per share. Common share equivalents included in the computation represent shares issuable upon assumed exercise of stock options and warrants which would have a dilutive effect.

      Impact of  Recently  Issued  Accounting  Standards  - In March  1995,  the
      Financial Accounting Standards Board ("FASB") issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This Statement is effective for financial statements for fiscal years beginning after December 15, 1995.

      In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes financial accounting and reporting standards for stockbased employer compensation plans. The financial accounting standards of SFAS No. 123 permit companies to either continue accounting for stock-based compensation under existing rules or adopt SFAS No. 123 and begin reflecting the fair value of stock options and other forms of stock-based compensation in the results of operations as additional expense. The disclosure requirements of SFAS No. 123 require companies which elect not to record the fair value in the statement of operations to provide pro forma disclosures of net income and earnings per share in the notes to the consolidated financial statements as if the fair value of stock-based compensation had been recorded. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The Company will provide the pro forma disclosures beginning in 1996 and will continue accounting for such plans under the existing accounting rules. The implementation of this standard is not expected to have a significant impact on the Company's financial statements.

      Statement of Cash Flows - The statement of cash flows is presented using the indirect method which reconciles net income to net cash flows from operating activities. The Company's definition of cash and cash equivalents includes short-term, highly-liquid investments with maturities of three months or less at date of purchase.

      Reclassification - Certain reclassifications have been made to the accompanying statements to permit comparison. In particular, the cash flows statements have been modified to present real estate (except for timberland), investment securities, and other investments as investment activities.

2.    ACQUISITIONS

      Southern Capital Corp. - In June of 1996, Southern Capital Corp. ("SCC"), a Virginia corporation, was merged into Southern Capital Acquisition Corporation ("Southern Capital"), which was acquired by the Company. As part of the acquisition, the shareholders of SCC received 40,000 shares of the Company's Series B, cumulative, non-voting preferred stock, par value $.20 per share. The preferred stock is not convertible by the holders prior to June 30, 1998, but may be converted by the Company into not less than 2,000,000 shares of the Company's common stock, subject to adjustment if the price of the Company's stock is less than $4.00 per share at the time of conversion. If not converted by the Company sooner, the preferred stock begins accruing dividends after January 1, 1997 and is redeemable at the option of the holders at a price of $200 per share after June 30, 1998. As long as any of the Series B preferred stock is outstanding, the Company must set aside as a sinking fund for redemption of the preferred stock, on or before April 1 of each year, commencing April 1, 1997, the sum of $1.0 million.

      The acquisition has been accounted for using the purchase method of accounting whereby the purchase cost was allocated to the fair value of assets acquired and liabilities assumed based on valuations and other studies performed as of the date of the acquisition. Accordingly, the operating results of the acquired companies have been included in consolidated operating results since the date of the acquisition. Combined goodwill resulting from the acquisition amounted to $992,928 and is being amortized over 20 years on a straight-line basis.

      The following unaudited pro forma information has been prepared assuming that the acquisition had taken place at the beginning of the respective periods. The pro forma information includes adjustments for the amortization of intangibles arising from the transaction and certain other adjustments for the adequacy of intangibles arising from the transactions and certain related income tax effects together with related income tax effects. The pro forma financial information does not purport to be indicative of what would have occurred had the acquisition been effected on the assumed dates.

                                                   1996                1995

           Revenues                          $   12,220,000     $    11,544,546
           Net Loss                          $     (734,000)    $      (142,252)
           Net Loss Per Common Share             $( .17)             $( .06)


      Prime Securities - In May 1994, the Company issued common stock valued at $100,750 in exchange for the property and equipment and $10,000 in cash of Prime Securities, a Portland, Maine brokerage firm. The excess of the purchase price over fair value of assets acquired, $29,048, was accounted for as goodwill and is being amortized over 15 years on a straight-line basis.

      Other - In October 1994, the Company purchased the right to service the clients of a former sales representative for a percentage of the commissions estimated to be generated. The purchase was recorded at $100,000, which is being paid as commissions are earned.


3.    INVESTMENTS

      The following is a summary of the Company's investments at June 30, 1996 and 1995:

                                                                                       1996                1995

           Marketable Securities:
               Trading                                                           $      386,470      $      932,153
               Available-for-Sale:
                  Common Stocks                                                       1,179,376             309,948
                  Preferred Stocks                                                      176,000                   -
               Held to Maturity:
                  Bonds and Notes                                                     2,000,536                   -
                                                                                  -------------      --------------

                           Total Marketable Securities                                3,742,382           1,242,101
                                                                                  -------------      --------------


           Venture Capital Investments:
               Loans                                                                    534,182              50,000
               Loan Participations                                                      288,403             200,000
               Common Stocks                                                            682,800           1,324,789
               Preferred Stocks                                                         225,000                   -
               Warrants                                                                 106,750                   -
               Limited Partnerships                                                     189,041                   -
                                                                                  -------------      --------------

                           Total Venture Capital Investments                          2,026,176           1,574,789
                                                                                  -------------      --------------

           Real Estate Investments:
               Real estate owned                                                      1,142,591             772,345
               Other real estate investments                                            408,954             394,330
                                                                                  -------------      --------------

                           Total Real Estate Investments                              1,551,545           1,166,675
                                                                                  -------------      --------------

           Other investments:
               Numismatic and Stamp Investments                                          57,701              57,701
               Art Pieces                                                                 2,209               2,209
                                                                                  -------------       -------------

                           Total Other Investments                                       59,910              59,910
                                                                                  -------------      --------------

                           Total Real Estate and Other Investments                    1,611,455           1,226,585
                                                                                  -------------      --------------

           Total Investments                                                      $   7,380,013      $    4,043,475
                                                                                  =============      ==============


      Marketable Securities

      In 1995, the Company implemented SFAS No. 115 on accounting for investments in debt and equity securities. Accordingly, all investments in securities held for trading and available-for-sale are carried at market, and securities held to maturity are carried at amortized cost. Previously, securities were carried at the lower of cost or market, except for the securities of the brokerage subsidiary, which were carried at market. The effect of the change was to increase 1995 income before income taxes by $176,063, the amount of unrealized gains at the parent company on trading securities held at June 30, 1995.

      Following is a summary of gains and losses on marketable securities:

                                                                                           1996            1995
           Securities for Trading:
               Gains (losses) on sales                                                $   (46,277)      $   244,473
               Unrealized gains (losses)                                                   34,766           187,100
                                                                                      -----------       -----------

           Total trading gains (losses)                                                   (11,511)          431,573

           Securities Available for Sale:
               Gains (losses) on sales                                                     23,950            11,561
                                                                                      -----------       -----------

           Total gains on securities                                                  $    12,439       $   443,134
                                                                                      ===========       ===========


      Securities held to maturity and available for sale are as follows:

                                                                                    1996

                                                                            Gross            Gross         Estimated
                                                           Amortized     Unrealized       Unrealized         Fair
                                                             Cost           Gains           Losses           Value

           Held to Maturity:
               Bonds and Notes                         $    2,000,536    $        -     $     7,012     $   1,993,524
           Available for Sale:
               Common stocks                                1,093,463       434,653         348,740         1,179,376
               Preferred stocks                               176,666         2,162           2,828           176,000
                                                       --------------    ----------     -----------     -------------

           Total                                       $    3,270,665    $  436,815     $   358,580     $   3,348,900
                                                       ==============    ==========     ===========     =============



                                                                                    1995

           Available for Sale:
               Common stocks                            $     401,951    $   16,800     $   108,803      $    309,948


      There were no investments classified as held to maturity and no available for sale preferred stock at June 30, 1995.

      Proceeds from sales of investments available for sale were $227,689 and $62,912 in 1996 and 1995, respectively. Gross gains of $26,271 and $4,561 were realized on sales in 1996 and 1995, respectively. Gross losses of $4,730 were realized in 1996, no gross losses were realized in 1995.

      The contractual maturities of bonds and notes as of June 30, 1996 are as follows:


                                                  Amortized           Market
                                                    Cost               Value

           Due in 1 year or less                $     357,035    $      356,772
           Due after 1 year through 5 years         1,042,346         1,040,084
           Due after 5 years through 10 years         601,155           596,668
                                                -------------    --------------

                                                $   2,000,536    $    1,993,524
                                                =============    ==============

      Venture Capital Investments

      The $681,569 investment in a television marketing company at December 31, 1995, included stock valued at $125,000 received for consulting services provided by the Company. In addition to this investment, a limited partnership in which the Company is a general partner has invested $360,000 in the marketing company. The marketing company has transferred certain of its operations to a new company, which is currently being capitalized. The Company has received shares of stock in the newly formed company. Due to the uncertainty surrounding the newly formed company and the inability to determine the recoverability of the investment, the Company has written off the entire investment at June 30, 1996.

      Additionally, during fiscal year 1996, the Company provided loans and venture capital to several start up companies. Due to the uncertainty of the ability of these companies to become operational and the inability to determine the recoverability of the investments, the Company has written down these investments at June 30, 1996. Total write-downs of these investments in the fourth quarter of 1996 were $1,249,347. There were no write-downs in fiscal year ended 1995. Included in the write-down amounts is a $450,000 addition to a reserve for loan loss. There were no amounts in the reserve at June 30, 1995.

      The Company owned a 21% interest in Unity Telephone Company, which had two wholly-owned subsidiaries: Unitel for its telephone operations and Unicel for its cellular operations. In January 1994, Unity Telephone was merged into InterCel. Prior to the merger, Unity Telephone spun off Unitel to its stockholders in a taxable transaction. The Company received Unitel stock with an appraised value of $642,720, of which $165,568 was estimated to be an ordinary dividend distribution and $477,152 was estimated to be a return of capital distribution. In addition, Firstmark received $367,071 in a cash distribution paid by InterCel to offset the Company's income taxes payable to the transaction. The cash distribution was also considered to be a return of capital dividend to the recipients.

      Receipt of the InterCel shares in the merger were not recorded because of an outstanding option on the Company's Unity holdings. The Unitel investment was accounted for on the cost method because the Company does not exert significant influence over the operations of Unitel. On July 21, 1995, the Company and the option holder reached an agreement in which Firstmark will transfer its Unitel stock and a majority of the InterCel shares received in exchange for cash and Firstmark stock owned by the option holder. The Company retained 57,236 shares of InterCel stock and will also retain up to 29,614 shares of InterCel stock that may be released from an acquisitions escrow account in March 1997. The Company reported a gain of $648,708 as a result of the agreement in July 1995 and will report an additional gain in March 1997 when the escrow distribution occurs.


      Real Estate Investments

      Real estate investments include seasonal cottages, lots that are located on or near Maine lakes, a residential lot in Maine, and ocean side lots in Nova Scotia. These properties are being marketed or developed for marketing. Timberland consists of one tract of timber that was fully harvested at June 30, 1995. In addition, the Company has three subdivided lots of approximately two acres each and approximately 84 acres of raw land in Clarke County, Virginia and a single family housing unit in Everett, Washington.

      The Cumberland Ledges investment is a 67% interest in Cumberland Ledges, a joint venture owning an undeveloped parcel of commercial real estate in Cumberland, Maine. The Falmouth Hills investment is a 50% general partnership interest in Falmouth Hills Limited Partnership, which owns approximately 200 acres of raw residential land in Falmouth, Maine.

      The Company periodically reevaluates its real estate investments and adjusts their values in conjunction with a plan to market them more aggressively. Total adjustments during 1996 amounted to $20,000 and are included in cost of real estate revenues. No adjustments were recorded in 1995.

4.    NOTES RECEIVABLES

      The Company provides financing on certain real estate sales after making an appropriate determination of the creditworthiness of the buyer. Property sold is utilized as collateral and would be repossessed and resold by the Company in the event of default. In addition, the Company makes certain business and accommodation loans to its customers and others. These loans are secured by real estate, insurance policies, and other assets of the borrower to the extent deemed necessary by the Company. Most of the Company's loans are due from customers residing in Maine.

      Following is a summary of notes receivable:

                                                     1996            1995

           Real estate mortgage loans           $     86,183     $     86,889
           Business loans                            178,560          211,245
                                                ------------     ------------

                                                     264,743          298,134
           Less reserve for loan losses              (45,000)         (30,000)
                                                ------------     ------------

                                                $    219,743     $    268,134
                                                ============     ============

      The following is a summary of activity in the reserve for losses on notes receivable:

                                                            1996           1995


           Balance, beginning                          $     30,000     $    130,000
           Additions to reserve charged to expense           15,000           22,296
           Loans charged off                                      -         (122,296)
                                                       ------------     ------------

           Balance, ending                             $     45,000     $     30,000
                                                       ============     ============


5.    PROPERTY AND EQUIPMENT

      Following is a summary of property, plant and equipment owned:

                                                         1996           1995

           Land and land improvements              $     195,339     $   126,839
           Building                                      360,950               -
           Furniture, fixtures, and equipment          1,634,661         180,778
           Leasehold improvements                        165,088               -
           Property under capital lease                  158,083               -
           Automobiles                                    12,994               -
                                                   -------------     -----------

                                                       2,527,115         307,617
           Less accumulated depreciation               1,396,543         151,056
                                                   -------------     -----------

           Total property, plant and equipment     $   1,130,572     $   156,561
                                                   =============     ===========


      Depreciation and amortization charged to operations was $42,220 and $29,707 for the years ended June 30, 1996 and 1995, respectively.

6.    BORROWINGS



                                                                                        1996              1995


           The convertible  notes  payable  are due  April  1,  1997  and  carry interest at 8%. The notes are  convertible  into common  stock of the Company at $5.00 per share. In addition,  the Company has the
               right to call the notes at par value plus a 5% call premium.         $   1,035,000    $    1,035,000

           Equity Line of Credit  (assumed as part of  movement of an  employee)
               secured by a second deed of trust on a single family  residential housing  unit  in  Everett,  Washington,  monthly  principal  and
               interest payments (interest at prime plus 3%)                               16,877                 -



           Mortgage loan (assumed as part of movement of an employee) secured by a first deed of trust on a single family residential housing unit in Everett,  Washington,  monthly principal and interest payments
               (interest at 6.1%) final payment due December 2022                         175,601                 -

           BankLine of Credit,  unsecured,  interest only payments,  balance due
               April 1997 (interest at the 30 Day LIBOR Rate plus 2% as of the
               first business day of each month)                                          400,000                 -

           Advance from shareholder, unsecured, interest only payments, balance
               due January 1997 (interest at prime plus 1%)                               100,000                 -

           Capital lease obligation                                                       158,083                 -
                                                                                    -------------    --------------

           Total Borrowings                                                         $   1,885,561    $    1,035,000
                                                                                    =============    ==============


      In June, the Company entered into lease agreements for certain office equipment which, in accordance with generally accepted accounting principles, has been accounted for as a capital lease. As a result, the present value of future minimum lease payments under these leases has been recorded as property under capital leases, in the amount of $158,083. The corresponding liabilities have been recorded as obligations under capital leases.

      The future minimum lease payments under the capital leases as of June 30, 1996 are as follows:


           1997                                                     $    61,236
           1998                                                          61,236
           1999                                                          61,236
                                                                    -----------

           Total lease payments                                         183,708
           Less:  Amount representing interest                           25,625

           Present value of future minimum lease payments     $         158,083
                                                              =================

      7.          INCOME TAXES

      Income tax expense (benefit) consists of the following:

                                   Current         Deferred          Total

           1996
           Federal              $    (5,589)    $   (247,200)    $   (252,789)
           State                        (53)         (29,083)         (29,136)
                                -----------     ------------     ------------

                                $    (5,642)    $   (276,283)    $   (281,925)
                                ===========     ============     ============

           1995
           Federal              $   166,000     $     72,000     $    238,000
           State                     42,000           24,000           66,000
                                -----------     ------------     ------------

                                $   208,000     $     96,000     $    304,000
                                ===========     ============     ============


      The actual tax expense differs form the expected tax (computed at the U.S. federal corporate tax rate of 34.0% applied to earnings before income taxes) for the following reasons:

                                                                   1996             1995

           Expected tax expense (benefit)                     $   (256,893)      $   262,444
           State income taxes, net of federal taxes                (30,233)           43,560
           Nondeductible goodwill amortization                                         1,765
           Dividend deduction for corporations                                        (3,487)
           Other                                                     5,201              (282)
                                                              ------------       -----------

                                                              $   (281,925)      $   304,000
                                                              ============       ===========


      The tax effects of each type of significant items that give rise to deferred taxes are:

                                                                    1996             1995

           Deferred Tax Asset:
               Allowance for loan losses                       $    240,324       $   10,000
               Unrealized loss on investments                             -           72,000
               IBNR reserve                                         221,288                -
               Net unrealized loss on real estate                   106,588                -
               NOL carry forward                                    225,602                -
               Other                                                 35,789           (2,000)
                                                               ------------       ----------

               Deferred tax asset                                   829,591           80,000
                                                               ------------       ----------


                                                                                           1996             1995

           Deferred Tax Liability:
               Net unrealized gain on securities available for sale                         35,874                -
               Premium reserve                                                             684,244                -
               Purchase accounting adjustments                                             136,243                -
               Depreciation                                                                 58,020                -
               Other                                                                        17,436                -
                                                                                      ------------       ----------

               Deferred tax liability                                                      931,817                -
                                                                                      ------------       ----------

           Net Deferred Tax Asset (Liability)                                         $   (102,226)      $   80,000
                                                                                      ============       ==========


      At June 30, 1996, the Company has net operating loss carryforwards totaling $663,532 related to the acquisition of Southern Capital which will be utilized by that subsidiary, subject to certain tax law limitations. The Company expects to utilize these carryforwards prior to their expiration dates and, accordingly, has recorded a deferred tax asset of $225,600.

8.    RELATED PARTY TRANSACTIONS

      Related party balances include receivables and advances from related parties arising in the normal course of business. Interest at the current rate is charged on notes, and no interest is charged on advances. Notes receivable are substantially secured by real estate mortgages.

                                                                                            1996            1995
           Interest bearing notes:
               Officers                                                                 $    25,000     $         -
               Employees and independent agents                                              97,123         100,145
               Others                                                                        87,812         210,193
                                                                                        -----------     -----------

                                                                                        $   209,935     $   310,338
                                                                                        ===========     ===========

           Advances to related parties:
               Limited partnerships in operation                                        $    50,505     $         -
               Limited partnerships being formed                                                  -         361,504
               Other advances to employees and officers                                       2,611          62,665
                                                                                        -----------     -----------

                                                                                        $    53,116     $   424,169
                                                                                        ===========     ===========

           Advances from related parties:
               Advance from shareholder                                                 $   100,000     $         -
                                                                                        ===========     ===========


      The Company is the general partner in Firstmark Vacationland Partners, a limited partnership that purchases, develops, and sells vacation property. Noninterest bearing advances to Vacationland amounted to $1,000 at June 30, 1996.

      The Company is the general partner in Venture One Limited Partnership, a venture capital fund formed in 1995. The Company received management fees from the partnership in the amount of $26,700 in 1996. As of June 30, 1996 and 1995, the Company had advances outstanding of $28,625 and $361,000, respectively.

      The Company is also the general partner in Equity First Limited Partnership, an equity fund formed in 1995. The Company received management fees from the partnership in the amount of $26,250 in 1996. As of June 30, 1996, the Company had advances outstanding of $20,880.

9.    STOCK OPTIONS

      The Board of Directors has previously approved a stock option plan, however, the plan has not been approved by the shareholders as required by Maine law.

      Under its stock option plan, options to purchase shares of the Company's common stock are granted at a price equal to the market price of the stock at the date of grant. Options may be exercised generally over a five year period.

      Following is a summary of transactions:

                                                    1996            1995

           Outstanding, beginning of year           304,888         209,888
           Granted during the year                   15,000          95,000
                                                -----------     -----------

           Outstanding, end of year                 319,888         304,888
                                                ===========     ===========


      All of the options outstanding are eligible for exercise currently at prices ranging from $3.125 to $4.50 per share, if the plan is approved by the shareholders and the issuance of such options is ratified by the shareholders.


10.   CASH FLOW INFORMATION

      The  Company  had  the   following   noncash   investment   and  financing
      transactions:


                                                                                         1996               1995

           Stock issued for business acquisition                                   $   8,750,000       $          -
           Stock issued for services                                                      211,539                 -
           Stock received as investment in exchange
               for consulting services                                                    145,550           125,000
           Purchase of client list for note                                                     -           100,000
           Commissions paid in securities                                                  33,743                 -


      Cash paid for interest and income taxes was as follows:

           Interest                                                                   $    85,000       $    87,000
                                                                                      ===========       ===========

           Income taxes                                                               $   282,000       $   220,850
                                                                                      ===========       ===========

11.   PREFERRED STOCK - SERIES A

      At June 30, 1996, the Company had 57,000 shares of Series A Preferred Stock outstanding. Each Series A share was issued with ten attached warrants which allow for the purchase of common stock at $6.00 per share within three years. The stock pays dividends at a 6% rate ($2.40 per share) and is convertible into ten shares of common stock at $4.00 per share.

12.   COMMITMENTS

      The Company leases the majority of its offices and certain equipment under noncancellable operating lease agreements. In addition the Company leases its administrative offices in Waterville, Maine from a company controlled by corporate officers and key people affiliated with the Company. The facility is rented under a noncancelable operating lease expiring in 2003. The lease calls for rent at $3,665 per month, of which a portion is subleased. In addition, the Company rents its Portland, Maine office space for $2,300 per month under a month to month operating lease from an officer of the Company. Future minimum lease payments under these lease agreements are as follows as of June 30, 1996:


           1997                                      $     367,913
           1998                                            329,992
           1999                                            114,459
           2000                                            112,773
           2001                                            115,882
           Thereafter                                      214,740
                                                     -------------

           Total future minimum lease payments       $   1,255,759
                                                     =============



      Total rental expense under noncancellable operating leases approximated $107,000 for 1996 and $67,000 for 1995.

13.   RETIREMENT PLAN

      The Company has 401(k) profit sharing plans (the "Plans") covering employees who meet the participation requirements outlined in the Plans. The Company's contribution aggregated $8,608 and $1,163 for the years ended June 30, 1996 and 1995, respectively. Contributions to the Plans are made based on a matching percentage of employee contributions as designated in the Plans.

14.   REGULATORY REQUIREMENTS

      The Company's title insurance subsidiary, Southern Title Insurance Corp ("Southern"), is subject to certain minimum levels of capital and surplus as required by statutes of the states in which it is authorized to do business. Southern is also subject to regulations under which the payment of certain dividends requires the prior approval of applicable insurance regulatory authorities. At June 30, 1996, Southern exceeded all minimum statutory capital requirements.

      At June 30, 1996, investments and certificates of deposits with a book value of $908,654 were either on deposit with various regulatory authorities or held by Southern in accordance with statutory requirements for the protection of its policyholders.

15.   LIABILITY FOR UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSES

      Activity in the liability for unpaid known claims and claim adjustment expense is summarized as follows:



           Acquired balance at June 7, 1996                        $   971,832
               Less reinsurance recoverables                            20,205
                                                                   -----------

           Net acquired balance at June 7, 1996                        951,627
           Incurred related to:
               Current year                                             13,585
               Prior years                                                   -
                                                                   -----------

           Total incurred                                               13,585
                                                                   -----------
           Paid net of recoveries related to:
               Current year                                              3,320
               Prior years                                              37,343
                                                                   -----------

           Total paid                                                   40,663
                                                                   -----------

           Net balance at June 30, 1996                                924,549
               Plus reinsurance recoverables                            20,205
                                                                   -----------

           Balance at June 30, 1996                                $   944,754
                                                                   ===========


      As a result of changes in estimates of insured events in prior years, the provision for claims and claim adjustment expense decreased by $22,222 in 1996.

      State insurance regulations require an insurer to obtain reinsurance to limit the primary insurer's coverage. The Company has elected reinsurance limits lower than the State requirements. Although the ceding of insurance does not discharge an insurer from its primary liability to an insured, the reinsuring company assumes the related liability and, accordingly, the ceding company's liabilities do not include amounts for reinsured exposure. Reinsurance expected to be recovered on claims filed was $20,205 as of June 30, 1996 .

16.   DISCLOSURES CONCERNING THE FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined based on available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      Cash and Short-Term Investments - The nature of these instruments and their relatively short maturities provides for the reporting of fair value equal to the historical cost.

      Accounts and Accounts Payable - The nature of these instruments and their relatively short maturities provides for the reporting of fair value equal to the historical cost.

      Investment Securities - The fair value of investment securities is based on quoted market prices. The fair value of the Company's investment securities is disclosed in Note 3 of these financial statements.

      Venture Capital Investments - The fair values of some of the venture capital investments are estimated primarily on the most recent rounds of financing and securities transactions and to a lesser extent, on other pertinent information, including financial condition and operations. For other investments for which there are no quoted market prices, a reasonable estimate of fair value could not be made without incurring excessive costs. The investments are carried at the lower of cost or estimated net realizable value.

      Real Estate and Other Investments - The carrying amount is a reasonable estimate of the fair value.

      Notes Receivable - The fair value of the Company's notes receivable is estimated based on the current rates offered for similar issuances.

      Convertible Notes Payable and Other Borrowings - The fair value of the Company's convertible notes payable and other borrowings is estimated based on the current rates available to the Company for debt of similar terms and remaining maturities. At June 30, 1996, fair value approximates carrying value.

      The estimated fair values of the Company's financial instruments are as follows:



                                                                            1996
                                                                Carrying             Fair
                                                                 Amount              Value


           Venture Capital investments for which it is:
               Practicable to estimate fair value            $   1,850,676      $   2,360,675
               Not practicable                                     235,411                  -
           Notes receivable                                        429,678            392,420
                                                             -------------      -------------

                                                             $   2,515,765      $   2,753,095
                                                             =============      =============


                                                                  Appendix D




                            SOUTHERN CAPITAL CORP.
                            AND SUBSIDIARY

                           Consolidated Financial Statements for the
                           Years Ended December 31, 1995 and 1994
                           and Independent Auditors' Report

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

TABLE OF CONTENTS
-----------------------------------------------------------------------------
                                                                        Page

INDEPENDENT AUDITORS' REPORT                                              1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
     DECEMBER 31, 1995 AND 1994:

     Consolidated Balance Sheets                                          2

     Consolidated Statements of Income                                    3

     Consolidated Statements of Stockholders' Equity                      4

     Consolidated Statements of Cash Flows                               5-6

     Notes to Consolidated Financial Statements                         7-15

INDEPENDENT AUDITORS' REPORT


To the Directors and Stockholders
Southern Capital Corp.
Richmond, Virginia

We have audited the accompanying consolidated balance sheets of Southern Capital, Corp. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Southern Capital Corp. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Richmond, Virginia
March 1, 1996



SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994




-----------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                           1995               1994

Cash and cash equivalents                                                                $      407,436    $     591,063
                                                                                         --------------    -------------
Investments:
    Interest-bearing time deposits                                                              118,348          104,547
    Investment securities:
       Investments held to maturity (at amortized cost, fair value of
          $2,150,215 and $2,288,694, respectively)                                            2,102,894        2,330,712
       Investments available for sale (at estimated fair value,
          amortized cost of $896,157 and $1,006,036, respectively)                              961,405          918,194
                                                                                         --------------    -------------

                           Total investments                                                  3,182,647        3,353,453
                                                                                         --------------    -------------

Notes and accounts receivable:
    Premiums and fees receivable (net of allowance for
       doubtful accounts of $103,600 in 1995 and 1994)                                          784,610          761,761
    Notes receivable                                                                                  -            7,176
    Accounts receivable reinsurer                                                                37,547           37,547
    Refundable income taxes                                                                     308,734          243,850
    Other receivables                                                                           162,396          201,559
                                                                                         --------------    -------------

                           Total notes and accounts receivable                                1,293,287        1,251,893
                                                                                         --------------    -------------

Accrued interest receivable                                                                      45,424           48,058
Title plant                                                                                      42,534                -
Property and equipment, net                                                                     541,724          405,562
Deferred income tax asset                                                                       442,196          439,186
Other real estate owned                                                                         158,781          158,781
Other assets                                                                                     78,929          140,458
                                                                                         --------------    -------------

TOTAL ASSETS                                                                             $    6,192,958    $   6,388,454
                                                                                         ==============    =============


See notes to consolidated financial statements.




---------------------------------------------------------------------------------------------------------------------------------

 LIABILITIES AND STOCKHOLDERS' EQUITY                                                          1995             1994

 LIABILITIES:
     Accounts payable                                                                    $     198,596    $      154,936
     Reserve for policy claims                                                               1,064,105         1,114,779
     Accrued and other liabilities                                                              66,263            56,844
     Deferred income tax liability                                                             741,059           708,052
     Negative goodwill (net of accumulated amortization
         of $1,010,801 in 1995 and $712,374 in 1994)                                         1,973,472         2,271,899
                                                                                         -------------    --------------

                           Total liabilities                                                 4,043,495         4,306,510
                                                                                         -------------    --------------

 STOCKHOLDERS' EQUITY:
     Common stock of $1 par value per share -
         authorized, 5,000 shares;
         issued and outstanding, 100 shares                                                        100               100
     Additional paid-in capital                                                                204,400           204,400
     Retained earnings                                                                       1,901,896         1,932,012
     Net unrealized gain (loss) on investments
         available for sale, net of tax of $(22,181)
         in 1995 and $33,274 in 1994                                                            43,067           (54,568)
                                                                                         -------------    --------------

                           Total stockholders' equity                                        2,149,463         2,081,944
                                                                                         -------------    --------------









 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $   6,192,958    $    6,388,454
                                                                                         =============    ==============



SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1995 AND 1994




---------------------------------------------------------------------------------------------------------------------------------

                                                                                           1995              1994


REVENUES:
    Title insurance premiums                                                         $   6,763,222     $    8,460,596
    Abstract and related income                                                          1,497,045          1,148,063
    Interest and dividend income                                                           238,034            209,815
    Net gain on sale of investments                                                         91,159             32,170
    Loss on sale of foreclosed property                                                          -            (31,432)
    Gain on sale of property and equipment                                                   3,108              5,146
    Amortization of negative goodwill                                                      298,427            298,427
    Other                                                                                  208,887            110,771
                                                                                     -------------     --------------

                           Total revenues                                                9,099,882         10,233,556
                                                                                     -------------     --------------

EXPENSES:
    Commissions to agents                                                                3,145,028          4,244,464
    Salaries and employee benefits                                                       3,641,191          3,466,778
    Provision for policy claims                                                            319,868            201,417
    Office occupancy and operations                                                      1,156,537            920,756
    Taxes and licenses                                                                     432,798            463,034
    Professional fees                                                                      118,571             94,720
    Other                                                                                  553,660            482,603
                                                                                     -------------     --------------

                           Total expenses                                                9,367,653          9,873,772
                                                                                     -------------     --------------

INCOME BEFORE INCOME TAXES                                                                (267,771)           359,784

INCOME TAX BENEFIT                                                                        (237,655)           (56,655)
                                                                                     -------------     --------------

NET INCOME (LOSS)                                                                    $     (30,116)    $      416,439
                                                                                     =============     ==============



See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994





---------------------------------------------------------------------------------------------------------------------------------


                                              Common Stock        Additional                 Net Unrealized
                                            Shares                  Paid-in      Retained    Gain (Loss) on
                                            Issued     Amount       Capital      Earnings      Investments        Total

BALANCE, JANUARY 1, 1994                      100     $  100     $  204,400   $  1,515,573      $  25,557    $  1,745,630

     Net income                                 -          -              -        416,439              -         416,439

     Net unrealized loss on investments
        available for sale                      -          -              -              -        (80,125)        (80,125)
                                            -----     ------     ----------   ------------      ---------    ------------

BALANCE, DECEMBER 31, 1994                    100        100        204,400      1,932,012        (54,568)      2,081,944

     Net loss                                   -          -              -        (30,116)             -         (30,116)

     Net unrealized gain on investments
        available for sale                      -          -              -              -         97,635          97,635
                                            -----     ------     ----------   ------------      ---------    ------------

BALANCE, DECEMBER 31, 1995                    100     $  100     $  204,400   $  1,901,896      $  43,067    $  2,149,463
                                            =====     ======     ==========   ============      =========    ============




See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994




-----------------------------------------------------------------------------------------------------------------------


                                                                                            1995             1994

OPERATING ACTIVITIES:
     Net income (loss)                                                               $      (30,116)    $     416,439
     Adjustments to reconcile net income (loss)
        to net cash used in operating activities:
        Depreciation                                                                         91,390            58,436
        Gain on sale of property and equipment                                               (3,108)           (5,146)
        Gain on sale of investments                                                         (91,159)          (32,170)
        Net amortization of premium on bonds                                                 10,397            10,704
        Amortization of negative goodwill                                                  (298,427)         (298,427)
        Loss on sale of foreclosed property                                                       -            31,432
        Deferred income taxes                                                               (25,461)           97,668
        Change in assets and liabilities:
           Premiums and fees receivable                                                     (22,849)          249,487
           Accounts receivable reinsurer                                                          -            (6,546)
           Refundable income taxes                                                          (64,884)         (112,648)
           Accrued interest receivable                                                        2,634            (7,788)
           Other assets                                                                     100,692          (190,382)
           Accounts payable                                                                  43,660           (48,778)
           Reserve for policy claims                                                        (50,674)         (685,907)
           Other liabilities                                                                  9,419           (40,425)
                                                                                     --------------     -------------

                           Net cash used in operating activities                           (328,486)         (564,051)
                                                                                     --------------     -------------

INVESTING ACTIVITIES:
     Proceeds from sale of investments available for sale                                   386,961           263,359
     Proceeds from maturities of investments held to maturity                               317,226           206,000
     Proceeds from sale of time deposits                                                    158,337           152,813
     Purchase of investments available for sale                                            (186,147)          (84,678)
     Purchase of investments held to maturity                                               (99,578)       (1,152,956)
     Purchase of time deposits                                                             (172,138)         (156,390)
     Payments received on notes receivable                                                    7,176            14,326
     Proceeds from sale of property and equipment                                             3,993             6,017
     Purchase of property and equipment                                                    (228,437)         (276,862)
     Proceeds from sale of foreclosed property                                                    -           280,031
     Purchase of foreclosed property                                                              -          (470,244)
     Purchase of title plant                                                                (42,534)                -
                                                                                     --------------     -------------

                           Net cash provided by (used in) investing activities              144,859        (1,218,584)
                                                                                     --------------     -------------


                                                                                                          (Continued)

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
YEARS ENDED DECEMBER 31, 1995 AND 1994





-----------------------------------------------------------------------------------------------------------------------

                                                                                            1995             1994

FINANCING ACTIVITIES - Principal repayments on borrowings                                         -          (100,000)
                                                                                     --------------     -------------

NET DECREASE IN CASH                                                                       (183,627)       (1,882,635)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                591,063         2,473,698
                                                                                     --------------     -------------


CASH AND CASH EQUIVALENTS, END OF YEAR                                               $      407,436     $     591,063
                                                                                     ==============     =============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for interest expense                                  $            -     $       2,701
     Cash received during the year for income tax refund                             $      147,313     $           -





See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of the significant accounting policies of Southern Capital Corp. and its subsidiary:

      Organization - Southern Capital Corp. (the "Company") was incorporated on June 29, 1992 for the purpose of acquiring Investors Southern Corporation ("Investors Southern"). The Company purchased Investors Southern from the Resolution Trust Corporation (RTC) as of the close of business on August 10, 1992 and commenced operations on August 11, 1992. This transaction has been accounted for using the purchase method of accounting.

      Nature of Operations - The Company issues title insurance policies through branch offices and independent agencies in Mid-Atlantic states of the United States. The Company's business is concentrated in the Commonwealth of Virginia.

      Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Presentation - The consolidated financial statements include the accounts of Southern Capital Corp. and its subsidiary, Investors Southern Corporation. Southern Title Insurance Corporation ("Southern"), Southern Title Agency Corporation (formerly Commonwealth Title Corporation), Southern Abstractors Corporation and Glasgow Enterprises, Inc. are wholly owned subsidiaries of Investors Southern. Southern Title Services Corporation is a wholly owned subsidiary of Southern. Glasgow Enterprises, Inc., maintains ownership percentages in the following companies, Southern Title Agency L.C. (formerly University Title L.C.), 100%; Southern Title of Ohio, Inc., 75%; Southern Title of the Peninsula, Inc., 70%; Southern Title of Chesapeake, Inc., 70%; Southern Title of North Carolina, L.L.C., 50%; Virginia First Title and Escrow, L.L.C., 50%; Attorneys' Title Insurance Company, L.L.C., 50%. For financial reporting purposes, the assets, liabilities, results of operations and cash flows, of the subsidiaries of Glasgow Enterprises, Inc., are included in the Company's consolidated financial statements since the date of acquisition. The outside investors' interest is reflected as minority interest in the Company's financial statements to the extent the investor's investment exceeds accumulated losses. All significant intercompany accounts and transactions have been eliminated.

      Investment Securities - The Company classifies its investments in debt and equity securities with readily determinable fair values as either trading, held to maturity, or available for sale. The Company does not have any securities classified as trading. Securities classified as held to maturity are accounted for at amortized cost, and require the Company to have both the positive intent and ability to hold those securities to maturity. All other securities are classified as available for sale and are carried at fair value with unrealized gains and losses included in stockholders' equity on an after tax basis. Realized gains or losses on the sale of investments are recognized at the time of sale using the amortized cost of the specific security sold.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to expense over the estimated useful lives of the assets and is computed using the straight-line method for financial reporting purposes. Depreciation for tax purposes is computed based upon accelerated methods. The costs of major renewals or improvements are capitalized while the costs of ordinary maintenance and repairs are charged to expense as incurred.

      Other Real Estate Owned - Assets acquired in settlement of claims are carried at estimated realizable value. Adjustments to reported estimated realizable values and realized gains and losses on dispositions are recorded as increases or decreases in income.

      Revenue Recognition - Title insurance premiums are recognized as income when policies are issued or liabilities are incurred under title commitments, whichever occurs first. An allowance for credits is provided for unearned premiums.

      Reserve for Policy Claims - Liabilities for reported claims are based on management's estimate of the ultimate loss. Reserves for losses incurred but not reported (IBNR) are estimated based on the use of actuarial methods. Such liabilities are reviewed and updated by management, and any adjustments resulting therefrom are reflected in income currently. Actual results could differ from these estimates.

      Reinsurance - In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Reinsurance is charged against title insurance premiums for financial reporting purposes.

      Escrow and Trust Deposits - As a service to its customers, the Company administers escrow and trust deposits representing undisbursed amounts received for settlements of mortgage loans and indemnities against specific title risks. These funds are not considered assets of the Company and therefore are excluded from the accompanying consolidated balance sheet.

      Income Taxes - The Company uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The taxable or deductible amounts are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      Negative Goodwill - Negative goodwill resulted from the purchase of Investors Southern in 1992. Negative goodwill is being amortized on a straight-line basis over 10 years.

      Statement of Cash Flows - The statement of cash flows is presented using the indirect method which reconciles net income to net cash flows from operating activities. The Company's definition of cash and cash equivalents includes short-term, highly-liquid investments with maturities of three months or less at date of purchase.

2.    INVESTMENTS






      Investments as of December 31, 1995 and 1994 consist of:
                                                                                    1995

                                                                            Gross            Gross         Estimated
                                                           Amortized     Unrealized       Unrealized         Fair
                                                             Cost           Gains           Losses           Value

         HELD TO MATURITY:
               Bonds and Notes:
                  U.S. Government and
                      government agencies
                      and authorities                  $      299,684    $       660     $        -     $     300,344
                  Political subdivisions of states          1,187,014         31,619             15         1,218,618
                  Public utilities                            616,196         15,057              -           631,253
                                                       --------------    -----------     ----------     -------------

                                                            2,102,894         47,336             15         2,150,215
                                                       --------------    -----------     ----------     -------------

           AVAILABLE FOR SALE:
               Common stocks:
                  Industrials and utilities                   203,775         10,807          3,498           211,084
                  Financial institutions                      200,671         40,291          7,904           233,058
                  Communication                               100,000              -              -           100,000
               Preferred stocks:
                  Industrials and utilities                   348,827         32,232          1,108           379,951
                  Financial institutions                       42,884              -          5,572            37,312
                                                       --------------    -----------     ----------     -------------

                                                              896,157         83,330         18,082           961,405
                                                       --------------    -----------     ----------     -------------


           Total Investments                           $    2,999,051    $   130,666     $   18,097     $   3,111,620
                                                       ==============    ===========     ==========     =============







                                                                                    1994

                                                                            Gross            Gross         Estimated
                                                           Amortized     Unrealized       Unrealized         Fair
                                                             Cost           Gains           Losses           Value

           HELD TO MATURITY:
               Bonds and Notes:
                  U.S. Government and
                      government agencies
                      and authorities                  $      299,936    $        -     $    11,668     $     288,268
                  Political subdivisions of states          1,293,857           869          20,829         1,273,897
                  Public utilities                            736,919           653          11,043           726,529
                                                       --------------    ----------     -----------     -------------

                                                            2,330,712         1,522          43,540         2,288,694
                                                       --------------    ----------     -----------     -------------

           AVAILABLE FOR SALE:
               Common stocks:
                  Industrials and utilities                   332,269        18,459          44,222           306,506
                  Financial institutions                      227,904         1,354          35,696           193,562
               Preferred stocks:
                  Industrials and utilities                   402,979             -          23,853           379,126
                  Financial institutions                       42,884             -           3,884            39,000
                                                       --------------    ----------     -----------     -------------

                                                            1,006,036        19,813         107,655           918,194
                                                       --------------    ----------     -----------     -------------

           Total Investments                           $    3,336,748    $   21,335     $   151,195     $   3,206,888
                                                       ==============    ==========     ===========     =============




      Proceeds from sales of investments available for sale were $386,961 and $263,359 in 1995 and 1994, respectively. Gross gains of $130,237 and $31,736 were realized on sales in 1995 and 1994, respectively. Gross losses of $39,304 were realized in 1995. No losses were realized in 1994.

      The contractual maturities of bonds and notes as of December 31, 1995 are as follows:


                                                                   Estimated
                                                Amortized            Fair
                                                  Cost               Value

 Due in one year or less                     $     435,726      $      436,415
 Due after one year through five years             978,794             995,688
 Due after five years through ten years            688,374             718,112
                                             -------------      --------------
                                             $   2,102,894      $    2,150,215
                                             =============      ==============

3.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1995 and 1994 are summarized as follows:





                                                                       1995             1994

           Furniture, fixtures and equipment                       $   584,228       $   357,716
           Leasehold improvements                                      117,753           117,753
           Automobiles                                                       -             1,483
                                                                   -----------       -----------

                                                                       701,981           476,952
           Less accumulated depreciation and amortization              160,257            71,390
                                                                   -----------       -----------

                                                                   $   541,724       $   405,562
                                                                   ===========       ===========



      Depreciation and amortization charged to operations was $91,390 and $58,436 for the years ended December 31, 1995 and 1994, respectively.


4.    REGULATORY REQUIREMENTS

      Southern is subject to certain minimum levels of capital and surplus as required by statutes of the states in which it is authorized to do business. Southern is also subject to regulations under which the payment of certain dividends requires the prior approval of applicable insurance regulatory authorities. At December 31, 1995, Southern exceeded all minimum statutory capital requirements.

      At December 31, 1995, investments and certificates of deposits with a book value of $908,654 were either on deposit with various regulatory authorities or held by Southern in accordance with statutory requirements for the protection of its policyholders.


5.    RETIREMENT PLAN

      The Company has a 401(k) profit sharing plan (the "Plan") covering employees who meet the participation requirements outlined in the Plan. The Company's contribution aggregated $24,007 and $28,275 for the years ended December 31, 1995 and 1994, respectively. Contributions to the Plan are made based on a matching percentage of employee contributions as designated in the Plan.

6.    LIABILITY FOR UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSES

      Activity in the liability for unpaid known claims and claim adjustment expense is summarized as follows:





                                                                                        1995              1994

           Balance at January 1                                                     $   1,114,779    $    1,800,686

               Less reinsurance recoverables                                               37,547            31,001
                                                                                    -------------    --------------

           Net balance at January 1                                                     1,077,232         1,769,685
                                                                                    -------------    --------------

           Incurred related to:
               Current year                                                               107,816            50,140
               Prior years                                                                212,052           151,277
                                                                                    -------------    --------------

           Total incurred                                                                 319,868           201,417
                                                                                    -------------    --------------

           Paid related to:
               Current year                                                                62,240           188,281
               Prior years                                                                308,302           705,589
                                                                                    -------------    --------------

           Total paid                                                                     370,542           893,870
                                                                                    -------------    --------------

           Net balance at December 31                                                   1,026,558         1,077,232

               Plus reinsurance recoverables                                               37,547            37,547
                                                                                    -------------    --------------

           Balance at December 31                                                   $   1,064,105    $    1,114,779
                                                                                    =============    ==============



      As a result of changes in estimates of insured events in prior years, the provision for claims and claim adjustment expenses (net of reinsurance recoveries of $6,546 in 1994) increased by $118,451 and decreased by $556,166 in 1995 and 1994, respectively.

      State insurance regulations require an insurer to obtain reinsurance to limit the primary insurer's coverage. The Company has elected reinsurance limits lower than the State requirements. Although the ceding of insurance does not discharge an insurer from its primary liability to an insured, the reinsuring company assumes the related liability and, accordingly, the ceding company's liabilities do not include amounts for reinsured exposures. Premiums earned in 1995 and 1994 exclude $162,841 and $141,385, respectively, of charges for reinsurance ceded to reinsurance companies. Reinsurance expected to be recovered on claims filed was $37,547 as of December 31, 1995 and 1994.

7.    INCOME TAXES

      Deferred tax assets recognized of $442,196 and $439,186 at December 31, 1995 and 1994, respectively, in the financial statements relate primarily to temporary differences in the book basis and tax basis of depreciable assets and from claims incurred but not reported calculations. Deferred tax liabilities of $741,059 and $708,052, respectively, related primarily to temporary differences in the premium reserve calculation.

      At December 31, 1995 and 1994, the Company had capital loss carryovers for income tax purposes of $254,124 and $345,283, respectively. For financial reporting purposes, a valuation allowance of $188,876 and $345,283, respectively, has been recognized to offset the deferred tax asset related to these items.

      At December 31, 1995, the Company had a net operating loss carryforward of $180,313.

      The components of the benefit for federal and state income taxes are as follows:


                                                  1995             1994

           Current:
               Federal                       $   (212,194)      $   (95,765)
               State                                    -           (58,558)

           Deferred:
               Federal                            (25,461)          124,134
               State                                    -           (26,466)
                                             ------------       -----------

           Total income tax benefit          $   (237,655)      $   (56,655)
                                             ============       ===========

      The following is a reconciliation of the expected tax expense with the reported expense for the years ended December 31, 1995 and 1994:




                                                                 1995                                1994

                                                                       Percent of                         Percent of
                                                                         Pre-Tax                            Pre-Tax
                                                          Amount         Income              Amount         Income



           Expected tax expense (benefit)            $    (91,216)       (34.0)%          $   122,327        34.0%

           State income tax, net of
               Federal tax benefit                              -          -                  (56,116)      (15.6)
           Tax exempt income                              (34,649)       (12.9)               (42,460)      (11.8)
           Utilization of capital loss
               carryforwards                                    -          -                   19,808         5.5
           Depreciable assets                                   -          -                  (25,472)       (7.1)
           Amortization of negative
               goodwill                                  (101,465)       (37.8)               (99,486)      (27.7)
           Other                                          (10,325)        (3.9)                24,744         6.9
                                                     ------------       ------            -----------      ------

           Total                                     $   (237,655)       (88.6)%          $   (56,655)      (15.8)%
                                                     ============       ======            ===========      ======



8.    COMMITMENTS

      The Company leases the majority of its offices and certain equipment under noncancellable operating lease agreements. Future minimum lease payments under these lease agreements are as follows as of December 31, 1995:


           1996                                                     $   338,787
           1997                                                         256,644
           1998                                                         205,515
           1999                                                           4,200
                                                                    -----------

           Total future minimum lease payments                      $   805,146
                                                                    ===========



      Total rental expense under noncancellable operating leases was $395,916 and $238,458 in 1995 and 1994, respectively.

9.    DISCLOSURES CONCERNING THE FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company based on available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      Cash and short-term investments. The nature of these instruments and their relatively short maturities provides for the reporting of fair value equal to the historical cost.

      Accounts, notes receivable and accounts payable. The nature of these instruments and their relatively short maturities provides for the reporting of fair value equal to the historical cost.

      Investment securities. The fair value of investment securities is based on quoted market prices. The fair value of the Company's investment securities is disclosed in Note 2 of these financial statements.



                                  * * * * * *

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
JUNE 30, 1996 (Unaudited)
(amounts in thousands)





--------------------------------------------------------------------------------------------



ASSETS

Cash and cash equivalents                                                        $      982
                                                                                  ----------
Investments:
    Interest-bearing time deposits                                                       63
    Investment securities:
       Investments held to maturity (at amortized cost, fair value of
          $1,994)                                                                     1,979
       Investments available for sale (at estimated fair value,
          amortized cost of $511)                                                       865
                                                                                 ----------
                           Total investments                                          2,907

Notes and accounts receivable:
    Premiums and fees receivable (net of allowance for
       doubtful accounts of $1)                                                         953
    Notes receivable                                                                      3
    Accounts receivable reinsurer                                                        20
    Refundable income taxes                                                             192
    Other receivables                                                                     6
                                                                                 ----------
                           Total notes and accounts receivable                        1,174

Accrued interest receivable                                                              61
Title plant                                                                           3,544
Property and equipment, net                                                             984
Excess of cost over fair value of net assets acquired, net                             8,55
Deferred income tax asset                                                               442
Other real estate owned                                                                 386
Other assets                                                                            166
                                                                                 ----------
TOTAL ASSETS                                                                     $   11,501
                                                                                 ==========


See notes to consolidated financial statements.

----------------------------------------------------------------------



LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
    Borrowed funds                                            $      682
    Accounts payable                                                  99
    Capitalized lease payable                                        158
    Reserve for policy claims                                        945
    Accrued and other liabilities                                     53
    Deferred income tax liability                                    655
                                                              ----------

                          Total liabilities                        2,592

STOCKHOLDERS' EQUITY:
    Common stock of $1 par value per share -
        authorized, 5,000 shares;
        issued and outstanding, 100 shares                             -
    Additional paid-in capital                                     7,129
    Retained earnings                                              1,788
    Net unrealized gain (loss) on investments
        available for sale                                            (8)

                          Total stockholders' equity               8,909



TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $   11,501
                                                              ==========

SOUTHERN CAPITAL CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
(amounts in thousands)



----------------------------------------------------------------------------------------------------------------------


                                                                   1996          1995


REVENUES:
    Title insurance premiums                                     $   3,350     $   3,037
    Abstract and related income                                      1,077           533
    Interest and dividend income                                       117           112
    Net gain on sale of investments                                     88            47
    Gain on sale of property and equipment                              19             -
    Amortization of negative goodwill                                  124           149
    Other                                                                8            63
                                                                 ---------     ---------

                           Total revenues                            4,783         3,941
                                                                 ---------     ---------

EXPENSES:
    Commissions to agents                                            1,323         1,419
    Commissions to underwriters                                         38            59
    Salaries and employee benefits                                   2,237         1,626
    Provision for policy claims                                         34           145
    Office occupancy and operations                                    678           486
    Taxes and licenses                                                 255           187
    Professional fees                                                   83            40
    Other                                                              270           195
                                                                 ---------     ---------

                           Total expenses                            4,918         4,157
                                                                 ---------     ---------

INCOME (LOSS) BEFORE INCOME TAXES                                     (135)         (216)

INCOME TAX BENEFIT                                                     (22)          (97)
                                                                 ----------   -----------

NET INCOME (LOSS)                                                $    (113)    $    (119)
                                                                 =========     =========


See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
(amounts in thousands)



------------------------------------------------------------------------------------------------------------------



                                                                                       1996              1995


OPERATING ACTIVITIES:
     Net income (loss)                                                               $ (114)           $   (120)
     Adjustments to reconcile net income (loss)
        to net cash used in operating activities:
        Depreciation                                                                     57                  41
        Gain on sale of property and equipment                                          (19)
        Gain on sale of investments                                                     (88)                (47)
        Net amortization of premium on bonds                                              2                   3
        Amortization of negative goodwill                                              (121)               (149)
        Change in assets and liabilities:
           Premiums and fees receivable                                                 (51)                 50
           Accounts receivable reinsurer                                                 18
           Refundable income taxes                                                      117                 (38)
           Accrued interest receivable                                                  (16)                 (5)
           Other assets                                                                 (87)                (14)
           Accounts payable                                                            (101)                (11)
           Reserve for policy claims                                                   (119)                (26)
           Other liabilities                                                            (13)                (46)

                           Net cash used in operating activities                       (535)               (362)

INVESTING ACTIVITIES:
     Proceeds from sale of investments available for sale                               471                 281
     Proceeds from maturities of investments held to maturity                           360                 102
     Proceeds from sale of time deposits                                                 55                  52
     Purchase of investments available for sale                                                              (1)
     Purchase of investments held to maturity                                          (238)                 99
     Purchase of time deposits                                                                              (53)
     Payments received on notes receivable                                               (3)
     Proceeds from sale of property and equipment                                       158
     Purchase of property and equipment                                                (149)                (97)
     Purchase of foreclosed property                                                   (227)
                           Net cash provided by (used in) investing activities          427                 185


                                                               (Continued)

SOUTHERN CAPITAL CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
(amounts in thousands)



---------------------------------------------------------------------------------------


                                                                                       1996              1995

FINANCING ACTIVITIES - Proceeds from Borrowings                                         696
FINANCING ACTIVITIES - Principal repayments on borrowings                              (13)               0
                                                                                    --------------     ----------
                Net cash provided by (used in financing activities                     683
NET DECREASE IN CASH                                                                   575              (177)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                           407               591
                                                                                    --------------     ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                               $ 982              $414
                                                                                     ==============     =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for interest expense                                  $   11              $  0
     Cash received during the year for income tax refund                             $   79              $  0



See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
------------------------------------------------------------------------


1.    BASIS OF PRESENTATION

      The interim financial information presented herein as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 is unaudited. The financial information reflects all normal recurring adjustments. Accounting policies followed by Southern Capital Corp. (" Southern Capital"), are described in Note 1 to the audited financial statements as of December 31, 1995. The audited financial statements for 1995 should be read in conjunction with these interim financial statements. These interim financial statements reflect the effects of the acquisition by Firstmark Corp. ("Firstmark"), on June 7, 1996 as described in Note 2.

2.    FIRSTMARK ACQUISITION

      As part of the Firstmark merger, the shareholders of Southern Capital received 40,000 shares of Firstmark Series B, cumulative, non-voting preferred stock, par value $.20 per share. The preferred stock is not convertible by the holders, but may be converted by Firstmark into not less than 2,000,000 shares of Firstmark common stock, subject to adjustment if the price of Firstmark stock is less than $4.00 per share at the time of conversion. If not converted by Firstmark sooner, the preferred stock begins accruing dividends after January 1, 1997 and is redeemable at the option of the holders at a price of $200 per share after June 30, 1998.

                                 Firstmark Corp.
               Proxy Solicited on Behalf of The Board of Directors

         The undersigned hereby appoints ______________ and ______________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Special Meeting of Stockholders of Firstmark Corp. (the "Corporation") to be held at One Financial Place, 222 Kennedy Memorial Drive, Waterville, Maine on October __, 1996 at _____ _.m., local time, or any adjournments thereof, for the following purposes:


         1. To approve an amendment to the Company's Articles of Incorporation to increase the amount of authorized Common Stock from 5,000,000 to 30,000,000 Shares (the full text of the amendment is attached to the Proxy Statement as Appendix A).

                  [  ]  FOR        [  ] AGAINST       [  ] ABSTAIN


         2. To approve an amendment to the Company's Articles of Incorporation to opt out of Section 910 of the Maine Business Corporation Act (the full text of the amendment is attached to the Proxy Statement as Appendix B).

                  [  ]  FOR        [  ] AGAINST       [  ] ABSTAIN



         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.



                                     -------------------------------
                                                  Signature



                                     -------------------------------
                                                  Signature

                                         Dated:

                                         (In signing as Attorney, Administrator,
                                         Executor, Guardian or Trustee, please
                                         add your title as such)



                   PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY